                                                           Exhibit 17(c)(i)

                                I V Y   F U N D S

Ivy Fund is a registered open-end investment company consisting of fifteen separate portfolios (the "Funds"). This prospectus relates to the fifteen funds listed below. Investments in the Funds are not deposits of any bank and are not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS                                                        APRIL 17, 2003

IVY CUNDILL GLOBAL VALUE FUND

IVY DEVELOPING MARKETS FUND

IVY EUROPEAN OPPORTUNITIES FUND

IVY GLOBAL FUND

IVY GLOBAL NATURAL RESOURCES FUND

IVY GLOBAL SCIENCE & TECHNOLOGY FUND

IVY INTERNATIONAL FUND

IVY INTERNATIONAL SMALL COMPANIES FUND

IVY INTERNATIONAL VALUE FUND

IVY PACIFIC OPPORTUNITIES FUND

IVY GROWTH FUND

IVY US BLUE CHIP FUND

IVY US EMERGING GROWTH FUND

IVY BOND FUND

IVY MONEY MARKET FUND

                        [IVY FUNDS Embracing the world logo]

BOARD OF TRUSTEES

Jarold W. Boettcher
James D. Gressett
Joseph Harroz, Jr.
Henry J. Herrmann
Glendon E. Johnson, Jr.
Eleanor B. Schwartz
Michael G. Smith
Edward M. Tighe
Keith A. Tucker

OFFICERS

Keith A. Tucker, Chairman of the Board
Henry J. Herrmann, President
Kristen Richards, Secretary & Vice President

LEGAL COUNSEL

Bell, Boyd & Lloyd LLC
Chicago, Illinois

CUSTODIAN

UMB Bank, n.a.
Kansas City, Missouri

TRANSFER AGENT

PFPC Inc.
4400 Computer Drive
Westborough, MA 01581

AUDITORS

Deloitte & Touche LLP
Kansas City, Missouri

DISTRIBUTOR

Ivy Funds Distributor, Inc.
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217
800-456-5111

INVESTMENT MANAGER

Waddell & Reed Ivy Investment Company
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL

TABLE OF
CONTENTS

WORLDWIDE FUNDS

DOMESTIC FUNDS

FIXED INCOME FUNDS

IVY CUNDILL GLOBAL VALUE FUND

INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth. Any income realized will be incidental.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests primarily in equity securities (including common stock, preferred stock and securities convertible into common stock) throughout the world, including emerging market countries, that the Fund's management team believes are trading below their estimated "intrinsic value." "Intrinsic value"
is the perceived realizable market value, determined through the management team's analysis of the companies' financial statements (and includes factors such as earnings, cash flows, dividends, business prospects, management capabilities and other catalysts for potentially increasing shareholder value).

To control its exposure to certain risks, the Fund might use certain derivative investment techniques (such as foreign currency exchange transactions and forward foreign currency contracts).

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences; and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies.

ILLIQUID SECURITY RISK - The Fund may not be able to readily dispose of illiquid securities promptly at an

acceptable price.

DERIVATIVES RISK - The Fund may, but is not required to, use a range of derivative investment techniques to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity or fixed- income market movements). The use of these derivative investment techniques involves a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the judgement of the Fund's manager as to the certain market movements is incorrect, the risk of losses that are greater than if the derivative technique(s) had not been used.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long-term growth potential, but who can accept significant fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURN FOR ADVISOR
CLASS SHARES(**)
for the year ending December 31

                                    [GRAPH]

BEST QUARTER                   6.28%
                    1st Quarter, 2002
WORST QUARTER                 -11.17%
                    3rd Quarter, 2002

(**)     Any applicable account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the Fund's other classes of shares during these periods were different from those of
         Advisor Class because of variations in their respective expense structures.

-------------------
(*)      You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

AVERAGE ANNUAL TOTAL RETURNS(1)

For the periods ending December 31, 2002

                                                                                    MSCI
                                                                Advisor           World
                       Class A(2)  Class B(2)    Class C(2)     Class(2)        Index(2)(*)
                       ----------  ---------     ----------     --------        -----------
1 Year

Return before taxes     -17.22%     -16.99%       -13.75%       -11.86%            -19.89%
Return after taxes
on distributions                                                -12.18%
Return after taxes
on distributions
and sale of Fund shares                                          -7.17%(3)

Since Inception

Return before taxes      -14.70%     -8.28%        -7.57%        -3.72%            -17.52%
Return after taxes
on distributions                                                 -4.81%
Return after taxes
on distributions
and sale of Fund shares                                          -3.18%(3)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect. Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Advisor Class shares and after-tax returns for other classes will vary.

(*)      Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Advisor Class shares was April 17,
         2000. The Fund has no outstanding Class I shares. Class I shares were closed to further investment effective February 18, 2003. Class A, B and C shares commenced operations on September 4, 2001, September 26,
         2001 and October 19, 2001, respectively. Index performance is calculated from April 30, 2000. The MSCI World Index is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance. As of April 2002 the MSCI
         World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France,
         Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New
         Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the
         United Kingdom and the United States.

(3)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES
fees paid directly from your investment

                                        CLASS A    CLASS B     CLASS C      ADVISOR
                                        -------    -------     -------      -------

    Maximum sales charge (load)
    imposed on purchases
    (as a % of offering price)             5.75%     NONE        NONE        NONE

    Maximum deferred sales
    charge (load) (as a % of
    purchase price)                       NONE(1)    5.00%       1.00%       NONE

    Redemption fee/exchange fee
    (as a % of amount redeemed,
    if applicable)(2)                      2.00%     NONE        NONE        2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets(3)

                              CLASS A    CLASS B    CLASS C    ADVISOR
                              -------    -------    -------    -------

Management fees                1.00%      1.00%      1.00%      1.00%

Distribution and/or
service (12b-1) fees           0.25%      1.00%      1.00%      NONE

Other expenses                 3.72%      3.72%      3.72%      3.72%

Total annual Fund
operating expenses             4.97%      5.72%      5.72%      4.72%

Expenses reimbursed(4)         2.22%      2.22%      2.22%      2.22%

Net Fund
operating expenses             2.75%      3.50%      3.50%      2.50%

(1)      A contingent deferred sales charge ("CDSC") of 1.00% may apply to Class
         A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A.

(4)      The Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the
         Fund's Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund's average net assets (excluding
         12b-1 fees and certain other expenses).

                                 (no redemption)           (no redemption)

YEAR     CLASS A      CLASS B        CLASS B       CLASS C     CLASS C     ADVISOR

1st       $  837      $  853         $  353         $  453      $  353      $  253
3rd        1,379       1,374          1,074          1,074       1,074         779
5th        1,946       2,017          1,817          1,817       1,817       1,331
10th       3,730       3,922(1)       3,922(1)       4,030       4,030       3,086

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your oinvestment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower,  based on these assumptions, your costs would be as follows:

IVY DEVELOPING MARKETS FUND

On January 21, 2003, the Board of Trustees of the Fund approved a proposal to reorganize the Fund into Ivy Pacific Opportunities Fund (Acquiring Fund), subject to shareholder approval and the satisfaction of certain other conditions. If shareholders of the Fund approve the proposal, all of the assets of the Fund will be transferred to the corresponding Acquiring Fund, and shareholders of the Fund will receive shares of the corresponding Acquiring Fund in exchange for their shares. Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early June,
2003. If approved at the special meeting, the reorganization is proposed to take place in late June, 2003. Shareholders of the Fund will be mailed more detailed information relating to the proposal in April, 2003.

INVESTMENT OBJECTIVE

The Fund's principal investment objective is long-term growth. Consideration of current income is secondary to this principal objective.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities (including common stock, preferred stock and securities convertible into common stock) of companies that are located in, or are expected to profit from, countries whose markets are generally viewed as "developing" or "emerging" by the World Bank and the International Finance Corporation, or classified as "emerging" by the United
Nations.

For these purposes, a company "located in" or "expected to profit" from emerging market countries is one:

-        whose securities are principally trading in one or more emerging market countries,

-        that derives at least 50% of its total revenue from goods, sales or services in one or more emerging market countries, or

-        that is organized under the laws of (and has a principal office in) an emerging market country.

The Fund may invest more than 25% of its total assets in a single country, but usually will hold securities from at least three emerging market countries in its portfolio.

The Fund's manager uses an investment approach that focuses on analyzing a company's financial statements and taking advantage of over-valued or undervalued markets. Some of the Fund's investments may produce income (such as dividends), although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET

RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences;
and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies. Since the Fund normally invests a substantial portion of its assets in these countries, it is exposed to the following additional risks:
securities that are even less liquid and more volatile than those in more developed foreign countries; unusually long settlement delays; less stable governments that are susceptible to sudden adverse actions (such as nationalization of businesses, restrictions on foreign ownership or prohibitions against repatriation of assets); abrupt changes in exchange rate regime or monetary policy; unusually large currency fluctuations and currency conversion costs; and high national debt levels (which may impede an issuer's payment of principal and/or interest on external debt).

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long-term growth potential in the developing nations sector, but who can accept potentially dramatic fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

         [GRAPH]

 BEST QUARTER                    35.74%
                     2nd Quarter, 1999
 WORST QUARTER                  -27.28%
                     4th Quarter, 1997

(**)     Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

---------
(*)      You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

AVERAGE ANNUAL TOTAL RETURNS(1)

For the periods ending December 31, 2002

                                                                                MSCI
                                                                              EMERGING
                                                                   ADVISOR   MARKETS FREE
                         CLASS A(2)     CLASS B(2)   CLASS C(3)    CLASS(4)   INDEX(2)(*)
                         ----------     ----------   ----------    --------  ------------

1 Year

Return before taxes       -17.32%         -17.32%      -13.93%      -11.96%      -6.00%

Return after taxes
on distributions          -17.49%

Return after taxes
on distributions and
sale of Fund shares       -10.56%(5)

5 Years

Return before taxes       -4.86%          -5.01%       -4.60%       N/A          -4.58%

Return after taxes
on distributions          -4.98%

Return after taxes
on distributions and
sale of Fund shares       -3.81%(5)

Since Inception

Return before taxes       -6.40%          -6.53%       -7.87%       -5.66%       -5.82%

Return after taxes
on distributions          -6.78%

Return after taxes
on distributions and
sale of Fund shares       -4.86%(5)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)      Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A and Class B shares was
         November 1, 1994. Index performance is calculated from October 31,
         1994. The MSCI Emerging Markets Free Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. As of April 2002 the Index consisted of the following 26 emerging market country indices:
         Argentina, Brazil, Chile, China, Columbia, Czech Republic, Egypt,
         Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico,
         Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa,
         Taiwan, Thailand, Turkey and Venezuela.

(3)      The inception date for the Fund's Class C shares was April 30, 1996.

(4)      The inception date for Advisor Class shares was April 30, 1998.

(5)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                 Class A       Class B       Class C       Advisor
                                 -------       -------       -------       -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)         5.75%         NONE          NONE          NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                    NONE(1)       5.00%         1.00%         NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                  2.00%         2.00%         2.00%         2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets(3)

                              CLASS A   CLASS B    CLASS C     ADVISOR
                              -------   -------    -------     -------

Management fees                1.00%      1.00%      1.00%      1.00%

Distribution and/or
service (12b-1) fees           0.25%      1.00%      1.00%      NONE

Other expenses                 3.39%      3.39%      3.39%      3.39%

Total annual Fund
operating expenses             4.64%      5.39%      5.39%      4.39%

Expenses reimbursed(4)         1.89%      1.89%      1.89%      1.89%

Net Fund
operating expenses             2.75%      3.50%      3.50%      2.50%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Following an exchange into the Fund, shares redeemed (or exchanged) within 30 days of purchase are subject to a 2.00% redemption fee. This fee also applies to Class A shares purchased without a sales charge.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A.

(4)      The Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the
         Fund's Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund's average net assets (excluding
         12b-1 fees and certain other expenses).

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower,  based on these assumptions, your costs would be as follows:

                                        (no redemption)             (no redemption)

YEAR        CLASS A       CLASS B          CLASS B         CLASS C       CLASS C       ADVISOR
----        -------       -------          -------         -------       -------       -------

1st         $  837        $  853           $  353           $  453        $  353        $  253
3rd          1,379         1,374            1,074            1,074         1,074           779
5th          1,946         2,017            1,817            1,817         1,817         1,331
10th         3,693         3,912(1)         3,912(1)         3,988         3,988         3,064

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased. 4

IVY EUROPEAN OPPORTUNITIES FUND

INVESTMENT OBJECTIVE

The Fund's investment objective is long-term capital growth by investing in the securities markets of Europe.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities (including common stock, preferred stock and securities convertible into common stock) of European companies, which may include:

-        large European companies, or European companies of any size that provide special investment opportunities (such as privatized companies, those providing exceptional value, or those engaged in initial public offerings);

-        small-capitalization companies in the more developed markets of Europe;
         and

-        companies operating in Europe's emerging markets.

The Fund may also invest in European debt securities,  up to 20% of which may be low-rated (commonly referred to as "high yield" or "junk" bonds). These securities typically are rated Ba or below by Moody's or BB or below by S&P (or are judged by the Fund's manager to be of comparable quality).

The Fund's manager uses a "bottom-up" investment approach, focusing on prospects for long-term earnings growth.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET RISK: Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences; and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies.

SMALL AND MEDIUM SIZED COMPANY RISK - Securities of smaller companies may be subject to more abrupt or erratic market movements than the securities of larger, more established companies, since smaller companies tend to be more thinly traded and because they are subject to greater business risk. Transaction costs of smaller-company stocks may also be higher than those of larger companies.

IPO RISK - Securities issued through an initial public offering (IPO) can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories. The Fund may engage in short term trading in connection with its IPO investments, which could produce higher trading costs and adverse tax consequences. The number of securities issued in an IPO is also limited, so it is likely that IPO securities will represent a smaller component of the Fund's portfolio as the Fund's assets increase (and thus have a more limited effect on the Fund's performance).

INTEREST RATE AND MATURITY RISK - The Fund's debt security investments are susceptible to decline in a rising interest rate environment. The risk is more acute for debt securities with longer maturities.

CREDIT RISK - The market value of debt securities also tends to vary according to the relative financial condition of the issuer. Certain of the Fund's debt security holdings may be considered below investment grade (commonly referred to as "high yield" or "junk" bonds). Low-rated debt securities are considered speculative and could weaken the Fund's returns if the issuer defaults on its payment obligations.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long- term growth potential, but who can accept moderate fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

------------
(*) You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

         [GRAPH]

          BEST QUARTER                59.30%
                           4th Quarter, 1999
          WORST QUARTER              -21.29%
                           3rd Quarter, 2002

(**)     Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

AVERAGE ANNUAL TOTAL RETURNS(1)

For the periods ending December 31, 2002

                                                                                 ADVISOR            MSCI
                          CLASS A(2)    CLASS B(3)    CLASS C(4)   CLASS I(5)    CLASS(6)       EUROPE(SM)(2)(*)
                          ----------    ----------    ----------   ----------    --------       ----------------

1 Year

Return before taxes         -8.86%         -9.28%        -5.44%      -3.34%       -3.33%            -18.38%

Return after taxes on
distributions               -8.86%

Return after taxes on
distributions and sale
of Fund shares              -5.44%(7)

Since Inception Return
before taxes                26.80%         27.23%         5.50%     -19.93%         29.21%           -9.67%

Return after taxes on
distributions               19.44%

Return after taxes on
distributions and sale
of Fund shares              19.66%

After-tax returns are intended to show the impact federal income taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.  Your after-tax returns depend on your own tax situation and may differ from those shown.

After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account),  or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)      Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A shares was May 4, 1999
         (performance is calculated based on the date the Fund first became available for sale to the public, May 5, 1999.) Index performance is calculated from April 30, 1999. The MSCI Europe Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe. As of September 2002, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany,
         Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain,
         Sweden, Switzerland and the United Kingdom.

(3)      The inception date for the Fund's Class B shares was May 24, 1999.

(4)      The inception date for the Fund's Class C shares was October 24, 1999.

(5)      The inception date for the Fund's Class I shares was March 16, 2000.
         Class I shares were closed to further investment effective February 18,
         2003. (6)The inception date for the Fund's Advisor Class shares was May
         3, 1999. (7)After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                CLASS A   CLASS B   CLASS C    ADVISOR
                                -------   -------   -------    -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)          5.75%   NONE      NONE      NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                  NONE(1)    5.00%     1.00%     NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                   2.00%   NONE      NONE      2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets

                             CLASS A    CLASS B    CLASS C    ADVISOR
                             -------    -------    -------    -------

 Management fees(3)           1.00%      1.00%      1.00%       1.00%

 Distribution and/or
 service (12b-1) fees         0.25%      1.00%      1.00%       NONE

 Other expenses               0.90%      0.92%      0.92%       0.81%

 Total annual Fund
 operating expenses           2.15%      2.92%      2.92%       1.81%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

(3)      Management fees are reduced to 0.85% for net assets over $250 million, and reduced to 0.75% on net assets over $500 million.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as follows:

                           (no redemption)      (no redemption)

YEAR   CLASS A    CLASS B      CLASS B     CLASS C   CLASS C   ADVISOR
----   -------    -------      -------     -------   -------   -------

1st     $  781    $  795       $  295       $  395    $  295    $  184
3rd      1,209     1,204          904          904       904       569
5th      1,663     1,738        1,538        1,538     1,538       980
10th     2,915     3,061(1)     3,061(1)     3,242     3,242     2,127

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

IVY GLOBAL FUND

On January 21, 2003, the Board of Trustees of the Funds approved a proposal to reorganize the Fund into W&R International Growth Fund (Acquiring Fund), subject to shareholder approval and the satisfaction of certain other conditions. If shareholders of the Fund approve the proposal, all of the assets of the Fund will be transferred to the corresponding Acquiring Fund, and shareholders of the
Fund will receive shares of the corresponding Acquiring Fund in exchange for their shares. Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early June, 2003. If approved at the special meeting, the reorganization is proposed to take place in late June,
2003. Shareholders of the Fund will be mailed more detailed information relating to the proposal in April, 2003.

INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth. Any income realized will be incidental.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests in the equity securities (including common stock, preferred stock and securities convertible into common stock) of companies in different countries, including the United States.

The Fund might engage in foreign currency exchange transactions and forward foreign currency contracts to control its exposure to certain risks.

The Fund's manager uses an investment approach that focuses on analyzing a company's financial statements and taking advantage of overvalued or undervalued markets. The Fund is expected to have some emerging markets exposure in an attempt to achieve higher returns over the long term.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET

RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulation of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences;
and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies. Since the Fund may invest a substantial portion of its assets in these countries, it may be exposed to the following additional risks:
securities that are even less liquid and more volatile than those in more developed foreign countries; unusually long settlement delays; less stable governments that are susceptible to sudden adverse actions (such as nationalization of businesses, restrictions on foreign ownership or prohibitions against repatriation of assets); abrupt changes in exchange rate regime or monetary policy; unusually large currency fluctuations and currency conversion costs; and high national debt levels (which may impede an issuer's payment of principal and/or interest on external debt).

DERIVATIVES RISK - The Fund may, but is not required to, use a range of derivative investment techniques to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity or fixed- income market movements). The use of these derivative investment techniques involves a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the judgement of the Fund's manager as to the certain market movements is incorrect, the risk of losses that are greater than if the derivative technique(s) had not been used.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long-term growth potential, but who can accept significant fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

-----------------
(*) You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

         [GRAPH]

 BEST QUARTER        24.15%
         4th Quarter, 1998

 WORST QUARTER     -20.47%
         3rd Quarter, 1998

(**)     Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

AVERAGE ANNUAL TOTAL RETURNS(1)

For the periods ending December 31, 2002

                                                                                 MSCI
                                                                  ADVISOR       WORLD
                         CLASS A(2)     CLASS B(3)   CLASS C(4)   CLASS(5)    INDEX(2)(*)
                         ----------     ----------   ----------   --------    -----------

1 Year

Return before taxes       -25.01%        -26.14%      -23.51%      -21.36%       -19.89%

Return after taxes
on distributions          -25.01%

Return after taxes
on distributions and
sale of Fund shares       -15.36%(6)

5 Years

Return before taxes       -6.19%          -6.54%       -6.45%         N/A        -2.11%

Return after taxes
on distributions          -6.92%

Return after taxes
on distributions and
sale of Fund shares       -4.33%(6)

10 Years

Return before taxes       0.66%             N/A            N/A        N/A         6.26%
Return after taxes
on distributions         -0.72%

Return after taxes
on distributions and
sale of Fund shares       -0.74%

After-tax returns are intended to show the impact federal income taxes have on investments in the fund.  The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund.  The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)      Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A shares was April 18, 1991.
         The MSCI World Index is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance. As of April 2002 the MSCI World Index consisted of the following 23 developed market country indices:

         Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany,
         Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand,
         Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United
         Kingdom and the United States.

(3)      The inception date for the Fund's Class B shares was April 1, 1994.

(4)      The inception date for the Fund's Class C shares was April 30, 1996.

(5)      The inception date for the Fund's Advisor Class shares was April 30,
         1998.

(6)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                  CLASS A       CLASS B       CLASS C      ADVISOR
                                  -------       -------       -------      -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)         5.75%         NONE          NONE          NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                    NONE(1)       5.00%         1.00%         NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                  2.00%         NONE          NONE          2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets (3)

                             CLASS A  CLASS B    CLASS C   ADVISOR
                             -------  -------    -------   -------

Management fees(4)            1.00%     1.00%     1.00%     1.00%

Distribution and/or
service (12b-1) fees          0.25%     1.00%     1.00%     NONE

Other expenses                3.13%     3.13%     3.13%     3.13%

Total annual Fund
operating expenses            4.38%     5.13%     5.13%     4.13%

Expenses reimbursed(5)        1.63%     1.63%     1.63%     1.63%

Net Fund
operating expenses            2.75%     3.50%     3.50%     2.50%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A.

(4)      Management fees are reduced to 0.75% for net assets over $500 million.

(5)      The Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the
         Fund's Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund's average net assets. (excluding
         12b-1 fees and certain other expenses).

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower,  based on these assumptions, your costs would be as follows:

                              (no redemption)        (no redemption)

YEAR     CLASS A    CLASS B       CLASS B      CLASS C    CLASS C     ADVISOR
----     -------    -------       -------      -------    -------     -------

1st      $  837     $  853        $  353        $  453     $  353     $  253
3rd       1,379      1,374         1,074         1,074      1,074        779
5th       1,946      2,017         1,817         1,817      1,817      1,331
10th      3,664      3,904(1)      3,904(1)      3,991      3,991      3,046

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

IVY GLOBAL NATURAL RESOURCES FUND

INVESTMENT OBJECTIVE

The Fund seeks long-term growth. Any income realized will be incidental.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities (including common stock, preferred stock and securities convertible into common stock) of companies of any size throughout the world that own, explore or develop natural resources and other basic commodities or supply goods and services to such companies.

For these purposes, "natural resources" generally include:

-        precious metals (such as gold, silver and platinum);

-        ferrous and nonferrous metals (such as iron, aluminum, copper and steel);

-        strategic metals (such as uranium and titanium);

-        fossil fuels and chemicals;

-        forest products and agricultural commodities; and

-        undeveloped real property.

The Fund's manager uses an equity style that focuses on both growth and value.
Companies targeted for investment have strong management and financial positions, adding balance with established low cost, low debt producers and positions that are based on anticipated commodity price trends. The Fund may have some emerging markets exposure in an attempt to achieve higher returns over the long term.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET

RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences;
and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies.

SMALL AND MEDIUM SIZED COMPANY RISK - Many of the companies in which the Fund may invest have relatively small market capitalizations. Securities of smaller companies may be subject to more abrupt or erratic market movements than the securities of larger, more established companies, since smaller companies tend to be more thinly traded and because they are subject to greater business risk.
Transaction costs of smaller-company stocks may also be higher than those of larger companies.

INDUSTRY CONCENTRATION RISK - Since the Fund can invest a significant portion of its assets in securities of companies principally engaged in natural resources activities, the Fund could experience wider fluctuations in value than funds with more diversified portfolios.

NATURAL RESOURCE AND PHYSICAL COMMODITY RISK - Investing in natural resources can be riskier than other types of investment activities because of a range of factors, including price fluctuation caused by real and perceived inflationary trends and political developments; and the cost assumed by natural resource companies in complying with environmental and safety regulations. Investing in physical commodities, such as gold, exposes the Fund to other risk considerations such as potentially severe price fluctuations over short periods of time and storage costs that exceed the custodial and/or brokerage costs associated with the Fund's other portfolio holdings.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long- term growth potential, but who can accept potentially dramatic fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

------------------
(*) You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

         [GRAPH]

        BEST QUARTER                 24.19%
                          4th Quarter, 2001
        WORST QUARTER                -23.28%
                          4th Quarter, 1997

(**)     Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31, 2002

                                                                                MSCI
                                                                               COMMODITY
                                                                    ADVISOR     RELATED
                        CLASS A(2)   CLASS B(2)     CLASS C(2)      CLASS(3)   INDEX(2)(*)
                        ----------   ----------     ----------      --------   -----------

1 Year

Return before taxes      -1.35%        -1.48%           2.46%         4.46%       -5.26%

Return after taxes
on distributions         -1.57%

Return after taxes
on distributions and
sale of Fund shares      -0.74%(4)

5 Years

Return before taxes       4.49%         4.63%           4.63%        N/A           2.26%

Return after taxes
on distributions          4.21%

Return after taxes
on distributions and
sale of Fund shares       3.55%

Since Inception

Return before taxes       4.90%         5.05%           4.87%        15.14%        1.50%

Return after taxes
on distributions          3.54%

Return after taxes
on distributions and
sale of Fund shares       3.42%

After-tax returns are intended to sh ow the impact federal income taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)      Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A, Class B and Class C shares was January 1, 1997. Index performance is calculated from December 31,
         1996. The MSCI Commodity Related Index is an equal-dollar weighted index of 20 stocks involved in commodity related industries such as energy, non-ferrous metals, agriculture, and forest products. The index was developed with a base value of 200 as of March 15, 1996.

(3)      The inception date for the Fund's Advisor Class shares was April 8,
         1999.

(4)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES
fees paid directly from your investment

                                  CLASS A      CLASS B       CLASS C       ADVISOR
                                  -------      -------       -------       -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)         5.75%         NONE          NONE          NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                    NONE(1)       5.00%         1.00%         NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                  2.00%         NONE          NONE          2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets (3)

                           CLASS A   CLASS B   CLASS C    ADVISOR
                           -------   -------   -------    -------

Management fees             1.00%     1.00%     1.00%     1.00%

Distribution and/or
service (12b-1) fees        0.25%     1.00%     1.00%      NONE

Other expenses              1.13%     1.09%     1.10%     0.98%

Total annual Fund
operating expenses          2.38%     3.09%     3.10%     1.98%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A. The
         Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the
         Fund's Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund's average net assets (excluding
         12b-1 fees and certain other expenses).

                                           (no redemption)         (no redemption)
YEAR    CLASS A     CLASS B      CLASS B       CLASS C    CLASS C     ADVISOR
----    -------     -------      -------       -------    -------     -------

1st      $  802     $  812        $  312        $  413     $  313     $  201
3rd       1,275      1,254           954           957        957        621
5th       1,772      1,820         1,620         1,625      1,625      1,068
10th      3,135      3,322(1)      3,322(1)      3,411      3,411      2,306

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower,  based on these assumptions, your costs would be as follows:

                                       10

IVY GLOBAL SCIENCE & TECHNOLOGY FUND

On January 21, 2003, the Board of Trustees of the Funds approved a proposal to reorganize the Fund into W&R Science and Technology Fund (Acquiring Fund), subject to shareholder approval and the satisfaction of certain other conditions. If shareholders of the Fund approve the proposal, all of the assets of the Fund will be transferred to the corresponding Acquiring Fund, and shareholders of the Fund will receive shares of the corresponding Acquiring Fund in exchange for their shares. Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early June,
2003. If approved at the special meeting, the reorganization is proposed to take place in late June, 2003. Shareholders of the Fund will be mailed more detailed information relating to the proposal in April, 2003.

INVESTMENT OBJECTIVE

The Fund's investment objective is long-term capital growth. Any income realized will be incidental.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities (including common stock, preferred stock and securities convertible into common stock) of companies throughout the world that are expected to profit from the development, advancement and use of science and technology.

Although the Fund intends to invest its assets in different countries, it may at any given time have a substantial portion of its assets invested in the United
States.  Industries that are likely to be represented in the Fund's portfolio holdings include:

-        Internet;

-        telecommunications and networking equipment; semiconductors and semiconductor equipment;

-        software;

-        computers and peripherals;

-        electronic manufacturing services; and telecommunications and information services.

The Fund's manager believes that technology is a fertile growth area, and actively seeks to position the Fund to benefit from this growth by investing in companies of any size that may deliver rapid earnings growth and potentially high investment returns, which may include the purchase of stock in companies engaged in initial public offerings.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK- Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs;
fluctuations in foreign currency exchange rates and related conversion costs;
adverse tax consequences; and settlement delays.

SMALL AND MEDIUM SIZED COMPANY RISK- Many of the companies in which the Fund may invest have relatively small market capitalizations. Securities of smaller companies may be subject to more abrupt or erratic market movements than the securities of larger, more established companies, since smaller companies tend to be more thinly traded and because they are subject to greater business risk.
Transaction cost of smaller-company stocks may also be higher than those of larger companies.

IPO RISK -Securities issued through an initial public offering (IPO) can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories.  The Fund may engage in short term trading in connection with its IPO investments, which could produce higher trading costs and adverse tax consequences. The number of securities issued in an IPO is also limited, so it is likely that IPO securities will represent a smaller component of the Fund's portfolio as the Fund's assets increase (and thus have a more limited effect on the Fund's performance).

INDUSTRY CONCENTRATION RISK- Since the Fund focuses its investments in securities of companies principally engaged in the science and technology industries, the Fund could experience wider fluctuations in value than funds with more diversified portfolios. For example, rapid advances in these industries tend to cause existing products to become obsolete, and the Fund's returns could suffer to the extent it holds an affected company's shares.
Companies in a number of science and technology industries are also subject to government regulations and approval processes that may affect their overall profitability and cause their stock prices to be more volatile.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long- term growth potential, but who can accept significant fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

--------------
(*)You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                       11

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

         [GRAPH]

        BEST QUARTER                      65.43%
                              4th Quarter, 1999
        WORST QUARTER                    -44.97%

                             1st Quarter, 2001

(**)     Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31,2002

                                                                                          RUSSELL
                                                                                           3000
                                                                              ADVISOR      TECH.
                          CLASS A(2)  CLASS B(2)    CLASS C(2)    CLASS I(3)  CLASS(4)   INDEX(2)(*)
                          ----------  ----------    ----------    ----------  --------   -----------

1 Year

Return before taxes       -49.44%      -49.55%       -47.32%          N/A      -46.25%     -39.06%

Return after taxes
on distribution           -49.44%

Return after taxes
on distributions and
sale of Fund shares       -30.36%(5)

5 Years

Return before taxes        -15.95%     -15.97%       -15.58%          N/A       N/A         -3.32%

Return after taxes on
 distribution             -16.39%

Return after taxes
on distributions and
sale of Fund shares       -10.65%(5)

Since Inception

Return before taxes        -4.67%       -4.64%        -4.42%          N/A       -18.23%     -3.06%

Return after taxes
on distribution            -5.08%

Return after taxes
on distributions and
sale of Fund shares        -2.55%(5)

After-tax returns are intended to show the impact federal inco me taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown.

After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)      Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A, Class B and Class C shares was July 22, 1996. Index performance is calculated from July 30, 1996.
         The Russell 3000 Tech Index is a capitalization-weighted index of companies that serve the electronics and computer industries or that manufacture products based on the latest applied science.

(3)      The Fund has had no outstanding Class I shares. Class I shares were closed to further investment effective February 18, 2003.

(4)      The inception date for the Fund's Advisor Class shares was April 15,
         1998.

(5)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                    CLASS A     CLASS B      CLASS C     ADVISOR
                                    -------     -------      -------     -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)            5.75%       NONE         NONE       NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                      NONE(1)      5.00%        1.00%      NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                     2.00%       NONE         NONE       2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets(3)

                                CLASS A     CLASS B      CLASS C      ADVISOR
                                -------     -------      -------      -------

Management fees                  1.00%        1.00%        1.00%        1.00%

Distribution and/or
service (12b-1) fees             0.25%        1.00%        1.00%         NONE

Other expenses                   2.12%        2.12%        2.12%        2.12%

Total annual Fund
operating expenses               3.37%        4.12%        4.12%        3.12%

Expenses reimbursed(4)           0.62%        0.62%        0.62%        0.62%

Net Fund
operating expenses               2.75%        3.50%        3.50%        2.50%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A.

(4)      The Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the
         Fund's Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund's average net assets (excluding
         12b-1 fees and certain other expenses).

                                (no redemption)          (no redemption)

YEAR    CLASS A     CLASS B       CLASS B      CLASS C     CLASS C    ADVISOR
----    -------     -------       -------      -------     -------    -------

1st      $  837     $  853        $  353        $  453     $  353     $  253
3rd       1,379      1,374         1,074         1,074      1,074        779
5th       1,946      2,017         1,817         1,817      1,817      1,331
10th      3,549      3,767(1)      3,767(1)      3,853      3,853      2,914

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

                                       12

IVY INTERNATIONAL FUND

INVESTMENT OBJECTIVE

The Fund's principal investment objective is long-term capital growth.
Consideration of current income is secondary to this principal objective.

PRINCIPAL INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its net assets in equity securities
(including common stock, preferred stock and securities convertible into common stock) principally traded in European, Pacific Basin and Latin American markets.

To enhance potential return, the Fund may invest in countries with new or comparatively undeveloped economies.

The Fund's manager uses an investment approach that focuses on:

-        analyzing a company's financial statements;

-        taking advantage of overvalued or undervalued markets; and

-        building a portfolio that is diversified by both region and sector.

Some of the Fund's investments may produce income (such as dividends), although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. As a result, the value of equity securities rises and falls with a company's success or failure. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs;
fluctuations in foreign currency exchange rates and related conversion costs;
adverse tax consequences; and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long-term growth potential, but who can accept moderate fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

         [GRAPH]

         BEST QUARTER               16.41%
                        4th Quarter, 1998
         WORST QUARTER             -23.02%
                        3rd Quarter, 2002

(**)     Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

---------------------
(*)      You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                                     WORLDWIDE FUNDS (continued)

AVERAGE ANNUAL TOTAL RETURNS
For the periods ending December 31,2002

                                                                                                                             MSCI
                                                                                                          ADVISOR            EAFE
                               CLASS A(2)         CLASS B(3)        CLASS C(4)        CLASS I(5)          CLASS(6)         INDEX(2)*
                               ----------         ----------        ----------        ----------          --------         ---------

1 YEAR
RETURN BEFORE TAXES              -25.51%            -25.90%           -22.78%           -20.95%           -18.71%           -15.94%

RETURN AFTER TAXES
ON DISTRIBUTION                  -25.51%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES              -15.66%(7)

5 YEARS
RETURN BEFORE TAXES               -8.76%             -8.93%            -8.54%            -7.39%               N/A            -2.89%

RETURN AFTER TAXES
ON DISTRIBUTIONS                 -10.38%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES               -5.62%(7)

10 YEARS
RETURN BEFORE TAXES                3.80%               N/A               N/A               N/A               N/A              4.00%

RETURN AFTER TAXES
ON DISTRIBUTION                    2.52%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES                3.80%

After-tax  returns ore intended to show the impact  federal income taxes have on investments  in  the  fund.  The  fund's  return  after  taxes  on  distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund  shares at the end of the period,  thus not having any taxable  gain or toss on your  investment in shares of the fund. The fund's return after taxes on distribution  and sale of Fund  shares  calculation  shows (he  effect of both a distribution  and any  taxable  gain or  loss  that  would  be  realized  if you purchased  fund shares at the  beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your  after-tax  returns  depend on your own tax  situation  and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a  tax-deferred  account  (including a 401(k) or IRA  account),  or to tax-exempt  investors.  After-tax  returns are  presented for Class A shares and after-tax returns for other classes will vary.

*    Reflects no deduction for fees, expenses or taxes.

(1)  Performance figures reflect any applicable sales charges.

(2)  The inception date for the Fund's Class A shores was April 30, 1986.  Index performance is calculated  from April 30, !986.The MSCI EAFE Index (Europe,
     Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance,  excluding the US  &Canada.  AsAs of April 2002 the MSCI EAFE Index  consisted  of the following 21 developed market country indices: Australia, Austria, Belgium,
     Denmark,  Finland,  France,  Germany,  Greece, Hong Kong,  Ireland,  Italy,
     Japan, the Netherlands,  New Zealand, Norway, Portugal,  Singapore,  Spain,
     Sweden, Switzerland and the United Kingdom.

(3)  The inception date for the Fund's Class 8 shares was October 22, 1993.

(4)  The inception date for the Fund's Class C shares was April 30, 1996.

(5)  The inception date for the Fund's Class I shares was October 6, 1994. Class
     I shares were closed to further investment effective February 18,2003.

(6)  The  inception  date for the Fund's  Advisor  Class  shares was August 31,
     2000.

(7)  After-tax  returns may be better than before-tax  returns due to an assumed tax benefit  from  losses on a sale of the Fund's  shares at the end of the period.

FEES AND EXPENSES

The following  tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                Class A    Class B    Class C   Advisor
-----------------------------------------------------------------------

Maximum sales charge             5.75%       NONE      NONE      NONE
(load) imposed on
purchases (as a % of
offering price)
-----------------------------------------------------------------------
Maximum deferred sales
charge (load) (as a
% of purchase price)             NONP(1)     5.00%     1.00%     NONE
-----------------------------------------------------------------------
 Redemption fee/exchange
fee (as a % of amount
redeemed, if
applicable)(2)                   2.00%       NONE      NONE      2.00%
-----------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets

                                Class A    Class B    Class C   Advisor
-----------------------------------------------------------------------

Management fees(3)               1.00%       1.00%     1.00%     1.00%
-----------------------------------------------------------------------
 Distribution
and/or service
(12b-l) fees                     0.20%(5)    1.00%     1.00%     NONE
-----------------------------------------------------------------------
Other expenses                   0.69%       0.85%     0.83%     0.60%
-----------------------------------------------------------------------
Total annual Fund
operating expenses               1.89%       2.85%     2.83%     1.60%
-----------------------------------------------------------------------

(1)  A CDSC of 1.00% may apply to Class A shares  that are  redeemed  within two years of the end of the month in which they were purchased.

(2)  If you choose to receive your redemption proceeds via Federal Funds wire, a
     $10 wire fee will be charged to your  account  Class A shares  redeemed  or
     exchanged   within   30  days  of   purchase   are   subject   to  a  2.00%
     redemption/exchange  fee. This fee also applies to Class A shares purchased without a sales charge.  As of June 15,2003,  Advisor Class shares redeemed
     or   exchanged   within  30  days  of  purchase  are  subject  to  a  2.00%
     redemption/exchange fee.

(3)  Management  fees are  reduced  to 0.90% for net assets  over $2.0  billion, reduced to 0.80% for net assets over $2.5 billion and reduced to 0.70% fors net assets over $3.0 billion.

(4)  The expense  information  shown above has been restated to reflect  current fees. Expenses are estimates based on Class A.

(5)  The annual service fee for Class A shares of the Fund may equal up to 0.25%
     on net assets attributable to outstanding shares issued on or after January
     I, 1992. Since the calculation of the annual service fee does not take into account  shares  outstanding  prior to January I,  1992,  this  arrangement results in a rate of service fee that is lower than 0.25% of the net assets attributable to outstanding Class A shares of the Fund.

--------------------------------------------------------------------------------
EXAMPLE

The  following  example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The example  assumes that you invest $ 1 0,000 in the Fund for the time  periods  indicated  and then redeem  all  of  your  shares  at the  end of  those  periods  (with  additional information  shown for Class B and Class C shares based on the  assumption  that you do not redeem your shares at that time).  The example also assumes that your investment  has a 5% return  each year and that the  Fund's  operating  expenses remain the same.  Although  your actual  costs may be higher or lower,  based on these assumptions, your costs would be as follows:

                                                (no redemption)                     (no redemption)
Year           Class A           Class B           Class B            Class C           Class C           Advisor
--             -------           -------        ---------------       -------       ---------------       -------

1st            $   756           $   788           $   288            $  386            $  286            $  163
3rd              1,135             1,183               883               877               877               505
5th              1,538             1,704             1,504             1,494             1,494               871
10th             2,659             2,948(1)          2,948(1)          3,157             3,157             1,900

(1)  Reflects annual  operating  expenses of Class A shares after  conversion of
     Class B shares  into  Class A shares 8 years  after  the month in which the shares were purchased.

                                       14

IVY INTERNATIONAL SMALL COMPANIES  FUND

On January 21, 2003, the Board of Trustees of the Funds approved a proposal to reorganize the Fund into W&R International Growth Fund (Acquiring Fund), subject to shareholder approval and the satisfaction of certain other conditions. If shareholders of the Fund approve the proposal, all of the assets of the Fund will be transferred to the corresponding Acquiring Fund, and shareholders of the Fund will receive shares of the corresponding Acquiring
Fund in exchange for their shares. Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early
June, 2003. If approved at the special meeting, the reorganization is proposed to take place in late June, 2003. Shareholders of the Fund will be mailed more detailed information relating to the proposal in April, 2003.

INVESTMENT OBJECTIVE

The Fund seeks long-term growth. Consideration of current income is secondary to this principal objective.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities (including common stock, preferred stock and securities convertible into common stock) of foreign issuers having total market capitalization of less than $2 billion at the time of initial purchase.

To enhance potential return, the Fund may invest in countries with new or comparatively undeveloped economies. The Fund may also purchase stock in companies engaged in initial public offerings.

The Fund might also engage in foreign currency exchange transactions and forward foreign currency contracts to control its exposure to certain risks.

The Fund is managed by a team that focuses on both value and growth factors.
Some of the Fund's investments may produce income (such as dividends), although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences; and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies.

SMALL COMPANY RISK - Securities of smaller companies may be subject to more abrupt or erratic market movements than the securities of larger, more established companies, since smaller companies tend to be more thinly traded and because they are subject to greater business risk. Transaction costs of smaller-company stocks may also be higher than those of larger companies.

IPO RISK - Securities issued through an initial public offering (IPO) can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories. The Fund may engage in short term trading in connection with its IPO investments, which could produce higher trading costs and adverse tax consequences. The number of securities issued in an IPO is also limited, so it is likely that IPO securities will represent a smaller component of the Fund's portfolio as the Fund's assets increase (and thus have a more limited effect on the Fund's performance).

DERIVATIVES RISK - The Fund may, but is not required to, use a range of derivative investment techniques to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity or fixed-income market movements). The use of these derivative investment techniques involves a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the judgement of the
Fund's manager as to the certain market movements is incorrect, the risk of losses that are greater than if the derivative technique(s) had not been used.

WHO SHOULD INVEST*

The Fund may be appropriate for investors seeking long-term growth potential, but who can accept significant fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

---------
*        You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                                    WORLDWIDE FUNDS (continued)

ANNUAL TOTAL RETURNS FOR CLASS A SHARES**
for the years ending December 31

                                    [GRAPH]

                              BEST QUARTER 26.58%
                               4th Quarter, 1999

                                 WORST QUARTER
                               3rd Quarter, 2002

**       Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

AVERAGE ANNUAL TOTAL RETURNS(1)

For the periods ending December 31, 2002

                                                                                                SSB EMI
                                                                                                 WORLD
                                                                                    ADVISOR      EX-US
                            CLASS A(2)    CLASS B(2)     CLASS C(2)   CLASS I(3)    CLASS(4)   INDEX(2)*

1 YEAR

RETURN BEFORE TAXES        -29.51%         -29.46%         -26.37%       N/A        -24.91%      -7.29%

RETURN AFTER TAXES
ON DISTRIBUTION            -29.51%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES        -18.12%(5)

5 YEARS

RETURN BEFORE TAXES         -6.93%          -6.88%          -6.45%       N/A           N/A       -0.58%

RETURN AFTER TAXES
ON DISTRIBUTION             -7.21%

RETURN AFTER TAXES ON
ON DISTRIBUTIONS AND
SALE OF FUND SHARES         -5.28%(5)

SINCE INCEPTION

RETURN BEFORE TAXES         -7.88%          -7.81%          -7.60%       N/A        -11.85       -2.12%

RETURN AFTER TAXES
ON DISTRIBUTION             -8.18%

RETURN AFTER TAXES ON
ON DISTRIBUTIONS AND
SALE OF FUND SHARES         -5.96%(5)

After-tax returns are intended to show the impact federal income taxes have on investments in the find. The funds return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased find shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401 (k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

*        Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A, Class B and Class C shares was January 1, 1997. Index performance is calculated from December 31,
         1996. The SSB EMI World ex-US. Index represents companies in the bottom
         20 percent of developed countries' investable market capitalization outside of the United States.

(3)      The Fund has had no outstanding Class I shares. Class I shares were dosed to further investment effective February 18, 2003.

(4)      The inception date for the Fund's Advisor Class shares was July 1,
         1999.

(5)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from tosses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                  CLASS      CLASS     CLASS
                                    A          B         C      ADVISOR

MAXIMUM SALES CHARGE               5.75%      NONE      NONE     NONE
(LOAD) IMPOSED ON
PURCHASES (AS A % OF
OFFERING PRICE)

MAXIMUM DEFERRED SALES
CHARGE (LOAD) (AS A
% OF PURCHASE PRICE)               NONE       5.00%     1.00%    NONE

REDEMPTION FEE/EXCHANGE
FEE (AS A % OF AMOUNT
REDEEMED, IF
APPLICABLE)(2)                     2.00%      NONE      NONE     2.00%

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets(3)

                                  CLASS      CLASS     CLASS
                                    A          B         C      ADVISOR

MANAGEMENT FEES                    1.00%      1.00%     1.00%    1.00%

DISTRIBUTION AND/OR
SERVICE (12B-1) FEES               0.25%      1.00%     1.00%    NONE

OTHER EXPENSES                     3.34%      3.34%     3.34%    3.34%

TOTAL ANNUAL FUND
OPERATING EXPENSES                 4.59%      5.34%     5.34%    4.34%

EXPENSES REIMBURSED(4)             1.84%      1.84%     1.84%    1.84%

NET FUND OPERATING
EXPENSES                           2.75%      3.50%     3.50%    2.50%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account Class A shares redeemed or exchanged within 30 days of purchase are subject to a
         2.00% redemption/exchange fee this fee also apples to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange rate.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A.

(4)      The Fund's Investment Manager has contractually agreed to reimburse the Fund's expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the Fund's Annual Fund Operating Expenses, when calculated at the Fund level do not exceed 250% of the Fund's average net assets (excluding
         12b-1 fees and certain other expenses).

---------
EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as follows:

                                   (no                     (no
                               redemption)              redemption)
Year     Class A     Class B     Class B      Class C      Class C    Advisor

1st      $  837      $  853      $  353       $  453       $  353     $  253
3rd       1,379       1,374       1,074        1,074        1,074        779
5th       1,946       2,017       1,817        1,817        1,817      1,331
10th      3,687       3,890(1)    3,890(1)     3,968        3,968      3,040

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

IVY INTERNATIONAL VALUE FUND

INVESTMENT OBJECTIVE

The Fund's principal investment objective is long-term capital growth.
Consideration of current income is secondary to this principal objective.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets in equity securities (including common stock, preferred stock and securities convertible into common stock)
principally traded in European, Pacific Basin and Latin American markets.

To control its exposure to certain risks, the Fund might engage in foreign currency exchange transactions and forward foreign currency contracts.

The Fund's manager uses a disciplined value approach while looking for investment opportunities around the world (including countries with new or comparatively undeveloped economies). Some of the Fund's investments may produce income (such as dividends), although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulations of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences; and settlement delays. The risks of investing in foreign securities are more acute in countries with developing economies.

DERIVATIVES RISK - The Fund may, but is not required to, use a range of derivative investment techniques to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity or fixed-income market movements). The use of these derivative investment techniques involves a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the judgement of the
Fund's manager as to the certain market movements is incorrect, the risk of losses that are greater than if the derivative technique(s) had not been used.

VALUE STOCK RISK - Value stocks are stocks of companies that may have experienced adverse business or industry developments or may be subject to special risks that have caused the stocks to be out of favor and, in the manager's opinion, undervalued. If the manager's assessment of a company's prospects is wrong, the price of its stock may fall, or may not approach the value the manager has placed on it.

WHO SHOULD INVEST*

The Fund may be appropriate for investors seeking long-term growth potential, but who can accept moderate fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES**
for the years ending December 31

                                    [GRAPH]

                              BEST QUARTER 16.49%
                               4th Quarter, 1998

                                 WORST QUARTER
                               3rd Quarter, 2002

**       Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

---------
*        You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                                    WORLDWIDE FUNDS (continued)

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31, 2002

                                                                                                           MSCI
                                                                                             ADVISOR       EAFE
                              CLASS A(2)      CLASS B(2)      CLASS C(2)     CLASS I(3)      CLASS(4)   INDEX(R)(2)*

1 YEAR

RETURN BEFORE TAXES            -20.77%         -22.48%         -19.21%          N/A           -17.51%      -15.91%

RETURN AFTER TAXES
ON DISTRIBUTIONS               -20.77%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES            -12.75%(5)

5 YEARS

RETURN BEFORE TAXES             -3.67%          -4.07%          -3.69%          N/A              N/A        -0.62%

RETURN AFTER TAXES
ON DISTRIBUTIONS               -3.92%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES            -2.92%

SINCE INCEPTION

RETURN BEFORE TAXES            -5.11%           -5.38%          -5.22%          N/A            -4.08%       -3.20%

RETURN AFTER TAXES
ON DISTRIBUTIONS               -5.32%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND
SALE OF FUND SHARES            -4.01%(5)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and
may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401 (k) or
IRA account), or to tax-exempt investors. After-tax returns are presented for
Class A shares and after-tax returns for other classes will vary.

* Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A, Class 8 and Class C shares was May 13, 1997. Index performance is calculated from May 31, 1997.
         The MSCI EAFE Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US &Canada. As of
         April 2002 the MSCI EAFE Index consisted of the following 21 developed market country indices Australia, Austria, Belgium, Denmark, Finland,
         France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the
         Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden,
         Switzerland and the United Kingdom.

(3)      The Fund has had no outstanding Class I shares. Class I shares were closed to further investment effective February 18, 2003.

(4)      The inception date for the Fund's Advisor Class shares was February
         23, 1998.

(5)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from tosses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                      CLASS        CLASS      CLASS
                                        A            B          C        ADVISOR

MAXIMUM SALES CHARGE (LOAD)
IMPOSED ON PURCHASES
(AS A % OF OFFERING PRICE)            5.75%         NONE       NONE       NONE

MAXIMUM DEFERRED SALES
CHARGE (LOAD) (AS A % OF
PURCHASE PRICE)                       NONE          5.00%      1.00%      NONE

REDEMPTION FEE/EXCHANGE
FEE (AS A % OF AMOUNT
REDEEMED, IF
APPLICABLE)(2)                        2.00%         NONE       NONE       2.00%

ANNUAL FUND OPERATING EXPENSES

expenses that are deducted from Fund assets(1)

                               CLASS       CLASS        CLASS
                                 A           B            C          ADVISOR

MANAGEMENT FEES                1.00%        1.00%        1.00%        1.00%

DISTRIBUTION AND/OR
SERVICE (12B-1) FEES           0.25%        1.00%        1.00%        NONE

OTHER EXPENSES                 1.07%        1.05%        1.05%        1.05%

TOTAL ANNUAL FUND
OPERATING EXPENSES             2.32%        3.05%        3.05%        2.05%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account Class A shares redeemed or exchanged within 30 days of purchase are subject to a
         2.00% redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge. As of June 15, 2003, Advisor Class shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange rate.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A The
         Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the current fiscal year ending December 31, 2003, and the following eight years, to the extent necessary to ensure that the Fund's Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund's average net assets (excluding
         12b-1 fees and certain other expenses).

---------
EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as follows:

                                       (NO                       (NO
                                    REDEMPTION)               REDEMPTION)
YEAR      CLASS A     CLASS B        CLASS B        CLASS C     CLASS C     ADVISOR

1ST       $  797      $  808         $  308         $  408      $  308      $  208
3RD        1,258       1,242            942            942         942         643
5TH        1,744       1,801          1,601          1,601       1,601       1,103
10TH       3,078       3,282(1)       3,282(1)       3,365       3,365       2,379

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

IVY PACIFIC OPPORTUNITIES FUND

INVESTMENT OBJECTIVE

The Fund's principal investment objective is long-term capital growth.
Consideration of current income is secondary to this principal objective.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities (including common stock, preferred stock and securities convertible into common stock) of companies such as those whose securities are traded mainly on markets in the
Pacific region, organized under the laws of a Pacific region country or issued by any company with more than half of its business in the Pacific region.
Examples of Pacific region countries include China, Hong Kong, Malaysia, Sri
Lanka, Australia and India. Although it is permitted to invest in Japan, the
Fund does not currently anticipate doing so.

The Fund's manager uses an investment approach that focuses on analyzing a company's financial statements and taking advantage of overvalued or undervalued markets. Some of the Fund's investments may produce income (such as dividends), although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

FOREIGN SECURITY RISK AND EMERGING-MARKET RISK - Investing in foreign securities involves a number of economic, financial, and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably, depending on the prevailing conditions at any given time. Among these potential risks are greater price volatility; comparatively weak supervision and regulation of security exchanges, brokers, and issuers; higher brokerage costs; fluctuations in foreign currency exchange rates and related conversion costs; adverse tax consequences; and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies. Since the Fund normally invests a substantial portion of its assets in these countries, it is exposed to the following additional risks:
securities that are even less liquid and more volatile than those in more developed foreign countries; unusually long settlement delays; less stable governments that are susceptible to sudden adverse actions (such as nationalization of businesses, restrictions on foreign ownership or prohibitions against repatriation of assets); abrupt changes in exchange rate regime or monetary policy; unusually large currency fluctuations and currency conversion costs; and high national debt levels (which may impede an issuer's payment of principal and/or interest on external debt).

REGIONAL RISK - Investing in the Pacific region involves special risks beyond those described above. For example, certain Pacific region countries may be vulnerable to trade barriers and other protectionist measures that could have an adverse effect on the value of the Fund's portfolio. The limited size of the markets for some Pacific region securities can also make them more susceptible to investor perceptions, which can impact their value and liquidity.

Events in any one country may impact the other countries or the region as a whole. As a result, events in the region will generally have a greater effect on the Fund than if the Fund were more geographically diversified, which may result in greater losses and volatility. Increased social or political unrest in some or all of these countries could cause further economic and market uncertainty.

WHO SHOULD INVEST*

The Fund may be appropriate for investors seeking long-term growth potential in this sector of the world, but who can accept potentially dramatic fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The
Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES**
for the years ending December 31

                                    [GRAPH]

                              BEST QUARTER 40.73%
                               2nd Quarter, 1999

                                 WORST QUARTER
                               4th Quarter, 1997

**       Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

---------
*        You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                                    WORLDWIDE FUNDS (continued)

AVERAGE ANNUAL TOTAL RETURNS (1)

For the periods ending December 31, 2002

                                                                                  MSCI
                                                                              ASIA PACIFIC
                                                                    ADVISOR     EX-JAPAN
                            CLASS A(2)   CLASS B(2)   CLASS C(3)    CLASS(4)     INDEX(2)*

1 YEAR

RETURN BEFORE TAXES         -16.41%        -16.73%      -13.09%     -11.84%      -5.09%

RETURN AFTER TAXES
ON DISTRIBUTIONS            -16.41%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND

SALE OF FUND SHARES         -10.08%(5)

5 YEARS

RETURN BEFORE TAXES          -6.29%         -6.43%       -5.97%       N/A        -1.46%

RETURN AFTER TAXES
ON DISTRIBUTIONS             -6.54%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND

SALE OF FUND SHARES          -4.94%(5)

SINCE INCEPTION

RETURN BEFORE TAXES          -5.41%         -5.60%       -6.84%     -5.41%       -3.03%

RETURN AFTER TAXES
ON DISTRIBUTIONS             -5.68%

RETURN AFTER TAXES
ON DISTRIBUTIONS AND

SALE OF FUND SHARES          -4.14%(5)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund. The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401 (k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

* Reflects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A and Class B shares was
         October 22, 1993. Index performance is calculated from October 31,
         1993. The MSCI Asia Pacific Ex-Japan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the Far East, excluding Japan. As of April 2002 the
         Index consisted of the following 9 developed and emerging market country indices: China, Hong Kong, Indonesia, Korea, Malaysia,
         Philippines, Singapore Free, Taiwan and Thailand.

(3)      The inception date for the Fund's Class C shares was April 30, 1996.

(4)      The inception date for Advisor Class shares was February 10, 1998.

(5)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                     CLASS      CLASS      CLASS
                                       A          B          C        ADVISOR

MAXIMUM SALES CHARGE
(LOAD) IMPOSED ON
PURCHASES (AS A % OF
OFFERING PRICE)                       5.75%      NONE       NONE       NONE

MAXIMUM DEFERRED
SALES CHARGE (LOAD)
(AS A % OF PURCHASE PRICE)            NONE(1)    5.00%      1.00%      NONE

REDEMPTION/EXCHANGE FEE
(AS A % OF AMOUNT
REDEEMED, IF
APPLICABLE)(2)                        2.00%      2.00%      2.00%      2.00%

ANNUAL FUND OPERATING EXPENSES

expenses that are deducted from Fund assets(3)

                           CLASS       CLASS      CLASS
                              A          B          C       ADVISOR

MANAGEMENT FEES             1.00%      1.00%      1.00%      1.00%

DISTRIBUTION AND/OR
SERVICE (12B-1) FEES        0.25%      1.00%      1.00%      NONE

OTHER EXPENSES              2.27%      2.27%      2.27%      2.27%

TOTAL ANNUAL FUND
OPERATING EXPENSES          3.52%      4.27%      4.27%      3.27%

EXPENSES REIMBURSED(4)      0.77%      0.77%      0.77%      0.77%

NET FUND
OPERATING EXPENSES          2.75%      3.50%      3.50%      2.50%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

(2)      If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account Following an exchange into the Fund, shares redeemed (or exchanged) within one month are subject to a 2.00% redemption fee. This fee also applies to
         Class A shares purchased without a sales charge.

(3)      The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A.

(4)      The Fund's Investment Manager has contractually agreed to reimburse the Fund's expenses for the current fiscal year ending December 31,
         2003, and the following eight years, to the extent necessary to ensure that the Fund's Annual Fund Operating Expenses, when calculated at the
         Fund level, do not exceed 2.50% of the Fund's average net assets
         (excluding 12b-l fees and certain other expenses).

---------
EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as follows:

                                      (NO                        (NO
                                   REDEMPTION)                REDEMPTION)
YEAR       CLASS A     CLASS B       CLASS B        CLASS C     CLASS C      ADVISOR

1ST       $  837      $  853         $  353         $  453      $  353      $  253
3RD        1,379       1,374          1,074          1,074       1,074         779
5TH        1,946       2,017          1,817          1,817       1,817       1,331
10TH       3,566       3,781(1)       3,781(1)       3,859       3,859       2,904

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

IVY GROWTH FUND

On January 21, 2003, the Board of Trustees of the Funds approved a proposal to reorganize the Fund into Waddell & Reed Advisors Accumulative Fund (Acquiring
Fund), subject to shareholder approval and the satisfaction of certain other conditions. If shareholders of the Fund approve the proposal, all of the assets of the Fund will be transferred to the corresponding Acquiring Fund, and shareholders of the Fund will receive shares of the corresponding Acquiring
Fund in exchange for their shares. Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early
June, 2003. If approved at the special meeting, the reorganization is proposed to take place in late June, 2003. Shareholders of the Fund will be mailed more detailed information relating to the proposal in April, 2003.

INVESTMENT OBJECTIVE

The Fund seeks long-term growth, with current income being a secondary consideration.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests primarily in the equity securities (including common stock, preferred stock and securities convertible into common stock) of US companies of any size.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company. As a result, the value of equity securities rises and falls with a company's success or failure. The market value of equity securities can fluctuate significantly even where "management risk" is not a factor. You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

SMALL AND MEDIUM SIZED COMPANY RISK - Securities of smaller companies may be subject to more abrupt or erratic market movements than the securities of larger, more established companies, since smaller companies tend to be more thinly traded and because they are subject to greater business risk.
Transaction costs of smaller-company stocks may also be higher than those of larger companies.

GROWTH STOCK RISK - Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

WHO SHOULD INVEST*

The Fund may be appropriate for investors seeking long-term growth potential, but who can accept moderate fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance. The Fund's past performance (before and after taxes) not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES**

for the years ending December 31

                                    [GRAPH]

                              BEST QUARTER 22.79%
                               4th Quarter, 1999

                             WORST QUARTER -23.58%
                               3rd Quarter, 2001

**       Any applicable sales charges and account fees are not reflected, and if they were, the returns shown above would be lower. The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

---------
*        You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                                            DOMESTIC (continued)

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31,2002

                                                                                        RUSSELL
                                                                                         3000
                                                                            ADVISOR      GROWTH
                              CLASS A(2)       CLASS B(3)     CLASS C(4)    CLASS(5)    INDEX(6)(*)
                              ----------       ----------     ----------    --------    -----------

1 Year
Return before taxes           -32.78%           -32.96%       -30.29%       -28.67%       -28.03%

Return after taxes
on distributions              -32.78%

Return after taxes
on distributions and
sale of Fund shares           -20.13%(7)

5 Years

Return before taxes            -9.44%            -9.62%        -9.23%           N/A        -4.11%

Return after taxes
on distributions              -10.64%

Return after taxes
on distributions and
sale of Fund shares            -6.09%(7)
10 Years

Return before taxes             1.02%              N/A           N/A           N/A           N/A

Return after taxes
on distributions               -0.90%

Return after taxes
on distributions and
sale of Fund shares             1.44%(7)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund The fund's return after taxes on distribution calculation shows the effect of taxable distributions, but assumes that you hold the fund shares at (he end of the period, thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401 (k) or IRA account), or to tax-exempt investors. After-tax returns are presented for Advisor Class shares and after-tax returns for other classes will vary.

Refects no deduction for fees, expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.
(2)      The inception date for the Fund's Class A shares was December 31,1960.
(3)      The inception date for the Fund's Class B shares was October 22,1993.
(4)      The inception date for the Fund's Class C shares was April 30,1996.
(5)      The inception date for the Fund's Advisor Class shares was April
         30,1998.
(6)      Index performance is calculated from June 30,1995,the earliest year of the Russell 3000 Growth Index.The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. The stocks in this index are also members of either the Russell 1000 Growth or the
         Russell 2000 Growth indexes.
(7)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES
fees paid directly from your investment

                                  CLASS A     CLASS B    CLASS C     ADVISOR
                                  -------     -------    -------     -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)         5.75%       NONE       NONE       NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                    NONE(1)     5.00%      1.00%      NONE

 Redemption/exchange fee
 (as a % of amount redeemed,
 if applicable)(2)                 2.00%       NONE       NONE       NONE

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets

                           Class A        Class       Class C      Advisor
                           -------        -----       -------      -------

Management fees(3)         0.85%          0.85%       0.85%       0.85%

Distribution and/or
service (12b-1) fees       0.06%(4)       1.00%       1.00%       NONE

Other expenses             0.84%          0.90%       1.14%       0.83%

Total annual Fund
operating expenses         1.75%          2.75%       2.99%       1.68%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.
(2)      If you choose to receive your redemption proceeds via Federal Funds wire,a $10 wire fee will be charged to your account. Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee. This fee also applies to Class A shares purchased without a sales charge.
(3)      Management fees are reduced to 0.75% for net assets over $350 million.
(4)      The annual service fee for Class A shares of the Fund may equal up to
         0.25% on net assets attributable to outstanding shares issued on or after January 1, 1992.Since the calculation of the annual service fee does not take into account shares outstanding prior to January 1, 1992, this arrangement results in a rate of service fee that is lower than
         0.25% of the net assets attributable to outstanding Class A shares of the Fund.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time). The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.Although your actual costs may be higher or lower, based on these assumptions,your costs would be as follows:

                                    (no redemption)                 (no redemption)

Year      Class A       Class B          Class B         Class C          Class C          Advisor
----      -------       -------          -------         -------          -------          -------

1st        $  743       $  778          $  278          $  402           $  302           $  171
3rd         1,094        1,153             853             924              924              530
5th         1,469        1,654           1,454           1,572            1,572              913
10th        2,519        2,840(1)        2,840(1)        3,308            3,308            1,987

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

                                       22

IVY US BLUE CHIP FUND

On January 21,2003,the Board of Trustees of the Funds approved a proposal to reorganize the Fund into W&R Core Equity Fund (Acquiring Fund), subject to shareholder approval and the satisfaction of certain other conditions.If shareholders of the Fund approve the proposal,all of the assets of the Fund will be transferred to the corresponding Acquiring Fund,and shareholders of the Fund will receive shares of the corresponding Acquiring Fund in exchange for their
shares.Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early June, 2003.If approved at the special meeting,the reorganization is proposed to take place in late
June,2003.Shareholders of the Fund will be mailed more detailed information relating to the proposal in April,2003.

INVESTMENT OBJECTIVE

The Fund seeks long-term growth,with current income being a secondary consideration.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets,plus the amount of any borrowings for investment purposes,in the equity securities (including common stock, preferred stock and securities convertible into common stock) of US companies that the Fund's investment manager believes are "blue chip"
companies.US blue chip companies are large,well known companies that typically have an established earnings and dividend history,that are traded mainly on US markets,and that are organized under the laws of the US or that have more than half their business in the US.

The Fund's manager uses an equity style that focuses on both growth and value.

The median market capitalization of companies targeted for investment is expected to be at least $5 billion.

Some of the Fund's investments may produce income (such as dividends),although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company.The market value of equity securities can fluctuate significantly even where "management risk" is not a factor.You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

WHO SHOULD INVEST(*)
The Fund may be appropriate for investors seeking long-term growth potential,but who can accept moderate fluctuations in capital value in the short term.

(*)You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance.The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

                               BEST QUARTER 12.62%
                                4th Quarter,1999
                              WORST QUARTER -16.91%
                                3rd Quarter,2002

(**)Any applicable sales charges and account fees are not reflected,and if they were, the returns shown above would be lower.The returns for the Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

                                       23

                                                      DOMESTIC FUNDS (continued)

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31,2002

                                                                                                             S&P
                                                                                                Advisor      500
                               Class A(2)       Class B(3)     Class C(3)        Class I(4)     Class(2)    Index(2)(*)
                               ----------       ----------     ----------        ----------     --------    -----------

1 Year

Return before taxes             -26.29%          -26.27%       -23.19%               N/A        -21.50%       -22.10%

Return after taxes

on distributions                -26.29%

Return after taxes
on distributions and

sale of Fund shares             -16.14%(5)

Since Inception

Return before taxes              -8.07%           -8.53%        -8.11%                N/A        -6.44%        -3.91%

Return after taxes

on distributions                 -8.18%

Return after taxes
on distributions and

sale of Fund shares              -6.23%(5)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund.The fund's return after taxes on distribution calculation shows the effect of taxable distributions,but assumes that you hold the fund shares at the end of the period, thus not having any taxable gain or loss on your investment in shares of the fund.The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates.State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account),or to tax-exempt investors.After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)Reflects no deduction for fees,expenses or taxes.
(1)      Performance figures reflect any applicable sales charges.
(2)      The inception date for the Fund's Class A and Advisor Class shares was
         November 2, 1998.Index performance is calculated from October
         31,1998.S&P 500 Index is a capitalization-weighted index of 500
         stocks.The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
(3)      The inception date for the Fund's Class B and Class C shares was
         November 6, 1998.
(4)      The Fund had no Class I shares outstanding.Class I shares were closed to further investment effective February 18,2003.
(5)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                             Class A          Class B          Class C      Advisor
                                             -------          -------          -------      -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)                    5.75%             NONE             NONE         NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                              NONE(1)            5.00%            1.00%        NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                             2.00%             NONE             NONE         NONE

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets(3)

                          Class A       Class B      Class C     Advisor
                          -------       -------      -------     -------

 Management fees            0.75%       0.75%        0.75%       0.75%

 Distribution and/or

 service (12b-1) fees       0.21%(4)    1.00%        1.00%       NONE

 Other expenses             1.12%       1.07%        1.16%       0.92%

 Total annual Fund

 operating expenses         2.08%       2.82%        2.91%       1.67%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.
(2)      If you choose to receive your redemption proceeds via Federal Funds wire,a $10 wire fee will be charged to your account.Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee.This fee also applies to Class A shares purchased without a sales charge.
(3)      The expense information shown above has been restated to reflect current fees.Expenses reimbursed are estimates based on Class A.
(4)      The annual service fee for Class A shares of the Fund may equal up to
         0.25% on net assets attributable to outstanding shares issued on or after January 1,1992.Since the calculation of the annual service fee does not take into account shares outstanding prior to January
         1,1992,this arrangement results in a rate of service fee that is lower than 0.25% of the net assets attributable to outstanding Class A shares of the Fund.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time)T he example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.Although your actual costs may be higher or lower, based on these assumptions,your costs would be as follows:

                     (no redemption)         (no redemption)

Year    Class A    Class B     Class B      Class C   Class C     Advisor
----    -------    -------     -------      -------   -------     -------

1st    $   774    $  785     $   285       $  385    $    285    $   170
3rd      1,189     1,174         874          874         874        526
5th      1,629     1,689       1,489        1,489       1,489        907
10th     2,847     3,062(1)    3,062(1)     3,233       3,233      1,976

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

                                       24

IVY US EMERGING GROWTH FUND

On January 21,2003,the Board of Trustees of the Funds approved a proposal to reorganize the Fund into W&R Mid Cap Growth Fund (Acquiring Fund),subject to shareholder approval and the satisfaction of certain other conditions.If shareholders of the Fund approve the proposal,all of the assets of the Fund will be transferred to the corresponding Acquiring Fund,and shareholders of the Fund will receive shares of the corresponding Acquiring Fund in exchange for their
shares.Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early June,2003.If approved at the special meeting,the reorganization is proposed to take place in late
June,2003.Shareholders of the Fund will be mailed more detailed information relating to the proposal in April,2003.

INVESTMENT OBJECTIVE

The Fund seeks long-term growth,with current income being a secondary consideration.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests at least 80% of its net assets,plus the amount of any borrowings for investment purposes, in equity securities (including common stock, referred stock and securities convertible into common stock) of small-
and medium-sized US companies that are in the early stages of their life cycles and that the Fund's manager believes have the potential to increase their sales and earnings at above-average rates. US companies are companies whose securities are traded mainly on US markets and are organized under the laws of the US or that have more than half their business in the US.

The Fund's manager uses a growth strategy of investing.

Companies typically are selected from within the technology, healthcare, entertainment, and business and consumer services sectors, and may include companies engaged in initial public offerings.

Some of the Fund's investments may produce income (such as dividends), although it is expected that any income realized would be incidental.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

MARKET RISK - Equity securities typically represent a proportionate ownership interest in a company.The market value of equity securities can fluctuate significantly even where "management risk" is not a factor.You could lose money if you redeem your Fund shares at a time when the Fund's portfolio is not performing as well as expected.

SMALL AND MEDIUM SIZED COMPANY RISK - Securities of smaller companies may be subject to more abrupt or erratic market movements than the securities of larger,more established companies,since smaller companies tend to be more thinly traded and because they are subject to greater business risk. Transaction costs of smaller-company stocks may also be higher than those of larger companies.

IPO RISK - Securities issued through an initial public offering (IPO) can experience an immediate drop in value if the demand for the securities does not continue to support the offering price.Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories.The Fund may engage in short term trading in connection with its IPO investments,which could produce higher trading costs and adverse tax consequences.The number of securities issued in an IPOis also limited,so it is likely that IPO securities will represent a smaller component of the Fund's portfolio as the Fund's assets increase (and thus have a more limited effect on the Fund's performance).

GROWTH STOCK RISK - Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings.Prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

WHO SHOULD INVEST(*)

The Fund may be appropriate for investors seeking long-term growth potential,but who can accept fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance.The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

                                    [GRAPH]

                               BEST QUARTER 51.31%
                                4th Quarter,1999
                              WORST QUARTER -35.18%

(**)     Any applicable sales charges and account fees are not reflected,and if they were, the returns shown above would be lower.The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

------------
(*)You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                       25

                                                      DOMESTIC FUNDS (continued)

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31,2002

                                                                                           Russell
                                                                                            2500
                                                                            Advisor        Growth
                              Class A(2)       Class B(3)     Class C(4)   Class(5)       Index(2)(*)
                              ----------       ----------     ----------   --------      -----------

1 Year
Return before taxes           -41.28%           -41.29%         -38.83%       -37.57%       -29.09%

Return after taxes
on distributions              -41.28%

Return after taxes
on distributions and
sale of Fund shares           -25.35%(6)

5 Years

Return before taxes           -11.09%           -11.09%        -10.72%           N/A         -3.19%

Return after taxes
on distributions              -12.13%

Return after taxes
on distributions and
sale of Fund shares            -7.14%(6)

Since Inception
Return before taxes             4.02%            -0.03%         -8.29%        -10.83%         5.93%

Return after taxes
on distributions                2.77%
Return after taxes
on distributions and

sale of Fund shares             4.20%(6)

After-tax returns are intended to show the impact federal income taxes have on investments in the fund.The fund's return after taxes on distribution calculation shows the effect of taxable distributions,but assumes that you hold the fund shares at the end of the period,thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates.State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax
situation and may differ from those shown. After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a
401(k) or IRA account),or to tax-exempt investors.After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)Reflects no deduction for fees,expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.
(2)      The inception date for the Fund's Class A shares was March 3,1993
         (performance is calculated based on the date the Fund first became available for sale to the public, April 30,1993).Index performance is calculated from April 30,1993.The Russell 2500 Growth Index measures the performance of those Russell 2500 companies with higher price-to-book ratios and higher forecasted growth values.
(3)      The inception date for the Fund's Class B shares was October 22,1993.
(4)      The inception date for the Fund's Class C shares was April 30,1996.
(5)      The inception date for the Fund's Advisor Class shares was February
         18,1998.
(6)      After-tax returns may be better than before-tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                       Class A   Class B    Class C    Advisor
                                       -------   -------    -------    -------

 Maximum sales charge (load)
 imposed on purchases
 (as a % of offering price)            5.75%       NONE      NONE        NONE

 Maximum deferred sales
 charge (load) (as a % of
 purchase price)                       NONE(1)     5.00%     1.00%       NONE

 Redemption fee/exchange fee
 (as a % of amount redeemed,
 if applicable)(2)                     2.00%       NONE      NONE        NONE

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets

                              Class A   Class B     Class C      Advisor
                              -------   -------     -------      -------

 Management fees               0.85%    0.85%        0.85%         0.85%

 Distribution and/or

 service (12b-1) fees          0.25%    1.00%        1.00%         NONE

 Other expenses                1.14%    1.23%        1.21%         1.19%

 Total annual Fund

 operating expenses            2.24%    3.08%        3.06%         2.04%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.
(2)      If you choose to receive your redemption proceeds via Federal Funds wire,a $10 wire fee will be charged to your account.Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee.This fee also applies to Class A shares purchased without a sales charge.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time).The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.Although your actual costs may be higher or lower, based on these assumptions,your costs would be as follows:

                             (no redemption)              (no redemption)

Year       Class A       Class B         Class B       Class C       Class C       Advisor
----       -------       -------         -------       -------       -------       -------

1st        $  789       $  811          $  311          $  409       $  309       $  207
3rd         1,235        1,251             951             945          945          640
5th         1,706        1,816           1,616           1,606        1,606        1,098
10th        3,002        3,198(1)        3,198(1)        3,374        3,374        2,369

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

                                       26

IVY BOND FUND

On January 21,2003,the Board of Trustees of the Funds approved a proposal to reorganize the Fund into Waddell & Reed Advisors Bond Fund (Acquiring
Fund),subject to shareholder approval and the satisfaction of certain other
conditions.If shareholders of the Fund approve the proposal,all of the assets of the Fund will be transferred to the corresponding Acquiring Fund,and shareholders of the Fund will receive shares of the corresponding Acquiring Fund in exchange for their shares.Shareholders of the Fund are scheduled to vote on the proposal at a special meeting of shareholders to be held in early
June,2003.If approved at the special meeting,the reorganization is proposed to take place in late June,2003.Shareholders of the Fund will be mailed more detailed information relating to the proposal in April,2003.

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income.

PRINCIPAL INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes,in bonds rated in the four highest rating categories used by Moody's and S&P and similar investment-grade fixed income securities. To increase its potential yield,the Fund may invest up to 20% of its net assets in low-rated debt securities (commonly referred to as "high yield" or
"junk" bonds). These securities typically are rated Ba or below by Moody's or BB or below by S&P (or are judged by the Fund's manager to be of comparable quality).

The Fund may invest a portion of its assets in foreign (including emerging market) debt securities to diversify its holdings and to increase its potential
return.The Fund may also invest in zero coupon bonds.

The Fund's manager targets for investment companies whose creditworthiness is believed to be stable or improving.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other mutual funds with investment objectives that are similar to those of the Fund.

FOREIGN SECURITY RISK - The Fund may invest up to 20% of its net assets in foreign issuers.Investing in foreign securities involves a number of economic, financial,and political considerations that are not associated with the US markets and that could affect the Fund's performance unfavorably,depending on the prevailing conditions at any given time.Among these potential risks are greater price volatility;comparatively weak supervision and regulations of security exchanges, brokers,and issuers;higher brokerage costs;fluctuations in foreign currency exchange rates and related conversion costs;adverse tax consequences;and settlement delays.

The risks of investing in foreign securities are more acute in countries with developing economies.

INTEREST RATE AND MATURITY RISK - The Fund's debt security investments are susceptible to decline in a rising interest rate environment even where

"management risk" is not a factor.You could lose money if you redeem your shares at a time when interest rates are rising.The risk is more acute for debt securities with longer maturities.

CREDIT RISK - The market value of debt securities also tends to vary according to the relative financial condition of the issuer.As much as 20% of the Fund's debt security holdings may be considered below investment grade (commonly referred to as "high yield" or "junk" bonds). Low-rated debt securities are considered speculative and could significantly weaken the Fund's returns if the issuer defaults on its payment obligations.

WHO SHOULD INVEST(*)
The Fund may be appropriate for investors seeking current income,but who can accept moderate fluctuations in capital value in the short term.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance.The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES(**)
for the years ending December 31

                                    [GRAPH]

                               BEST QUARTER 7.56%
                                2nd Quarter,1995
                              WORST QUARTER -4.02%
                                2nd Quarter,2000

(**)     Any applicable sales charges and account fees are not reflected,and if they were, the returns shown above would be lower.The returns for the
         Fund's other classes of shares during these periods were different from those of Class A because of variations in their respective expense structures.

--------------------
(*)      You should consult with your financial advisor before deciding whether the Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                       27

                                                  FIXED INCOME FUNDS (continued)

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31,2002

                                                                                                     Lehman
                                                                                                    Brothers
                                                                                     Advisor        US Credit
                           Class A(2)   Class B(3)     Class C(4)     Class I(5)     Class(6)       Index(2)(*)
                           ----------   ----------     ----------     ----------     --------       -----------

1 Year
Return before taxes          4.30%       2.65%           6.79%            N/A          8.52%          10.53%

Return after taxes
on distributions             1.95%

Return after taxes
on distributions and
sale of Fund shares          3.43%

5 Years

Return before taxes          1.62%       1.17%           1.60%            N/A          2.50%           6.63%

Return after taxes
on distributions            -0.97%

Return after taxes
on distributions and
sale of Fund shares          0.48%

10 Years

Return before taxes          5.47%        N/A             N/A             N/A           N/A            7.53%

Return after taxes
on distributions             2.40%

Return after taxes on
on distributions and
sale of Fund shares          3.35%

After-tax returns are intended to show the impact federal income taxes have on investments in the fund.The fund's return after taxes on distribution calculation shows the effect of taxable distributions,but assumes that you hold the fund shares at the end of the period,thus not having any taxable gain or loss on your investment in shares of the fund. The fund's return after taxes on distribution and sale of Fund shares calculation shows the effect of both a distribution and any taxable gain or loss that would be realized if you purchased fund shares at the beginning of a period and sold them at the end of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates.State and local tax rates are not included in the tax effect.

Your after-tax returns depend on your own tax situation and may differ from those shown.

After-tax returns are not relevant to investors who hold their fund shares in a tax-deferred account (including a 401(k) or IRA account),or to tax-exempt
investors.After-tax returns are presented for Class A shares and after-tax returns for other classes will vary.

(*)Reflects no deduction for fees,expenses or taxes.

(1)      Performance figures reflect any applicable sales charges.

(2)      The inception date for the Fund's Class A shares was September 9, 1985.
         Index performance is calculated from September 1, 1985. Lehman Brothers
         U.S. Credit Index is an unmanaged index of investment grade (Baa or better) corporate and non-corporate bonds that are SEC-registered.
(3)      The inception date for the Fund's Class B shares was April 1, 1994.
(4)      The inception date for the Fund's Class C shares was April 30,1996.
(5)      The Fund has had no outstanding Class I shares. Class I shares were closed to further investment effective February 18, 2003.
(6)      The inception date for the Fund's Advisor Class shares was January
         20,1998.

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                      Class A  Class B    Class C   Advisor
                                      -------  -------    -------   -------

Maximum sales charge (load)
imposed on purchases
(as a % of offering price)             4.75%     NONE      NONE      NONE

Maximum deferred sales
charge (load) (as a % of
purchase price)                        NONE(1)   5.00%     1.00%     NONE

Redemption fee/exchange fee
(as a % of amount redeemed,
if applicable)(2)                      2.00%     NONE      NONE      NONE

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets

                                  Class A    Class B    Class C     Advisor
                                  -------    -------    -------     -------

 Management fees(3)                0.50%      0.50%      0.50%        0.50%

 Distribution and/or

 service (12b-1) fees              0.25%      1.00%      1.00%        NONE

 Other expenses                    0.73%      0.81%      0.76%        0.77%

 Total annual Fund

 operating expenses                1.48%      2.31%      2.26%        1.27%

(1)      A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.
(2)      If you choose to receive your redemption proceeds via Federal Funds wire,a $10 wire fee will be charged to your account.Class A shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%
         redemption/exchange fee.This fee also applies to Class A shares purchased without a sales charge.
(3)      Management fees are reduced to 0.40% of average net assets over $500 million.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time).The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.Although your actual costs may be higher or lower, based on these assumptions,your costs would be as follows:

                       (no redemption)          (no redemption)

Year     Class A    Class B       Class B     Class C    Class C    Advisor
----     -------    -------       -------     -------    -------    -------

1st      $   618    $   734      $   234     $   329    $   229    $   129
3rd          921      1,021          721         706        706        403
5th        1,245      1,435        1,235       1,210      1,210        697
10th       2,159      2,438(1)     2,438(1)    2,595      2,595      1,534

(1)      Reflects annual operating expenses of Class A shares after conversion of Class B shares into Class A shares 8 years after the month in which the shares were purchased.

                                       28

IVY MONEY MARKET FUND

INVESTMENT OBJECTIVE

The Fund seeks to obtain as high a level of current income as is consistent with the preservation of capital and liquidity.

PRINCIPAL INVESTMENT STRATEGIES The Fund invests in money market instruments maturing within thirteen months or less and maintains a portfolio with a dollar-weighted average maturity of 90 days or less.

The Fund's emphasis on securities with relatively short term maturities is designed to enable the Fund to maintain a constant net asset value of $1.00 per share.

An investment in the Fund is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.Although the Fund seeks to preserve the value of your investment at $1.00 per share,it is possible to lose money by investing in the Fund.

Among the types of money market instruments that are likely to be included in the Fund's portfolio are:

-        debt securities issued or guaranteed by the US Government;
-        obligations of domestic banks and savings and loans associations
         (including certificates of deposit and bankers' acceptances);
-        high-quality commercial paper;
-        high quality short term corporate notes, bonds and debentures; and
-        short term repurchase agreements involving US Government securities.

PRINCIPAL RISKS

The main risks to which the Fund is exposed in carrying out its investment strategies are the following:

MANAGEMENT RISK - Securities selected for the Fund may not perform as well as the securities held by other money market funds.

MARKET RISK - An investment in the Fund is not insured or guaranteed by the
Federal Deposit Insurance Corporation or any other government agency.Although the Fund seeks to preserve the value of your investment at $1.00 per share,it is possible to lose money investing in the Fund.

INTEREST RATE AND MATURITY RISK - Many of the Fund's portfolio holdings are susceptible to decline in a rising interest rate environment.The risk is more acute for debt securities with longer maturities.

CREDIT RISK - The issuers of the Fund's portfolio holdings could fail to meet their obligations on interest payments and/or principal repayments,which could cause the Fund to lose money.

WHO SHOULD INVEST(*)
The Fund may be appropriate for investors seeking a combination of current income and stability of capital.

PERFORMANCE BAR CHART AND TABLE

The information in the following chart and table provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and how the Fund's average annual returns compare with those of a broad measure of market performance.The Fund's past performance is not necessarily an indication of how the Fund will perform in the future.

ANNUAL TOTAL RETURNS FOR CLASS A SHARES
for the years ending December 31

                                    [GRAPH]

                               BEST QUARTER 1.42%
                                3rd Quarter,2000
                               WORST QUARTER 0.15%
                                4th Quarter,2002

AVERAGE ANNUAL TOTAL RETURNS(1)
For the periods ending December 31,2002

                        Class A         Class B        Class C
                        -------         -------        -------

  1 Year                 0.78%           0.85%          0.74%
  5 Years                3.64%           3.71%          3.65%
  10 Years               3.81%            N/A            N/A
  Since Inception           N/A          4.02%          3.88%

(1)      The inception date for the Fund's three classes of shares were as follows: Class A shares, April 3, 1987; Class B shares, January 1,
         1996; and Class C shares, April 30, 1996.

The Fund's seven day yield as of December 31,2002 was 0.45%,0.46% and 0.55% for
Class A,Class B and Class C shares,respectively.

---------------
(*)You should consult with your financial advisor before deciding whether the
Fund is an appropriate investment choice in light of your particular financial needs and risk tolerance.

                                       29

FEES AND EXPENSES

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES

fees paid directly from your investment

                                         Class A      Class B        Class C
                                         -------      -------        -------

 Maximum sales charge (load)
 imposed on purchases
 (as a % of offering price)               NONE          NONE          NONE

 Maximum deferred sales
 charge (load) (as a % of
 purchase price)(1)                       NONE          NONE          NONE

 Redemption/exchange fee(2)               NONE          NONE          NONE

ANNUAL FUND OPERATING EXPENSES
expenses that are deducted from Fund assets

                                   Class A     Class B      Class C
                                   -------     -------      -------

 Management fees                     0.40%      0.40%       0.40%

 Distribution and/or

 service (12b-1) fees                NONE        NONE      NONE

 Other expenses                      1.33%      1.25%      1.29%

 Total annual Fund

 operating expenses                  1.73%      1.65%      1.69%

 Expenses reimbursed(3)              0.85%      0.85%      0.85%

 Net Fund

 operating expenses                  0.88%      0.80%      0.84%

(1)      No CDSC applies to your purchase of Fund shares.If,however,you exchange shares of anotherIvy fund that are subject to a CDSC for shares of the
         Fund,the CDSC may carry over to your investment in the Fund and be assessed when you redeem your Fund shares (depending on how much time haselapsed since your original purchase date).
(2)      If you choose to receive your redemption proceeds via Federal Funds wire,a $10 wire fee will be charged to your account.
(3)      The Fund's Investment Manager has contractually agreed to reimburse the
         Fund's expenses for the fiscal year endingDecember 31,2003,to the extent necessary to ensure that the Fund's Annual Fund Operating
         Expenses,when calculated at theFund level,do not exceed 0.85% of the
         Fund's average net assets.For each of the following eight years,the
         Investment Manager has contractually agreed to ensure that these expenses do not exceed 1.25% of the Fund's average net assets.

EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods (with additional information shown for Class B and Class C shares based on the assumption that you do not redeem your shares at that time).The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.Although your actual costs may be higher or lower, based on these assumptions,your costs would be as follows:

Year        Class A        Class B        Class C
----        -------        -------        -------

1st        $    90         $   82         $    86
3rd            366            341             354
5th            664            621             643
10th         1,573          1,494           1,528

                                       30

ADDITIONAL INFORMATION
ABOUT PRINCIPAL
INVESTMENT STRATEGIES

AND RISKS

PRINCIPAL STRATEGIES

IVY CUNDILL GLOBAL VALUE FUND: The Fund seeks to achieve its principal objective of long-term capital growth by investing primarily in the equity securities of companies throughout the world.

The investment approach of Peter Cundill & Associates, Inc. ("Cundill"),the
Fund's sub-advisor, is based on a contrarian "value" philosophy.Cundill looks for securities that are trading below their estimated intrinsic value. To determine the intrinsic value of a particular company, Cundill focuses primarily on the company's financial statements. Cundill also considers factors such as earnings, dividends, business prospects, management capabilities and potential catalysts (such as a change in management) to realize shareholder value.A security is purchased when the price reflects a significant discount to
Cundill's estimate of the company's intrinsic value. Given the bottom-up or company-specific approach, Cundill does not forecast economies or corporate earnings and does not rely on market timing.

IVY DEVELOPING MARKETS FUND: The Fund seeks to achieve its principal objective of long-term growth by investing primarily in the equity securities of companies that the Fund's manager believes will increase shareholder value through the economic development and growth of emerging markets. The Fund considers an emerging market country to be one that is generally viewed as "developing" or
"emerging" by the World Bank and the International Finance Corporation, or
classified as "emerging" by the United Nations.The Fund usually invests its assets in at least three different emerging market countries, and may invest more than 25% of its assets in the securities of issuers located in a single country. The countries in which the Fund invests are selected on the basis of a mix of factors that include long-term economic growth prospects, anticipated inflation levels, and the effect of applicable government policies on local business conditions. The Fund is managed using an approach which focuses on financial ratios such as price/earnings, price/book value, price/cash flow, dividend yield and price/replacement cost. Securities purchased are believed to be attractively valued on one or more of these measures relative to a broad universe of comparable securities.

IVY EUROPEAN OPPORTUNITIES FUND: The Fund seeks to achieve its principal objective of long-term capital growth by investing primarily in the equity securities of companies located or otherwise doing business in European countries and covering a broad range of economic and industry sectors. The Fund may also invest a significant portion of its assets in European debt securities, up to 20% of which is considered below investment grade (commonly referred to as "high yield" or "junk" bonds). The Fund's manager follows a
"bottom-up" approach to investing, which focuses on
prospects for long-term earnings growth.Company selection is generally based on an analysis of a wide range of financial indicators (such as growth,earnings,cash,book and enterprise value), as well as factors such as market position, competitive advantage and management strength.Country and sector allocation decisions are driven by the company selection process.

IVY GLOBAL FUND: The Fund seeks to achieve its principal objective of long-term capital growth by investing primarily in the equity securities of companies throughout the world.The Fund invests in a variety of economic sectors,industry segments and individual securities to reduce the effects of price volatility in any one area, and normally invests its assets in at least three different countries (including the United States).Countries are selected on the basis of a mix of factors that include long-term economic growth prospects, anticipated inflation levels,and the effect of applicable government policies on local business conditions.The Fund is managed using an approach which focuses on financial ratios such as price/earnings, price/book value,price/cash flow, dividend yield and price/replacement cost.Securities purchased are believed to be attractively valued on one or more of these measures relative to a broad universe of comparable securities.

IVY GLOBAL NATURAL RESOURCES FUND: The Fund seeks to achieve its principal objective of long-term growth by investing primarily in the equity securities of companies throughout the world that own,explore or develop natural resources and other basic commodities or that supply goods and services to such companies.The
Fund's manager targets for investment well managed companies that are expected to increase shareholder value through successful exploration and development of natural resources,balancing the Fund's portfolio with low cost,low debt producers that have outstanding asset bases,and positions that are based on anticipated commodity price trends.Additional emphasis is placed on sectors that are out of favor but appear to offer the most significant recovery potential over a one to three year period.All investment decisions are reviewed systematically and cash reserves may be allowed to build up when valuations seem
unattractive.The Fund's manager attempts to minimize risk through diversifying the Fund's portfolio by commodity,country,issuer and asset class.

IVY GLOBAL SCIENCE & TECHNOLOGY FUND: The Fund seeks to achieve its principal objective of long-term capital growth by investing in the equity securities of companies throughout the world that are expected to increase shareholder value through the development,advancement and use of science and technology.The Fund may also invest in companies that are expected to profit indirectly from the commercialization of technological and scientific advances.Industries likely to be represented in the Fund's overall portfolio holdings include
Internet,computers and peripheral products, software,electronic components and systems, telecommunications,and media and information services.The Fund intends to invest its assets in at least three different countries,but may at any given time have a substantial portion of its assets invested in the United States.

                                       31

IVY INTERNATIONAL FUND: The Fund seeks to achieve its principal objective of long-term capital growth by investing primarily in equity securities principally traded in European, Pacific Basin and Latin American markets. The Fund invests in a variety of economic sectors and industry segments to reduce the effects of price volatility in any one area,and usually is invested in at least three different countries. The Fund's manager focuses on expanding foreign economies and companies that generally have at least $1 billion in capitalization at the time of investment and a solid history of operations. Individual securities are selected on the basis of various indicators (such as earnings, cash flow, assets and long term growth potential) and are reviewed for fundamental financial strength.

IVY INTERNATIONAL SMALL COMPANIES FUND: The Fund seeks to achieve its principal objective of long-term growth by investing in equity securities of foreign issuers having total market capitalization of less than $2 billion at initial purchase across a wide range of geographic, economic and industry sectors. Countries are selected on the basis of a mix of factors that include long-term economic growth prospects, anticipated inflation levels,and the effect of applicable government policies on local business conditions.

The Fund's portfolio is managed using a "bottom-up" approach,which focuses on prospects for long-term earnings growth.Company selection for this segment of the Fund is generally based on an analysis of a wide range of financial indicators (such as growth,earnings,cash,book and enterprise value),as well as factors such as market position, competitive advantage and management
strength.Country and sector allocation decisions for this segment are driven by the company selection process.

IVY INTERNATIONAL VALUE FUND: The Fund seeks to achieve its principal objective of long-term capital growth by investing in equity securities principally traded in European,Pacific Basin and Latin American markets.The Fund invests in a variety of economic sectors and industry segments to reduce the effects of price volatility in any one area.The Fund's manager seeks out rapidly expanding foreign economies and companies that generally have at least $1 billion in capitalization at the time of investment and a solid history of operations.Other factors that the Fund's manager considers in selecting particular countries include long term economic growth prospects,anticipated inflation levels,and the effect of applicable government policies on local business conditions.The Fund is managed using a value approach, which focuses on financial ratios such as price/earnings, price/book value,price/cash flow,dividend yield and price/replacement cost.Securities purchased are believed to be attractively valued on one or more of these measures relative to a broad universe of comparable securities.

IVY PACIFIC OPPORTUNITIES FUND: The Fund seeks to achieve its investment objective of long-term capital growth by investing primarily in equity securities of companies traded mainly on markets in the Pacific region,issued by companies organized under the laws of a Pacific region country or issued by any company with more than half of its business in the Pacific region.Examples of
Pacific region countries include China,Hong Kong,Malaysia,Sri Lanka,Australia and India.The Fund usually invests in at least three different countries,and does not intend to concentrate its investments in any particular industry.The countries in which the Fund invests are selected on the basis of a mix of factors that include long-term economic growth prospects,anticipated inflation levels,and the effect of applicable government policies on local business
conditions.The Fund is managed using an approach which focuses on financial ratios such as price/earnings,price/book value,price/cash flow,dividend yield and price/replacement cost.Securities purchased are believed to be attractively valued on one or more of these measures relative to a broad universe of comparable securities.

IVY GROWTH FUND: The Fund seeks to achieve its principal objective of long-term growth by investing primarily in large- and mid-cap stocks,and seeks to provide additional diversification by investing a small portion of its assets in small-cap US stocks.The Fund is managed using a top-down approach,ultimately leading to stock selection.The small-cap stock component represents riskier companies,with no proven record necessarily,that are believed to have the potential to increase their sales and earnings at above average rates.

IVY US BLUE CHIP FUND: The Fund seeks to achieve its principal objective of long-term growth by investing primarily in equity securities of US companies occupying leading market positions that are expected to be maintained or enhanced over time (commonly known as "Blue Chip" companies).Blue Chip companies tend to have a lengthy history of profit growth and dividend payment,and a reputation for quality management structure,products and services.Securities of
Blue Chip companies are generally considered to be highly liquid,since they are well supplied in the marketplace relative to their smaller-capitalized counterparts and because their trading volume tends to be higher.The median market capitalization of companies targeted for investment is expected to be at least $5 billion.

IVY US EMERGING GROWTH FUND: The Fund seeks to achieve its principal objective of long-term growth by investing primarily in the equity securities of domestic corporations that are small and medium sized. Companies targeted for investment typically are in the early stages of their life cycles and are believed by the
Fund's manager to have the potential to increase their sales and earnings at above-average rates. These companies typically are selected from within the technology,healthcare,entertainment, and business and consumer services sectors,which have presented attractive growth opportunities in recent
years.Portfolio holdings are reviewed regularly for valuation,relative strength and changes in earnings estimates.

IVY BOND FUND:The Fund seeks to achieve its investment objective of a high level of current income by investing primarily in investment grade bonds (which are those rated in the four highest rating categories used by Moody's and S&P) and
US Government securities that mature in more than 13 months.The Fund may invest up to 20% of its net assets in debt securities that are considered below investment grade (commonly referred to as "high yield" or

                                       32

"junk" bonds). As much as 20% of the Fund's net assets may be invested in foreign securities (including those in emerging markets).

The Fund's manager targets investment issuers with stable or improving credit profiles. Individual securities are selected on the basis of factors such as comparative yields and credit quality, and where appropriate, country-specific currency and interest rate trends.

IVY MONEY MARKET Fund: The Fund seeks to achieve its investment objective of as high a level of current income as is consistent with the preservation of capital and liquidity by investing in high-quality, short term debt securities. The
Fund's debt investments are required to present minimal credit risk and be included in one of the two highest short term rating categories that apply to debt securities. By purchasing these types of securities, the Fund expects to maintain a constant net asset value of $ 1.00 per share (although there is no guarantee that the Fund's efforts will be successful). The Fund's portfolio is actively monitored on a daily basis to maintain competitive yields.

ALL Funds: Each Fund may from time to time take a temporary defensive position and invest without limit in US Government securities, investment-grade debt securities (which are those rated in the four highest rating categories used by
Moody's and S&P), and cash and cash equivalents such as commercial paper, short term notes and other money market securities. When a Fund assumes such a defensive position it may not achieve its investment objective. Investing in debt securities also involves both interest rate and credit risk.

PRINCIPAL RISKS

GENERAL MARKET RISK:

As with any mutual fund, the value of the fund investments and the income they generate will vary daily and generally reflect market conditions, interest rates and other issuer-specific, political or economic developments.

The Funds' share value will decrease at any time during which its security holdings or other investment techniques are not performing as well as anticipated. You could lose money by investing in the Funds depending upon the timing of your initial purchase and any subsequent redemption or exchange.

Other RISKS: Funds that invest heavily in the equity securities of foreign issuers are more susceptible to the risks associated with these types of securities than Funds that invest primarily in the securities of U.S. issuers and/or debt securities. Following is a description of these risks, along with the risks commonly associated with the other securities and investment techniques that the Funds' portfolio managers consider important in achieving the Funds' investment objectives or in managing the Funds' exposure to risk (and that could therefore have a significant effect on the Funds' returns). Other investment methods that the Funds may use (such as derivative investments), but that do not play a key role in the Funds' overall investment strategy, are described in the Funds' Statement of Additional Information (see back cover page for information on how you can receive a free copy).

BORROWING: For temporary or emergency purposes (such as meeting shareholder redemption requests within the time periods specified under the Investment
Company Act of 1940), the Funds (with the exception of Ivy Global Natural
Resources Fund and Ivy International Small Companies Fund, which may borrow up to 33%) may borrow up to 10% of the value of its total assets from qualified banks. Borrowing may exaggerate the effect on the Funds' share value of any increase or decrease in the value of the securities it holds. Money borrowed will also be subject to interest costs.

DEBT SECURITIES, IN GENERAL: Investing in debt securities involves both interest rate and credit risk. The value of debt instruments generally increase as interest rates decline. Conversely, rising interest rates tend to cause the value of debt securities to decrease. The Funds' portfolio is therefore susceptible to losses in a rising interest rate environment. The market value of debt securities also tends to vary according to the relative financial condition of the issuer. Bonds with longer maturities also tend to be more volatile than bonds with shorter maturities.

DEPOSITORY RECEIPTS: The Funds may acquire interests in foreign issuers in the form of sponsored or unsponsored American Depository Receipts ("ADRs"), Global
Depository Receipts ("GDRs") and similar types of depository receipts. ADRs typically are issued by a U.S. bank or trust company and represent ownership of the underlying securities issued by a foreign corporation. GDRs and other types of depository receipts are usually issued by foreign banks or trust companies.
The Funds' investments in ADRs, GDRs and other depository receipts are viewed as investments in the underlying securities.

Depository receipts can be difficult to price and are not always exchange-listed. Unsponsored depository programs also are organized independently without the cooperation of the issuer of the underlying securities. As a result, information concerning the issuer may not be as current or as readily available as in the case of sponsored depository instruments, and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

DERIVATIVE INVESTMENT TECHNIQUES: The Funds (other than Ivy Money Market Fund)
may, but are not required to, use certain derivative investment techniques to hedge various market risks (such as interest rates, currency exchange rates and broad or specific market movements). Among the derivative techniques the Funds might use are options, futures, forward foreign currency contracts and foreign currency exchange transactions.

Using put and call options could cause the Funds to lose money by forcing the sale or purchase of portfolio securities at inopportune times or for prices higher (in the case of put options) or lower (in the case of call options) than current market values, by limiting the amount of appreciation the Funds can realize on its investments, or by causing the Funds to hold a security it might otherwise sell.

                                       33

Futures transactions (and related options) involve other types of risks. For example, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Funds could cause losses on the hedging instrument that are greater than gains in the value of the Funds' position. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, the Funds might not be able to close out a transaction before expiration without incurring substantial losses (and it is possible that the transaction cannot even be closed). In addition, the daily variation margin requirements for futures contracts would create a greater ongoing potential financial risk than would purchases of options, where the exposure is limited to the cost of the initial premium.

Foreign currency transactions and forward foreign currency contracts involve a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the advisors' judgment as to certain market movements is incorrect, the risk of losses that are greater than if the investment technique had not been used. For example, changes in currency exchange rates may result in poorer overall performance for a Fund than if it had not engaged in such transactions. There may also be an imperfect correlation between the Funds' portfolio holdings of securities denominated in a particular currency and the forward contracts entered into by the Funds. An imperfect correlation of this type may prevent the Funds from achieving the intended hedge or expose the Funds to the risk of currency exchange loss. These investment techniques also tend to limit any potential gain that might result from an increase in the value of the hedged position.

EQUITY SECURITIES: Equity securities typically represent a proportionate ownership interest in a company. As a result, the value of equity securities rises and falls with a company's success or failure. The market value of equity securities can fluctuate significantly, with smaller companies being particularly susceptible to price swings. Transaction costs in smaller-company securities may also be higher than those of larger companies.

FOREIGN CURRENCIES: Foreign securities may be denominated in foreign currencies.
The value of the Funds' investments, as measured in U.S. dollars, may be affected unfavorably by changes in foreign currency exchange rates and exchange control regulations. Currency conversion can also be costly.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS AND FORWARD FOREIGN CURRENCY
CONTRACTS: The Funds (not including Ivy Money Market Fund) may, but are not required to, use foreign currency exchange transactions and forward foreign currency contracts to hedge certain market risks (such as interest rates, currency exchange rates and broad or specific market movement). These investment techniques involve a number of risks, including the possibility of default by the counterparty to the transaction and, to the extent the Funds' judgment as to certain market movements is incorrect, the risk of losses that are greater than if the investment technique had not been used. For example, there may be an imperfect correlation between the Funds' portfolio holdings of securities denominated in a particular currency and the forward contracts entered into by the Funds. An imperfect correlation of this type may prevent the Funds from achieving the intended hedge or expose the Funds to the risk of currency exchange loss. These investment techniques also tend to limit any potential gain that might result from an increase in the value of the hedged position.

FOREIGN SECURITIES: Investing in foreign securities involves a number of economic, financial and political considerations that are not associated with the U.S. markets and that could affect the Funds' performance unfavorably, depending upon prevailing conditions at any given time. For example, the securities markets of many foreign countries may be smaller, less liquid and subject to greater price volatility than those in the U.S. Foreign investing may also involve brokerage costs and tax considerations that are not usually present in the U.S. markets.

Other factors that can affect the value of the Funds' foreign investments include the comparatively weak supervision and regulation by some foreign governments of securities exchanges, brokers and issuers, and the fact that many foreign companies may not be subject to uniform accounting, auditing and financial reporting standards. It may also be difficult to obtain reliable information about the securities and business operations of certain foreign issuers. Settlement of portfolio transactions may also be delayed due to local restrictions or communication problems, which can cause the Funds to miss attractive investment opportunities or impair its ability to dispose of securities in a timely fashion (resulting in a loss if the value of the securities subsequently declines).

GROWTH STOCK RISK - Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

ILLIQUID SECURITIES: The Funds (not including Ivy Money Market Fund) may invest up to 15% of their net assets in illiquid securities, which are assets that may not be disposed of in the ordinary course of business within seven days at roughly the value at which the Funds have valued the assets. Some of these may be "restricted securities," which cannot be sold to the public without registration under the Securities Act of 1933 (in the absence of an exemption)
or because of other legal or contractual restrictions on resale. There is a risk that the Funds will not be able to dispose of its illiquid securities on a timely basis at an acceptable price.

LOW-RATED DEBT SECURITIES: In general, low-rated debt securities (commonly referred to as "high yield" or "junk" bonds) offer higher yields due to the increased risk that the issuer will be unable to meet its obligations on interest or principal payments at the time called for by the debt instrument.
For this reason, these bonds are considered

                                       34

speculative and could significantly weaken the Funds' returns.

PRECIOUS METALS AND OTHER PHYSICAL COMMODITIES: Ivy Global Natural Resources
Fund can invest in precious metals and other physical commodities. Commodities trading is generally considered speculative because of the significant potential for investment loss. Among the factors that could affect the value of the Fund's investments in commodities are cyclical economic conditions, sudden political events and adverse international monetary policies. Markets for precious metals and other commodities are likely to be volatile and there may be sharp price fluctuations even during periods when prices overall are rising. The Fund may also pay more to store and accurately value its commodity holdings than it does with its other portfolio investments.

SPECIAL EMERGING MARKET CONCERNS: The risks of investing in foreign securities are heightened in countries with new or developing economies. Among these additional risks are the following:

-        securities that are even less liquid and more volatile than those in more developed foreign countries;

-        less stable governments that are susceptible to sudden adverse actions
         (such as nationalization of businesses, restrictions on foreign ownership or prohibitions against repatriation of assets);

-        increased settlement delays;

-        unusually high inflation rates (which in extreme cases can cause the value of a country's assets to erode sharply);

-        abrupt changes in exchange rate regime or monetary policy;

-        unusually large currency fluctuations and currency conver sion costs
         (see "Foreign Currencies" above); and

-        high national debt levels (which may impede an issuer's payment of principal and/or interest on external debt).

VALUE STOCK RISK: Value stocks are stocks of companies that may have experienced adverse business or industry developments or may be subject to special risks that have caused the stocks to be out of favor and, in the Manager's opinion, undervalued. If the Manager's assessment of a company's prospects is wrong, the price of its stock may fall, or may not approach the value the Manager has placed on it.

WARRANTS: As a holder of certain securities, the Funds may have the opportunity to purchase warrants. The holder of a warrant pays for the right to purchase a given number of an issuer's shares at a specified price until the warrant expires. If a warrant is not exercised by the date of its expiration (such as when the underlying securities are no longer an attractive investment), the
Funds would lose what it paid for the warrant.

ZERO COUPON BONDS: Zero coupon bonds are debt obligations issued without any requirement for the periodic payment of interest (and are issued at a significant discount from face value). Because the income from zero coupon bonds is recognized currently for Federal income tax purposes, the amount of the unpaid, accrued interest a Fund generally would be required to distribute as dividends includes that income (even though the Fund has not actually received any income proceeds). The Fund could be forced to sell other portfolio securities at a disadvantageous time and/or price in order to meet its distribution obligations.

RISK CHARACTERISTICS

Investors in Ivy European Opportunities Fund, Ivy Global Science & Technology
Fund, and Ivy US Emerging Growth Fund should note that the aforementioned risks may be heightened in the case of securities issued through IPOs.

MANAGEMENT

INVESTMENT ADVISOR

Waddell & Reed Ivy Investment Company ("WRIICO")
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, KS 66201-9217

WRIICO provides business management services to the Funds and investment advisory services to all Funds other than Ivy Global Natural Resources
Fund. WRIICO is an SEC-registered investment advisor with approximately $ 1.6 billion in assets under management as of December 31, 2002. For the Funds'
fiscal year ended December 31,2002, all Funds paid WRIICO a fee that was equal to the following percentages of the Funds' respective average net assets as listed below:

                                         FEE PAID TO WRIICO AS A
                                           PERCENTAGE OF THE
 FUND NAME                             FUND'S AVERAGE NET ASSETS
 ---------                             -------------------------

 Ivy Global Natural Resources Fund                .50%
 Ivy Growth Fund                                  .85%
 Ivy US Blue Chip Fund                            .75%
 Ivy US Emerging Growth Fund                      .85%
 Ivy Bond Fund                                    .50%
 Ivy Money Market Fund                            .40%
 All Other Funds                                 1.00%

The Funds' investment advisor, WRIICO, is a wholly owned subsidiary of Waddell &
Reed Financial, Inc., a publicly held company located 6300 Lamar Avenue, P.O.
Box 29217, Shawnee Mission, Kansas 66201-9217.

Cundill, an SEC-registered investment adviser located at Suite Al, 1470 East
Valley Road, P.O. Box 50133, Montecito, California, 93150-0133, serves as subadvisor to Ivy Cundill Global Value Fund under an agreement with WRIICO.
Cundill began operations in 1984, and as of December 31, 2002 (along with its affiliates) had approximately $ 1.8 billion in assets under management. For its services, Cundill receives a fee from WRIICO that is equal, on an annual basis, to 0.50% of Ivy Cundill Global Value Fund's average net assets.

Under an agreement between WRIICO and Henderson Global Investors (North America)
Inc. ("HGINA"), HGINA serves as subadvisor to Ivy European Opportunities Fund and Ivy International Small Companies Fund. WRIICO pays HGINA for its services a fee payable monthly at an annual rate of 0.45% of the first $ 100,000,000 of net assets and

                                       35

0.40% thereafter of the portion of each Fund's average daily net assets managed by HGINA. Henderson Investment Management Ltd. ("Henderson"), 4 Broadgate
Avenue, London, England EC2M 2DA, under a subadvisory agreement with HGINA, serves as subadvisor to these two Funds. For the period from January 1, 2002 to
December 16, 2002 IMI paid Henderson for its services a fee that was equal on an annual basis to 0.22% of each Fund's average daily net assets. Henderson is an indirect, wholly owned subsidiary of AMP Limited, an Australian life insurance and financial services company located in New South Wales, Australia.

Mackenzie Financial Corporation ("MFC"), 150 Bloor Street West, Suite 400,
Toronto, Ontario, Canada M5S 3B5, serves as the investment adviser to Ivy Global
Natural Resources Fund and is responsible for selecting Ivy Global Natural
Resources Funds' portfolio investments. MFC has been an investment counsel and mutual fund manager in Toronto for more than 34 years, and as of December 31,
2002 had over $21.8 billion in assets under management. For its services, MFC receives a fee from the Fund that is equal, on an annual basis, to 0.50% of the
Fund's average net assets.

PORTFOLIO MANAGEMENT

Ivy Cundill Global Value Fund: The Fund is managed by investment professionals who are supported by a team of research analysts who are responsible for providing information on regional and country-specific economic and political developments and monitoring individual companies.

F. Peter Cundill, founder and majority shareholder has over 32 years of value-investing experience and has managed MFC's Cundill Value Fund since 1975.
He is a Chartered Financial Analyst, a Chartered Accountant and holds a Bachelor of Commerce degree from McGill University, Montreal. In December 2001, the
Canadian Mutual Fund Awards, sponsored by Morningstar Canada, honored Mr.
Cundill with an Analysts' Choice Career Achievement Award.

Hiok Hhu Ng, Portfolio Manager, assists in the management of the Fund. Mr. Ng holds a degree in finance from the University of British Columbia and is a
Chartered Financial Analyst. He has been with Cundill since receiving his degree in 1998.

Ivy Developing Markets Fund, Ivy Global Fund, Ivy International Fund, Ivy
International Value Fund and Ivy Pacific Opportunities Fund: Thomas A. Mengel is
primarily responsible for the management of the Ivy Developing Markets Fund, Ivy
Global Fund, Ivy International Fund, Ivy International Value Fund and Ivy
Pacific Opportunities Fund. Mr. Mengel has held his responsibilities for these
Funds since December 17, 2002. Since May 1996, Mr. Mengel has managed other investment companies for which Waddell & Reed Investment Management Company
("WRIMCO"), an affiliate ofWRIICO, serves as investment manager. Mr. Mengel is
Senior Vice President of WRIICO and of WRIMCO, Vice President of the Funds and
Vice President of other investment companies for which WRIMCO serves as investment manager.

Ivy European Opportunities Fund: Stephen Peak, Executive Director of Henderson
and head of Henderson's European equities team, is primarily responsible for selecting the Fund's portfolio of investments. Formerly a director and portfolio manager with Touche Remnant & Co., Mr. Peak has 28 years of investment experience. He joined Henderson in 1986 and since that time has won numerous awards in recognition of his long-term performance record (eight S&P Micropal awards, two Lipper awards, three Investment Week awards and one Canadian Mutual
Funds award.) The awards were based on the performance of other funds that he manages.

Ivy Global Natural Resources Fund: Frederick Sturm, a Senior Vice President of
MFC, has managed the Fund since its inception. Mr. Sturm joined MFC in 1983. He is a Chartered Financial Analyst and holds a graduate degree in commerce and finance from the University of Toronto.

Ivy Global Science & Technology Fund: Zachary H. Shafran is primarily responsible for the management of the Ivy Global Science &Technology Fund. Mr.
Shafran has held his Fund responsibilities since December 17, 2002. Since
February 2001, Mr. Shafran has managed other investment companies for which
WRIMCO, an affiliate of WRIICO, serves as investment manager. Mr. Shafran is
Senior Vice President of WRIICO and of WRIMCO, Vice President of the Funds and
Vice President of other investment companies for which WRIMCO serves as investment manager. Mr. Shafran has served as a portfolio manager for WRIMCO since January 1996 and has been an employee of WRIMCO and its predecessor since
1990.

Ivy International Small Companies Fund: The Fund is managed by the Henderson team. The Henderson team's investment process combines top-down regional allocation with a bottom-up stock selection approach. Simon Savill, Henderson's
Fund Manager of European Equities, is responsible for the Fund's regional allocations. Mr. Savill has more than eight years of investment experience and holds a BA degree in Biology from Oxford University. He joined Henderson in 1995 and has been managing European equity funds with Henderson since 1999. Regional allocations are based on factors such as interest rates and current economic cycles, which are used to identify economies with relatively strong prospects for real economic growth. Individual stock selections are based largely on prospects for earnings growth.

Ivy Growth Fund: Antonio Intagliata is primarily responsible for the management of the Ivy Growth Fund. Mr. Intagliata has held his Fund responsibilities since
December 17, 2002. Since November 1979, Mr. Intagliata has managed other investment companies for which WRIMCO, an affiliate of WRIICO, serves as investment manager. Mr. Intagliata is Senior Vice President of WRIICO and
of WRIMCO, Vice President of the Funds and Vice President of other investment companies for which WRIMCO serves as investment manager. Mr. Intagliata has been an employee of WRIMCO since June 1973.

Ivy US Blue Chip Fund: James D.Wineland is primarily responsible for the management of the Ivy US Blue Chip Fund. He has held his Fund responsibilities since February 3, 2003. Since January 1988, Mr. Wineland has managed investment companies for which WRIMCO, an affiliate of WRIICO, serves as investment manager. Mr. Wineland is Senior Vice President ofWRIICO and WRIMCO, Vice
President of the Funds and Vice President of other investment companies for which WRIMCO serves as investment manager.

                                       36

IVY US Emerging Growth Fund: Kimberly A. Scott CFA, is primarily responsible for the management of the Ivy US Emerging Growth Fund. Ms. Scott has held her Fund responsibilities since December 17, 2002. Since February 2001, Ms. Scott has managed other investment companies for which WRIMCO, an affiliate of WRIICO, serves as investment manager. Ms. Scott is Senior Vice President of WRIICO, Vice
President of WRIMCO, Vice President of the Funds and Vice President of other investment companies for which WRIMCO serves as investment manager. Ms. Scott served as an investment analyst with WRIMCO from April 1999 to February 2001.
From 1994 to 1999, she was an equity analyst for Bartlett & Company.

IVY Bond Fund: James C. Cusser, CFA, is primarily responsible for the management of the Ivy Bond Fund. Mr. Cusser has held his Fund responsibilities since
December 17, 2002. Since August 1992, Mr. Cusser has managed other investment companies for which WRIMCO, an affiliate of WRIICO, serves as investment manager. Mr. Cusser is Senior Vice President of WRIICO and of WRIMCO, Vice
President of the Funds and Vice President of other investment companies for which WRIMCO serves as investment manager.

IVY MONEY MARKET Fund: Mira Stevovich CFA, is primarily responsible for the management of the Ivy Money Market Fund. Ms. Stevovich has held her Fund responsibilities since December 17, 2002. Since May 1998, Ms. Stevovich has managed other investment companies for which WRIMCO, an affiliate of WRIICO, serves as investment manager. Ms. Stevovich is Senior Vice President of WRIICO,
Vice President of WRIMCO, Vice President and Assistant Treasurer of the Funds
and Vice President and Assistant Treasurer of other investment companies for which WRIMCO serves as investment manager. Ms. Stevovich had served as the
Assistant Portfolio Manager for investment companies managed by WRIMCO and its predecessor since January 1989 and has been an employee of such since March
1987.

SHAREHOLDER INFORMATION
PRICING OF FUND SHARES

The price to buy a share of a Fund, called the offering price, is calculated every business day.

The offering price of a share (the price to buy one share of a particular class)
is the next NAV calculated per share of that class plus, for Class A shares, the sales charge shown in the table.

In the calculation of a Fund's NAV:

-        The securities in the Fund's portfolio that are listed or traded on an exchange are valued primarily using market prices.

-        Bonds are generally valued according to prices quoted by an independent pricing service.

-        Short-term debt securities are valued at amortized cost, which approximates market value.

-        Other investment assets for which market prices are unavailable are valued at their fair value by or at the direction of the Board of
         Directors.

Each Fund is open for business every day the New York Stock Exchange (NYSE) is open. The Funds normally calculate their NAVs as of the close of business of the
NYSE, normally 4 p.m. Eastern time, except that an option or futures contract held by a Fund may be priced at the close of the regular session of any other securities exchange on which that instrument is traded.

As noted, some of the Funds may invest in securities listed on foreign exchanges which may trade on Saturdays or on U.S. national business holidays when the NYSE is closed. Consequently, the NAV of Fund shares may be significantly affected on days when a Fund does not price its shares and when you are not able to purchase or redeem a Fund's shares. Similarly, if an event materially affecting the value of foreign investments or foreign currency exchange rates occurs prior to the close of business of the NYSE but after the time their values are otherwise determined, such investments or exchange rates may be valued at their fair value as determined in good faith by or under the direction of each Fund's Board of
Trustees.

When you place an order to buy shares, your order will be processed at the next offering price calculated after your order is received and accepted. Note the following:

-        All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. Neither cash nor post-dated checks will be accepted.

-        If you buy shares by check, and then sell those shares by any method other than by exchange to another fund in the Ivy Funds, the payment may be delayed for up to ten (10) days from the date of purchase to ensure that your previous investment was cleared.

The number of shares you receive when you place a purchase or exchange order, and the payment you receive after submitting a redemption request, is based on a
Funds' net asset value next determined after your instructions are received in proper form by PFPC, Inc. (the Funds' transfer agent) or by your registered securities dealer. Each purchase and redemption order is subject to any applicable sales charge (see "Choosing the appropriate class of shares" below).
Since the Funds normally invest in securities that are listed on foreign exchanges that may trade on weekends or other days when the Funds do not price their shares, each Fund's share value may change on days when shareholders will not be able to purchase or redeem the Fund's shares.

HOW TO BUY SHARES

Please read these sections below carefully before investing.

CHOOSING THE APPROPRIATE CLASS OF SHARES:

If you do not specify on your Account Application which class of shares you are purchasing, it will be assumed that you are purchasing Class A shares.

                                       37

Each Fund (except Ivy Money Market Fund) has adopted separate distribution and service plans pursuant to Rule I2b-l under the 1940 Act for its Class A, B and C shares that allow the Fund to pay distribution and other fees for the sale and distribution of its shares and for services provided to shareholders. Because these fees are paid out of the Fund's assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

Effective February 18, 2003, Class I shares of the Funds are closed to further investment.

The following tables display the various investment minimums, sales charges and expenses that apply to each class.

                         Minimum               Minimum
                         Initial             Subsequent
                         Investment*         Investment*
                     ----------------       ------------

Class A                     $1,000              $100
Class B                     $1,000              $100
Class C                     $1,000              $100
Advisor Class              $10,000              $250

*minimum initial and subsequent investments for retirement plans are $25.

                      Initial                                         Service &
                      Sales                                         Distribution
                      Charge                      CDSC                 Fees(*)
                      ------                      ----                 -------

Class A              Maximum                      none,            .25% service
              5.75%,(**) with options           except on                fee
                  for a reduction              certain NAV
                    or waiver                   purchases

Class B              none                        Maximum               .75%
                                                 5.00%;             distribution
                                             declines over          fee and .25%
                                              six years(***)          service fee

Class C             none                        1.00% for              .75%
                                            the first year(***)     distribution
                                                                    fee and .25%
                                                                     service fee

Advisor Class       none                            none                none

* None for Ivy Money Market Fund.
**4.75% for Ivy Bond Fund; none for Ivy Money Market Fund.
***For Ivy Money Market Fund, CDSC is applicable only on shares purchased with proceeds from the exchange of other Ivy Fund shares that would otherwise have been subject to a CDSC.

ADDITIONAL PURCHASE INFORMATION

All information in this section applies to all Funds except Ivy Money Market
Fund, which does not charge an initial sales charge or CDSC on any share class.

CLASS A SHARES: Class A shares are sold at a public offering price equal to their net asset value per share plus an initial sales charge, as set forth in the tables below (which is reduced as the amount invested increases):

ALL FUNDS (EXCEPT IVY BOND FUND)

                          SALES               SALES              PORTION OF
                        CHARGE AS            CHARGE AS             PUBLIC
                       A PERCENTAGE        A PERCENTAGE           OFFERING
AMOUNT                   OF PUBLIC      OF NET AMOUNT PRICE     PRICE RETAINED
INVESTED              OFFERING PRICE         INVESTED             BY DEALER
--------              --------------    -------------------     ---------------

Less than
$50,000                    5.75%               6.10%               5.00%

$50,000 but
less than
$ 100,000                  5.25%               5.54%               4.50%

$100,000 but
less than
$250,000                   4.50%               4.71%               3.75%

$250,000 but
less than
$500,000                   3.00%               3.09%               2.50%

$500,000 or
over(*)                    0.00%               0.00%               0.00%

IVY BOND FUND

                        SALES         SALES            PORTION OF
                      CHARGE AS      CHARGE AS           PUBLIC
                    A PERCENTAGE   A PERCENTAGE         OFFERING
AMOUNT                OF PUBLIC    OF NET AMOUNT     PRICE RETAINED
INVESTED          OFFERING PRICE      INVESTED          BY DEALER
------            --------------   -------------     --------------

$100,000              4.75%          4.99%               4.00%
Less than

$100,000 but
less than
$250,000              3.75%          3.90%               3.00%

$250,000 but
less than
$500,000              2.50%          2.56%               2.00%

$500,000 or
over(*)               0.00%          0.00%               0.00%

  *A CDSC of 1.00% may apply to Class A shares that are redeemed within two years of the end of the month in which they were purchased.

  Class A shares that are acquired through reinvestment of dividends or distributions are not subject to any sales charges.

                                       38

Effective May 27,2003, for all Funds (including Ivy Bond Fund but excluding Ivy
Money Market Fund)

                   SALES              SALES              PORTION OF
                 CHARGE AS           CHARGE AS             PUBLIC
               A PERCENTAGE        A PERCENTAGE            OFFERING
  SIZE OF        OF PUBLIC      OF NET AMOUNT PRICE        RETAINED
  PURCHASE     OFFERING PRICE         INVESTED            BY DEALER
  --------     --------------   -------------------      -----------

 Less than          5.75%            6.10%                    5.00%
 $100,000

 $100,000 but       4.75%            4.99%                    4.00%
 less than
 $200,000

 $200,000 but       3.50%            3.63%                    2.80%
 less than
 $300,000

 $300,000 but
 less than
 $500,000           2.50%            2.56%                    2.00%

 $500,000 but       1.50%            1.52%                    1.20%
 less than
 $1,000,000

 $1,000,000 but     1.00%            1.01%                    0.75%
 less than
 $2,000,000

 $2,000,000 or      0.00%            0.00%                    0.50%
 over

'No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments the Fund may impose a CDSC of 1.00% on certain redemptions made within twelve months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

HOW TO REDUCE YOUR INITIAL SALES CHARGE:

-        "Rights of Accumulation" permits you to pay the sales charge that applies to the cost or value (whichever is higher) of all Ivy Fund
         Class A shares you own.

-        A "Letter of Intent" permits you to pay the sales charge that would apply to your cumulative purchase of Fund shares over a 13-month period
         (certain restrictions apply).

As of May 27,2003, the new breakpoint schedule will apply to these features.

HOW TO ELIMINATE YOUR INITIAL SALES CHARGE:

You may purchase Class A shares at NAV (without an initial sales charge or a
CDSC) through any one of the following methods:

-        through certain investment advisors and financial planners who charge a management, consulting or other fee for their services; o under certain qualified retirement plans;

-        as an employee or director of Waddell & Reed Financial, Inc. or its affiliates; o as an employee of a selected dealer; or

-        through the Merrill Lynch Daily K Plan (the "Plan"), provided the Plan has at least $3 million in assets or over 500 or more eligible employees. Class B shares of the Funds are made available to Plan participants at NAV without a CDSC if the Plan has less than $3 million in assets or fewer than 500 eligible employees. For further information see "Group Systematic Investment Program" in the SAI.

Certain trust companies, bank trust departments, credit unions, savings and loans and other similar organizations may also be exempt from the initial sales charge on Class A shares.

Until May 27,2003, you may also purchase Class A shares at NAV if you are investing at least $500,000 through a dealer or agent. A CDSC of 1.00% may apply to shares redeemed within two years of the end of the month in which they were purchased. Effective May 27,2003 you may purchase Class A shares at NAV if you are investing at least $2 million. A CDSC of 1.00% may apply to shares redeemed within twelve months of the purchase. Ivy Funds Distributor, Inc. ("IFDI"), the
Funds' distributor, may pay the dealer or agent (out of IFDI's own resources)
for its distribution assistance according to the following schedule: COMMISSION

PURCHASE                   AMOUNT
--------                   ------

First $3,000,000           1.00%
Next $2,000,000            0.50%
Over $5,000,000            0.25%

IFDI may from time to time pay a bonus or other cash incentive to dealers (other than IFDI), including those that employ a registered representative who during a specified time period sells a minimum dollar amount of the shares of a Fund and/or other funds distributed by IFDI.

Class A shares of the Funds are subject to an ongoing service fee at an annual rate equal to 0.25% of the portfolio's average net assets attributable to its
Class A shares, except that Class A shares of the Ivy Growth Fund, Ivy
International Fund and Ivy US Blue Chip Fund issued prior to January 1, 1992 are not subject to an ongoing service fee. For those Funds, the annual service fee attributable to the Class A shares of the Fund may equal up to 0.25% of the net assets attributable to Class A shares issued on or after January I, 1992. Since the calculation of the service fee does not take into account shares outstanding prior to January I, 1992, this arrangement results in a rate of service fee payable by each Fund that is lower than 0.25% of the net assets attributable to
Class A shares of the Fund. For the fiscal year ended December 31, 2002, the combined service fees were 0.06%, 0.20% and 0.21 % of the average net assets attributable to Class A

                                       39

shares of the Ivy Growth Fund, Ivy International Fund and Ivy US Blue Chip Fund,
respectively.

Each Fund may, from time to time, waive the initial sales charge on its Class A shares sold to clients of certain dealers meeting criteria established by
IFDI. This privilege will apply only to Class A shares of a Fund that are purchased using proceeds obtained by such clients through redemption of another mutual fund's shares on which a sales charge was paid. Purchases must be made within 60 days of redemption from the other fund, and the Class A shares purchased are subject to a 1.00% CDSC on shares redeemed within two years after purchase.

With respect solely to Ivy US Emerging Growth Fund, former class N shareholders of Hudson Capital Appreciation Fund are exempt from the initial sales charge on the Fund's Class A shares.

Class B and Class C shares: Class B and Class C shares are not subject to an initial sales charge but are subject to a CDSC. If you redeem your Class C shares within one year of purchase they will be subject to a CDSC of 1.00%, and
Class B shares redeemed within six years of purchase will be subject to a CDSC at the following rates:

                                    CDSC AS A PERCENTAGE OF DOLLAR
YEAR SINCE PURCHASE                    AMOUNT SUBJECT TO CHARGE
-------------------                 -------------------------------

First                                          5.00%
Second                                         4.00%
Third                                          3.00%
Fourth                                         3.00%
Fifth                                          2.00% 0.00%
Sixth                                          1.00% 0.00%
Seventh and thereafter                         0.00%

The CDSC for both Class B and Class C shares will be assessed on an amount equal to the lesser of the current market value or the original purchase cost of the shares being redeemed. No charge will be assessed on reinvested dividends or distributions, or on shares held over six years. If your shares have appreciated in value, each share redeemed will include both your original cost (subject to the above CDSC schedule) and any proportional increase in market value (not subject to a CDSC). If your shares have depreciated in value, the CDSC will be assessed on the market value of the shares being redeemed. At the time of redemption, the calculation is performed on a share-by-share basis as described below.

Shares will be redeemed in the following order:

-        Shares held more than six years

-        Shares acquired through reinvestment of dividends and distributions

-       Shares subject to the lowest CDSC percentage; on a first- in, first-out basis with the portion of the lot attributable to capital appreciation, which is not subject to a CDSC redeemed first; then the portion of the lot attributable to your original basis, which is subject to a CDSC.

The CDSC for Class B shares is waived for:

-        Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old.

-        Redemptions by certain eligible 401 (a) and 401 (k) plans and certain retirement plan rollovers.

-        Redemptions resulting from a tax-free return of excess contribution to an IRA.

-        Withdrawals resulting from shareholder death or disability provided that the redemption is requested within one year of death or disability.

-        Withdrawals through the Systematic Withdrawal Plan of up to 12% per year of your account value at the time the plan is established.

Both Class B shares and Class C shares are subject to an ongoing service and distribution fee at a combined annual rate of up to 1.00% of the portfolio's average net assets attributable to its Class B or Class C shares. The ongoing distribution fees will cause these shares to have a higher expense ratio than that of Class A and Advisor Class shares. IFDI uses the money that it receives from the deferred sales charge and the distribution fees to cover various promotional and sales-related expenses, as well as expenses related to providing distribution services, such as compensating selected dealers and agents for selling these shares.

Approximately eight years after the original date of purchase, your Class B shares will be converted automatically to Class A shares. Class A shares are subject to lower annual expenses than Class B shares. The conversion from Class
B shares to Class A shares is not considered a taxable event for federal income tax purposes. Class C shares do not have a similar conversion privilege.

Advisor Class shares: Advisor Class shares are offered only to the following investors:

-        trustees or other fiduciaries purchasing shares for employee benefit plans that are sponsored by organizations that have at least 1,000 employees;

-        any account with assets of at least $ 10,000 if (a) a financial planner, trust company, bank trust department or registered investment adviser has investment discretion, and where the investor pays such person as compensation for his advice and other services an annual fee of at least 0.50% on the assets in the account, or (b) such account is established under a "wrap fee" program and the account holder pays the sponsor of the program an annual fee of at least 0.50% on the assets in the account;

-        officers and Trustees of the Ivy Fund (and their relatives);

-        directors or employees of Waddell & Reed Financial, Inc. or its affiliates;

-        directors, officers, partners, registered representatives, employees and retired employees (and their relatives) of dealers having a sales agreement with IFDI (or trustees or custodians of any qualified retirement plan or IRA established for the benefit of any such person.)

SUBMITTING YOUR PURCHASE ORDER

Initial investments: Complete and sign the Ivy Funds Account Application.
Enclose a check payable to the Fund in which you wish to invest. You should note on the check the

                                       40

class of shares you wish to invest in (see page 38 for minimum initial investments.) Deliver your application materials to your registered representative or selling broker, or send them to the address below:

BY REGULAR MAIL:                    BY COURIER:
Ivy Funds                           Ivy Funds
P.O. Box 9770                       c/o PFPC, Inc.
Providence, RI 02940                4400 Computer Drive
                                    Westborough,MAOI58l

BUYING ADDITIONAL SHARES

There are several ways to increase your investment in the Funds:

BY MAIL: Send your check with a completed investment slip (attached to your account statement) or written instructions indicating the account registration,
Fund number or name, and account number. Mail to the address above.

THROUGH YOUR BROKER: Deliver to your registered representative or selling broker the investment slip attached to your statement, or written instructions, along with your payment.

BY FEDERAL FUNDS WIRE: Purchases may also be made by wiring money from your bank account to your Ivy account. Your bank may charge a fee for wiring funds. Before wiring any funds, please call PFPC at 800.777.6472.Wiring instructions are as follows:

Mellon Bank
ABA #011001234
DDA #002593
For further credit to:
Your account registration
Your Fund Number and Account Number

BY AUTOMATIC INVESTMENT METHOD: You can authorize to have funds electronically drawn each month from your bank account through Electronic Funds Transfer
("EFT") and invested as a purchase of shares into your Ivy Fund account.
Complete sections 8 and 9 of the Account Application.

HOW TO REDEEM SHARES

Submitting YOUR redemption order: You may redeem your Fund shares through your registered securities dealer or directly through PFPC. If you choose to redeem through your registered securities dealer, the dealer is responsible for transmitting redemption orders in proper form and in a timely manner. If you choose to redeem directly through PFPC, you have several ways to submit your request:

BY MAIL: Send your written redemption request to PFPC at the address on this page. Be sure that all registered owners listed on the account sign the request.
Medallion signature guarantees and supporting legal documentation may be required.

When you redeem, PFPC will normally send redemption proceeds to you on the next business day, but may take up to seven days (or longer in the case of shares recently purchased by check).

BY TELEPHONE: Call PFPC at 800.777.6472 to redeem from your individual, joint or custodial account. To process your redemption order by telephone, you must have telephone redemption privileges on your account. PFPC employs reasonable procedures that require personal identification prior to acting on redemption instructions communicated by telephone to confirm that such instructions are genuine. In the absence of such procedures, the Fund or PFPC may be liable for any losses due to unauthorized or fraudulent telephone instructions. Requests by telephone can only be accepted for amounts up to $50,000.

BY SYSTEMATIC WITHDRAWAL PLAN ("SWP"): You can authorize to have funds electronically drawn each month from your Ivy Fund account and deposited directly into your bank account through EFT. Certain minimum balances and minimum distributions apply.

BY CHECK WRITING: The check writing privilege is only available to Ivy Money
Market Fund Class A shareholders and is not available for retirement accounts or corporate accounts. You may write checks against your Ivy Money Market Fund
Account. Checks written must be for a minimum of $250.You may sign up for this option by completing Section 14 of the Account Application. If you are redeeming shares that have been purchased by check, payment may be delayed until your check has cleared or for up to 15 calendar days after the date of purchase.
Please note that all registered owners named on the account must sign the signature card, and only registered owners may have the check writing privilege on an account.

In order to qualify for the check writing privilege, Class A shareholders must maintain a minimum average account balance of $ 1,000. Shares must be uncertificated (i.e., held by the Fund) for any account requesting check writing privileges. Checks can be reordered by calling PFPC at 800.777.6472. Checking activity is reported on your Ivy Funds statement. There is no limitation on the number of checks a shareholder may write.

When a check is presented for payment, the Fund redeems a sufficient number of shares to cover the amount of the check. Checks written on accounts with insufficient shares will be returned to the payee marked "non-sufficient funds."
There may be a nominal charge for each supply of checks, copies of canceled checks, stop payment orders, checks drawn for amounts less than the Fund minimum
(i.e., $100) and checks returned for "non-sufficient funds." To pay for these charges, the Fund automatically redeems an appropriate number of the shareholder's Fund shares after the charges are incurred.

You may not close your Fund account by writing a check, because any earned dividends will remain in your account. The Fund reserves the right to change, modify or terminate the check writing service at any time upon notification mailed to your address of record.

                                       41

BY INTERNET: Select the Ivy Fund Internet option on your Account Application.
Mail the application form to PFPC. Once your request for this option has been processed (which may take up to 10 days), you may place your redemption order at
www.ivyfunds.com.

Receiving your redemption proceeds: You can receive redemption proceeds through a variety of payment methods:

BY CHECK: Unless otherwise instructed in writing, checks will be made payable to the current account registration and sent to the address of record.

BY FEDERAL FUNDS WIRE: Proceeds will be wired on the next business day to a pre-designated bank account. Your account will be charged $10 each time redemption proceeds are wired to your bank, and your bank may also charge you a fee for receiving a Federal Funds wire.

BY ELECTRONIC FUNDS TRANSFER ("EFT"): For SWP redemptions only.

OTHER IMPORTANT REDEMPTION INFORMATION:

Short term "market timers" who engage in frequent purchases and redemptions can disrupt a fund's investment program and create additional transaction costs. For these reasons, each Fund (other than Ivy Money Market Fund) will deduct a redemption fee of 2.00% from any redemption or exchange proceeds if you sell or exchange your Class A shares after holding them less than 30 days. For Ivy
Developing Markets Fund and Ivy Pacific Opportunities Fund this fee also applies to Class B, Class C and Advisor Class shares. As of June 15, 2003, a redemption fee of 2.00% will also apply to any redemption or exchange proceeds if you sell or exchange your Advisor Class shares of any fund other than Ivy Growth Fund,
Ivy US Blue Chip Fund, Ivy US Emerging Growth or Ivy Bond Fund after holding them less than 30 days. These fees are paid to the Fund rather than WRIICO or
PFPC, and are designed to offset the brokerage commissions, market impact, and other costs associated with fluctuations in fund asset levels and cash flow caused by short term shareholder trading.

If you bought your shares on different days, the "first-in, first-out" (FIFO)
method is used to determine the holding period. Under this method, the shares you held longest will be redeemed first for purposes of determining whether the redemption fee applies. The redemption fee does not apply to shares that were acquired through reinvestment of distributions and generally is waived for shares purchased through certain retirement and educational plans, and through certain third party fee-based asset allocation programs. (Before purchasing
Class A or Advisor shares, please check with your account representative concerning the availability of the fee waiver.) In addition, the fee waiver does not apply to any IRA or SEP-IRA accounts. The Funds reserve the right to modify the terms of or terminate the redemption/exchange fee at any time.

-        A CDSC may apply to certain Class A share redemptions, to Class B shares redeemed within six years of purchase, and to Class C shares that are redeemed within one year of purchase.

-        If you own shares of more than one class of a Fund, the Fund will redeem first the shares having the highest 12b-1 fees, unless you instruct otherwise.

-        Any shares subject to a CDSC will be redeemed last unless you specifically elect otherwise.

-        Shares will be redeemed in the order described under "Additional purchase information - Class B and Class C shares" above.

-        A Fund may (on 60 days' notice) redeem the accounts of Class A, Class B and Class C shareholders whose investment, including sales charges paid, has been less than $ 1,000 ($ 10,000 for Advisor Class shareholders) for more than 12 months.

-        A Fund may take up to seven days (or longer in the case of shares recently purchased by check) to send redemption proceeds.

-        A Fund may make payment for redeemed shares in the form of securities of the Fund taken at current values.

HOW TO EXCHANGE SHARES

You may exchange your Fund shares for shares of another Ivy fund, subject to certain restrictions (see "Important Exchange Information" below).

IVY MONEY MARKET FUND:

Class A shareholders of Ivy Money Market Fund may exchange their outstanding shares for Class A shares of another Ivy Fund on the basis of the relative NAV per Class A share, plus an amount equal to the sales charge payable with respect to the new shares at the time of the exchange. Incremental sales charges are waived for outstanding shares that have been invested for 12 months or longer.
Class B (or Class C) shareholders of Ivy Money Market Fund may exchange their
Class B (or Class C) shares for Class B (or Class C) shares of another Ivy fund on the basis of the relative NAV per Class B (or Class C) share, subject to the
CDSC schedule of the fund into which the exchange is being made (beginning with the date of the exchange).

Class B and Class C shareholders of another Ivy fund may exchange their shares for Class B and Class C shares of Ivy Money Market Fund. Exchanges from another
Ivy Fund will continue to be subject to the CDSC schedule of the fund from which the exchange was made, but will reflect the time the shares are held in the Ivy
Money Market Fund.

ALL FUNDS:

Submitting your exchange order: You may submit an exchange request to PFPC as follows:

BY MAIL: Send your written exchange request to PFPC at the address on page 41 of this Prospectus. Be sure that all registered owners listed on the account sign the request.

BY TELEPHONE: Call PFPC at 800.777.6472 to authorize an exchange transaction. To process your exchange order by telephone, you must have telephone exchange privileges on

                                       42

your account. PFPC employs reasonable procedures that require personal identification prior to acting on exchange instructions communicated by telephone to confirm that such instructions are genuine. In the absence of such procedures, the Fund or PFPC may be liable for any losses due to unauthorized or fraudulent telephone instructions.

BY INTERNET: You will be allowed to exchange by Internet if (I) you do not hold physical share certificates; (2) you can provide proper identification information; (3) you have established the Internet trading option.

 IMPORTANT EXCHANGE INFORMATION

-        You must exchange into the same share class you currently own.

-        Exchanges are considered taxable events and may result in a capital gain or a capital loss for tax purposes.

-        It is the policy of the Funds to discourage the use of the exchange privilege for the purpose of timing short term market fluctuations. The
         Funds may therefore limit the frequency of exchanges by a shareholder, charge a redemption fee or cancel a shareholder's exchange privilege if at any time it appears that such market-timing strategies are being used. (See "Other important redemption information" on page 42). For example, shareholders exchanging more than five times in a 12-month period may be considered to be using market-timing strategies.

DIVIDENDS, DISTRIBUTIONS AND TAXES

The Funds generally declare and pay dividends and capital gain distributions (if any) at least once a year. Dividends and distributions are "reinvested" in additional Fund shares unless you request to receive them in cash. Reinvested dividends and distributions are added to your account at NAV and are not subject to a CDSC regardless of which share class you own. Cash dividends and distributions can be sent to you if a distribution is five dollars or greater:

BY MAIL: a check will be mailed to the address of record unless otherwise instructed.

BY ELECTRONIC FUNDS TRANSFER: your proceeds will be directly deposited into your bank account.

To change your dividend and/or distribution options, call PFPC at 800.777.6472.

Dividends ordinarily will vary from one class to another. The Funds, except for
Ivy Bond Fund and Ivy Money Market Fund, intend to declare and pay dividends annually. Ivy Bond Fund intends to declare and pay dividends monthly. Ivy Money
Market Fund intends to declare dividends daily and pay accrued amounts monthly.
The Funds will distribute net investment income and net realized capital gains, if any, at least once a year. Any capital gains distribution from Ivy Bond Fund will be declared and paid annually. The Funds may make an additional distribution of net investment income and net realized capital gains to comply with the calendar year distribution requirement under the excise tax provisions of Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code").

Dividends paid out of a Funds' investment company taxable income (including dividends, interest and net short term capital gains) will be taxable to you as ordinary income. If a portion of a Funds' income consists of dividends paid by
US corporations, a portion of the dividends paid by the Fund may be eligible for the corporate dividends-received deduction. Distributions of net capital gains
(the excess of net long-term capital gains over net short term capital losses), if any, are taxable to you as long-term capital gains, regardless of how long you have held your shares. Dividends are taxable to you in the same manner whether received in cash or reinvested in additional Fund shares. While the
Funds' managers may at times pursue strategies that result in tax efficient outcomes for Fund shareholders, they do not generally manage the Funds to optimize tax efficiencies.

If shares of a Fund are held in a tax-deferred account, such as a retirement plan, income and gain will not be taxable each year. Instead, the taxable portion of amounts held in a tax-deferred account generally will be subject to tax as ordinary income only when distributed from that account.

A distribution will be treated as paid to you on December 31 of the current calendar year if it is declared by a Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. In certain years, you may be able to claim a credit or deduction on your income tax return for your share of foreign taxes paid by your
Fund (in the case of a worldwide fund).

Each year, your fund will notify you of the tax status of dividends and other distributions.

Upon the sale or exchange of your Fund shares, you may realize a capital gain or loss which will be long-term or short-term, generally depending upon how long you held your shares.

A Fund may be required to withhold US Federal income tax at the rate of 30% for
2003 of all taxable distributions payable to you if you fail to provide the Fund with your correct taxpayer identification number or fail to make required certifications, or if you have been notified by the Internal Revenue Service that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your US Federal income tax liability.

Fund distributions may be subject to state, local and foreign taxes.

You should consult with your tax adviser as to the tax consequences of an investment in the Funds, including the status of distributions from the Funds under applicable state or local law.

                                       43

QUOTRON SYMBOLS AND CUSIP NUMBERS

                FUND                                            SYMBOL                        CUSIP
-------------------------------------------------------------------------------------------------------

Ivy Cundill Global Value Fund Class A                           ICDAX                       465898880
Ivy Cundill Global Value Fund Class B                           ICDBX                       465898799
Ivy Cundill Global Value Fund Class C                           ICDCX                       465898781
Ivy Cundill Global Value Fund Class 1                             *                         465898773
Ivy Cundill Global Value Fund Advisor Class                     ICDVX                       465898765
Ivy Developing Markets Fund Class A                             IVCAX                       465897841
Ivy Developing Markets Fund Class B                             IVCBX                       465897833
Ivy Developing Markets Fund Class C                             IVCCX                       465897569
Ivy Developing Markets Fund Advisor Class                       IVCVX                       465897163
Ivy European Opportunities Fund Class A                         IEOAX                       465898815
Ivy European Opportunities Fund Class B                         IEOBX                       465898823
Ivy European Opportunities Fund Class C                         IEOCX                       465898831
Ivy European Opportunities Fund Class 1                           *                         465898849
Ivy European Opportunities Fund Advisor Class                   IEOVX                       465898856
Ivy Global Fund Class A                                         MCGLX                       465897742
Ivy Global Fund Class B                                         IVGBX                       465897734
Ivy Global Fund Class C                                         IVGCX                       465897593
Ivy Global Fund Advisor Class                                   IVGVX                       465897239
Ivy Global Natural Resources Fund Class A                       IGNAX                       465897429
Ivy Global Natural Resources Fund Class B                       IGNBX                       465897411
Ivy Global Natural Resources Fund Class C                       IGNCX                       465897395
Ivy Global Natural Resources Fund Advisor Class                 IGNVX                       465897221
Ivy Global Science & Technology Fund Class A                    IVTAX                       465897544
Ivy Global Science & Technology Fund Class B                    IVTBX                       465897536
Ivy Global Science & Technology Fund Class C                    IVTCX                       465897528
Ivy Global Science & Technology Fund Class 1                    IVSIX                       465897510
Ivy Global Science & Technology Fund Advisor Class              IVTVX                       465897213
Ivy International Fund Class A                                  IVINX                       465903102
Ivy International Fund Class B                                  IVIBX                       465903201
Ivy International Fund Class C                                  IVNCX                       465897585
Ivy International Fund Class 1                                   MIX                        465897874
Ivy International Fund Advisor Class                              *                         465898690
Ivy International Small Companies Fund Class A                  IYSAX                       465897460
Ivy International Small Companies Fund Class B                  IYSBX                       465897452
Ivy International Small Companies Fund Class C                  IYSCX                       465897445
Ivy International Small Companies Fund Class 1                  IYSIX                       465897437
Ivy International Small Companies Fund Advisor                  IYSVX                       465897189
Class
Ivy International Value Fund Class A                             MAX                        465897353
Ivy International Value Fund Class B                            IIFBX                       465897346
Ivy International Value Fund Class C                            IVIFX                       465897338
Ivy International Value Fund Class 1                              *                         465897320
Ivy International Value Fund Advisor Class                      IVIVX                       465897197
Ivy Pacific Opportunities Fund Class A                          IPOAX                       465897866
Ivy Pacific Opportunities Fund Class B                          IPOBX                       465897858
Ivy Pacific Opportunities Fund Class C                          IPOCX                       465897643
Ivy Pacific Opportunities Fund Advisor Class                    IPOVX                       465897270
Ivy Growth Fund Class A                                         IVYFX                       466002102
Ivy Growth Fund Class B                                         IVYBX                       466002201
Ivy Growth Fund Class C                                         IVYCX                       465897627
Ivy Growth Fund Advisor Class                                   IVYVX                       465897254
Ivy US Blue Chip Fund Class A                                   IBCAX                       465898609
Ivy US Blue Chip Fund Class B                                   IBCBX                       465898708
Ivy US Blue Chip Fund Class C                                   IBCCX                       465898807
Ivy US Blue Chip Fund Class 1                                   IBCIX                       465898872
Ivy US Blue Chip Fund Advisor Class                             IBCVX                       465898864
Ivy US Emerging Growth Fund Class A                             IVEGX                       465897106
Ivy US Emerging Growth Fund Class B                             IVEBX                       465897205
Ivy US Emerging Growth Fund Class C                             IVGEX                       465897635
Ivy US Emerging Growth Fund Advisor Class                       IVEVX                       465897262
Ivy Bond Fund Class A                                           MCFIX                       465897791
Ivy Bond Fund Class B                                           IVBBX                       465897783
Ivy Bond Fund Class C                                           IVBCX                       465897668
Ivy Bond Fund Class 1                                             *                         465897775
Ivy Bond Fund Advisor Class                                     IVBVX                       465897296
Ivy Money Market Fund Class A                                   IVMXX                       465897684
Ivy Money Market Fund Class B                                   IVBXX                       465897676
Ivy Money Market Fund Class C                                   IVCXX                       465897551

* No symbol assigned at time of printing

HOW TO RECEIVE MORE INFORMATION ABOUT THE FUNDS

Additional information about the Funds and their investments is contained in each Fund's Statement of Additional Information dated April 17, 2003 (the
"SAI"), which is incorporated by reference into this Prospectus, and each Fund's annual and semiannul reports to shareholders. Each Fund's annual report includes a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its most recent fiscal year. The SAI and each Fund's annual and semiannual reports are available upon request and without charge from the Distributor at the following address and phone number:

Ivy Funds Distributor, Inc.
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217
800-456-5111

Information and the Funds (including the SAI and each Fund's annual and semiannual reports) may also be reviewed and copied at the SEC's Public
Reference Room in Washington, D.C. (please call 1-202-942-8090 for further details). Reports and other information about the Funds are also available on
EDGAR Database on the SEC's Internet Website (www.sec.gov), and copies of this information may be obtained, upon payment of a copying fee, by electronic request at the following e-mail address:

publicinfo@sec.gov, or by writing the SEC's Public Reference Section,
Washington, DC. 20549-0102

Investment Company Act File No. 811-1028

FINANCIAL HIGHLIGHTS

The Financial Highlights for the fiscal year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, whose report thereon appears in the fund's annual report, which is incorporated by reference into the
Statement of Additional Information. The annual report contains additional performance information and will be made available upon request and without charge. The Financial Highlights for the fiscal years ended on or before
December 31, 2001, have been audited by other independent auditors whose report thereon is incorporated by reference into the Statement of Additional
Information. The information presented is for a share outstanding throughout the years ended December 31.

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY CUNDILL GLOBAL VALUE FUND                                   A         01/01 to 12/31/2002      $ 9.64
                                                                       09/04(d) to 12/31/2001       10.15
                                                                B         01/01 to 12/31/2002        9.61
                                                                       09/26(d) to 12/31/2001        9.26
                                                                C         01/01 to 12/31/2002        9.57
                                                                       10/19(d) to 12/31/2001        9.44
                                                                I      11/05(d) to 12/31/2002        8.85
                                                             ADVISOR      01/01 to 12/31/2002        9.55
                                                                          01/01 to 12/31/2001       10.07
                                                                       04/19(d) to 12/31/2000       10.00
                                                            -------------------------------------------------
IVY DEVELOPING MARKETS FUND                                     A         01/01 to 12/31/2002        6.36
                                                                          01/01 to 12/31/2001        6.66
                                                                          01/01 to 12/31/2000        8.77
                                                                          01/01 to 12/31/1999        6.02
                                                                          01/01 to 12/31/1998        6.82
                                                                B         01/01 to 12/31/2002        6.10
                                                                          01/01 to 12/31/2001        6.49
                                                                          01/01 to 12/31/2000        8.63
                                                                          01/01 to 12/31/1999        5.93
                                                                          01/01 to 12/31/1998        6.77
                                                                C         01/01 to 12/31/2002        6.13
                                                                          01/01 to 12/31/2001        6.52
                                                                          01/01 to 12/31/2000        8.67
                                                                          01/01 to 12/31/1999        5.96
                                                                          01/01 to 12/31/1998        6.79
                                                             ADVISOR      01/01 to 12/31/2002        6.36
                                                                          01/01 to 12/31/2001        6.70
                                                                          01/01 to 12/31/2000        8.80
                                                                          01/01 to 12/31/1999        6.05
                                                                       04/30(d) to 12/31/1998        7.48
                                                            -------------------------------------------------
IVY EUROPEAN OPPORTUNITIES FUND                                 A         01/01 to 12/31/2002       13.65
                                                                          01/01 to 12/31/2001       17.25
                                                                          01/01 to 12/31/2000       17.13
                                                                       05/04(d) to 12/31/1999       10.01
                                                                B         01/01 to 12/31/2002       13.54
                                                                          01/01 to 12/31/2001       17.26
                                                                          01/01 to 12/31/2000       17.13
                                                                       05/24(d) to 12/31/1999       10.21
                                                                C         01/01 to 12/31/2002       13.59
                                                                          01/01 to 12/31/2001       17.32
                                                                          01/01 to 12/31/2000       17.13
                                                                       10/24(d) to 12/31/1999       11.57
                                                                I         01/01 to 12/31/2002       13.78
                                                                          01/01 to 12/31/2001       17.37
                                                                       03/16(d) to 12/31/2000       26.00
                                                             ADVISOR      01/01 to 12/31/2002       13.80
                                                                          01/01 to 12/31/2001       17.39
                                                                          01/01 to 12/31/2000       17.23
                                                                       05/03(d) to 12/31/1999       10.01

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
na -- not applicable
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return for Developing Markets and European Opportunities excluding redemption fees would have been (12.28%) and (3.44%) for the year ended 12/31/02 and (5.41%)
    and (20.78%) for the year ended 12/31/01, respectively.

                                       44

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS                 LESS DISTRIBUTIONS
                     NET GAINS OR
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .00 (b)(c)      $(1.17)        $(1.17)           $-            $ .08            $ .08
        .01 (b)           (.23)          (.22)            .02            .27              .29
       (.05)(b)(c)       (1.16)         (1.21)            -              .08              .08
        .01 (b)            .62            .63             .02            .26              .28
       (.07)(b)(c)       (1.16)         (1.23)            -              .08              .08
        .01 (b)            .40            .41             .02            .26              .28
        .26               (.72)          (.46)            -              .08              .08
        .04 (b)(c)       (1.17)         (1.13)            -              .08              .08
        .03 (b)           (.25)          (.22)            .02            .28              .30
        .05 (b)            .41            .46             .19            .20              .39
---------------------------------------------------------------------------------------------------
       (.02)(b)(c)        (.76)          (.78)            -              .03              .03
        .01 (b)           (.31)(g)       (.30)            -              -                -
       (.02)(b)          (2.07)         (2.09)            -              .02              .02
        .01 (b)           2.80           2.81             .01            .05              .06
        .06 (b)(c)        (.86)          (.80)            -              -                -
       (.07)(b)(c)        (.72)          (.79)            -              .03              .03
       (.05)(b)           (.34)          (.39)            -              -                -
       (.10)(b)          (2.02)         (2.12)            -              .02              .02
       (.04)(b)           2.76           2.72             -              .02              .02
        .01 (b)(c)        (.85)          (.84)            -              -                -
       (.07)(b)(c)        (.73)          (.80)            -              .03              .03
       (.05)(b)           (.34)          (.39)            -              -                -
       (.14)(b)          (1.99)         (2.13)            -              .02              .02
       (.03)(b)           2.76           2.73             -              .02              .02
        .01 (b)(c)        (.84)          (.83)            -              -                -
      (0.01)(b)(c)        (.75)          (.76)            -              .03              .03
        .04 (b)           (.38)          (.34)            -              -                -
        .02 (b)          (2.10)         (2.08)            -              .02              .02
        .03 (b)           2.83           2.86             .06            .05              .11
        .04 (b)(c)       (1.47)         (1.43)            -              -                -
---------------------------------------------------------------------------------------------------
        .01 (b)(c)        (.46)(g)       (.45)            -              -                -
       (.08)(b)          (3.49)(g)      (3.57)            -              .03              .03
       (.07)               .82            .75             -              .63              .63
        -   (b)          16.35          16.35             .01           9.22             9.23
       (.10)(b)(c)        (.51)          (.61)            -              -                -
       (.20)(b)          (3.49)         (3.69)            -              .03              .03
       (.18)               .83            .65             -              .52              .52
       (.01)(b)          16.15          16.14             -             9.22             9.22
       (.10)(b)(c)        (.51)          (.61)            -              -                -
       (.22)(b)          (3.48)         (3.70)            -              .03              .03
       (.22)               .88            .66             -              .47              .47
       (.01)(b)           6.00           5.99             .01            .42              .43
        .07 (b)(c)        (.53)          (.46)            -              -                -
       (.01)(b)          (3.55)         (3.56)            -              .03              .03
       (.01)             (7.92)         (7.93)            -              .70              .70
        .06 (b)(c)        (.52)          (.46)            -              -                -
       (.02)(b)          (3.54)         (3.56)            -              .03              .03
       (.02)               .85            .83             -              .67              .67
        -   (b)          16.46          16.46             .02           9.22             9.24

                                       45

FINANCIAL HIGHLIGHTS

                                                                   SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT        TOTAL
                                                              SHARE     END OF         RETURN
FUND NAME                                                     CLASS     PERIOD       (%)(A)(E)

IVY CUNDILL GLOBAL VALUE FUND                                   A       $ 8.39       (12.17)
                                                                          9.64        (2.07)
                                                                B         8.32       (12.62)
                                                                          9.61         6.91
                                                                C         8.26       (12.88)
                                                                          9.57         4.44
                                                                I         8.31        (5.23)
                                                             ADVISOR      8.34       (11.86)
                                                                          9.55        (2.13)
                                                                         10.07         4.66
                                                            -------------------------------------
IVY DEVELOPING MARKETS FUND                                     A         5.55       (12.28)
                                                                          6.36        (4.50)(g)
                                                                          6.66       (23.79)
                                                                          8.77        46.70
                                                                          6.02       (11.67)
                                                                B         5.28       (12.96)
                                                                          6.10        (6.01)
                                                                          6.49       (24.53)
                                                                          8.63        45.82
                                                                          5.93       (12.35)
                                                                C         5.30       (13.06)
                                                                          6.13        (5.98)
                                                                          6.52       (24.53)
                                                                          8.67        45.84
                                                                          5.96       (12.16)
                                                             ADVISOR      5.57       (11.96)
                                                                          6.36        (5.07)
                                                                          6.70       (23.60)
                                                                          8.80        47.38
                                                                          6.05       (19.06)
                                                            -------------------------------------
IVY EUROPEAN OPPORTUNITIES FUND                                 A        13.20        (3.30)(g)
                                                                         13.65       (20.67)(g)
                                                                         17.25         4.51
                                                                         17.13       215.58
                                                                B        12.93        (4.51)
                                                                         13.54       (21.35)
                                                                         17.26         4.12
                                                                         17.13       209.41
                                                                C        12.98        (4.49)
                                                                         13.59       (21.32)
                                                                         17.32         3.98
                                                                         17.13        51.80
                                                                I        13.32        (3.34)
                                                                         13.78       (20.46)
                                                                         17.37       (30.40)
                                                             ADVISOR     13.34        (3.33)
                                                                         13.80       (20.44)
                                                                         17.39         5.01
                                                                         17.23       217.16

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.
(c) Based on average shares outstanding.
(d) Commencement.

na -- not applicable
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return for Developing Markets and European Opportunities excluding redemption fees would have been (12.28%) and (3.44%) for the year ended 12/31/02 and (5.41%)
    and (20.78%) for the year ended 12/31/01, respectively.

                                       46

                                                FINANCIAL HIGHLIGHTS (continued)

                            RATIOS AND SUPPLEMENTAL DATA
                      RATIO OF            RATIO OF           RATIO OF
    NET ASSETS,      EXPENSES TO         EXPENSES TO      NET INVESTMENT
      END OF         AVERAGE NET         AVERAGE NET      INCOME (LOSS)    PORTFOLIO
      PERIOD         ASSETS WITH       ASSETS WITHOUT       TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)   REIMBURSEMENT (%)   NET ASSETS (%)    RATE (%)

      $ 1,403            2.28                4.97               .02 (b)      122
          213            4.47(f)            31.77(f)            .94 (b)(f)    57
        2,089            2.84                5.53              (.54)(b)      122
          867            6.04(f)            39.53(f)            .60 (b)(f)    57
          446            3.10                5.79              (.80)(b)      122
           30            7.71(f)            51.61(f)            .99 (b)(f)    57
           42           11.51(f)            28.44(f)           2.96 (b)(f)   122
        1,515            1.83                4.52               .47 (b)      122
          964            1.40               10.30               .37 (b)       57
          747            1.95(f)            19.15(f)            .70 (b)(f)    53
-------------------------------------------------------------------------------------
        2,210            2.18                4.64              (.39)(b)       48
        2,390            2.19                4.35               .17 (b)       14
        4,213            2.12                3.50              (.27)(b)       76
        5,652            2.30                3.28               .13 (b)       37
        5,487            2.18                3.47               .88 (b)       47
        1,490            2.98                5.44             (1.18)(b)       48
        2,506            2.96                5.12              (.59)(b)       14
        4,525            2.90                4.28             (1.04)(b)       76
        7,676            2.92                3.90              (.49)(b)       37
        6,145            2.96                4.25               .10 (b)       47
          433            2.95                5.41             (1.16)(b)       48
          619            3.01                5.17              (.65)(b)       14
        1,173            2.85                4.23             (1.00)(b)       76
        3,474            2.85                3.83              (.43)(b)       37
        2,641            2.96                4.25               .10 (b)       47
           47            1.88                4.34              (.09)(b)       48
           83            1.84                4.00               .52 (b)       14
          120            1.71                3.09               .14 (b)       76
          337            1.74                2.72               .69 (b)       37
           82            1.68(f)             2.97(f)           1.38 (b)(f)    47
-------------------------------------------------------------------------------------
       20,452            2.15                2.15               .06 (b)       69
       30,833            2.15                2.17              (.44)(b)       66
       54,655              na                1.83              (.36)          46
       13,932            2.22(f)             6.10(f)           (.15)(b)(g)   108
       24,627            2.92                2.92              (.70)(b)       69
       33,705            2.89                2.91             (1.18)(b)       66
       57,283              na                2.59             (1.12)          46
        5,900            2.96(f)             6.84(f)           (.89)(b)(f)   108
       19,324            2.92                2.92              (.70)(b)       69
       24,918            2.91                2.93             (1.20)(b)       66
       49,527              na                2.58             (1.11)          46
        8,076            2.96(f)             6.84(f)           (.89)(b)(f)   108
           30            1.65                1.65               .56 (b)       69
           13            1.80                1.82              (.08)(b)       66
           17              na                1.54(f)           (.07)(f)       46
        5,729            1.81                1.81               .40 (b)       69
        9,186            1.72                1.74              (.00)(b)       66
       19,178              na                1.55              (.09)          46
        5,246            1.93(f)             5.81(f)            .14 (b)(f)   108

                                       47

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY GLOBAL FUND                                                 A         01/01 to 12/31/2002      $ 8.71
                                                                          01/01 to 12/31/2001       10.63
                                                                          01/01 to 12/31/2000       13.42
                                                                          01/01 to 12/31/1999       11.32
                                                                          01/01 to 12/31/1998       10.93
                                                                B         01/01 to 12/31/2002        8.36
                                                                          01/01 to 12/31/2001       10.30
                                                                          01/01 to 12/31/2000       13.14
                                                                          01/01 to 12/31/1999       11.19
                                                                          01/01 to 12/31/1998       10.90
                                                                C         01/01 to 12/31/2002        8.05
                                                                          01/01 to 12/31/2001        9.93
                                                                          01/01 to 12/31/2000       12.75
                                                                          01/01 to 12/31/1999       10.90
                                                                          01/01 to 12/31/1998       10.67
                                                             ADVISOR      01/01 to 12/31/2002        8.80
                                                                          01/01 to 12/31/2001       10.73
                                                                          01/01 to 12/31/2000       13.50
                                                                          01/01 to 12/31/1999       11.36
                                                                       04/30(d) to 12/31/1998       13.26
                                                            -------------------------------------------------
IVY GLOBAL NATURAL RESOURCES FUND                               A         01/01 to 12/31/2002       11.05
                                                                          01/01 to 12/31/2001        9.74
                                                                          01/01 to 12/31/2000        8.91
                                                                          01/01 to 12/31/1999        6.32
                                                                          01/01 to 12/31/1998        9.01
                                                                B         01/01 to 12/31/2002       10.81
                                                                          01/01 to 12/31/2001        9.56
                                                                          01/01 to 12/31/2000        8.77
                                                                          01/01 to 12/31/1999        6.27
                                                                          01/01 to 12/31/1998        9.00
                                                                C         01/01 to 12/31/2002       10.61
                                                                          01/01 to 12/31/2001        9.40
                                                                          01/01 to 12/31/2000        8.63
                                                                          01/01 to 12/31/1999        6.21
                                                                          01/01 to 12/31/1998        9.00
                                                             ADVISOR      01/01 to 12/31/2002       11.02
                                                                          01/01 to 12/31/2001        9.74
                                                                          01/01 to 12/31/2000        8.90
                                                                       04/08(d) to 12/31/1999        7.00

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.
na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return for Global and Global Natural Resources excluding redemption fees would have been (21.28%) and 4.40% for the year ended 12/31/02.

                                       48

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS                 LESS DISTRIBUTIONS
                     NET GAINS OR
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $(.02)(b)(c)      $(1.76)(g)     $(1.78)           $-            $ -              $ -
       (.06)(b)          (1.86)         (1.92)            -              -                -
         02 (b)          (1.91)         (1.89)            -              .90              .90
        .01 (b)           2.98           2.99             -              .89              .89
        .02 (b)            .91            .93             -              .54              .54
       (.09)(b)(c)       (1.77)         (1.86)            -              -                -
       (.17)(b)          (1.77)         (1.94)            -              -                -
       (.09)(b)          (1.85)         (1.94)            -              .90              .90
       (.10)(b)           2.94           2.84             -              .89              .89
       (.09)(b)            .92            .83             -              .54              .54
       (.09)(b)(c)       (1.74)         (1.83)            -              -                -
       (.13)(b)          (1.75)         (1.88)            -              -                -
       (.11)(b)          (1.81)         (1.92)            -              .90              .90
       (.16)(b)           2.90           2.74             -              .89              .89
       (.16)(b)            .93            .77             -              .54              .54
        -   (b)(c)       (1.88)         (1.88)            -              -                -
       (.05)(b)          (1.88)         (1.93)            -              -                -
         05 (b)          (1.92)         (1.87)            -              .90              .90
        .08 (b)           2.95           3.03             -              .89              .89
        .05 (b)          (1.41)         (1.36)            -              .54              .54
---------------------------------------------------------------------------------------------------
       (.11)(b)(c)         .63 (g)        .52             -              .07              .07
        .04 (b)(c)        1.45           1.49             .18            -                .18
       (.07)(b)            .95            .88             .05            -                .05
        -   (b)(c)        2.59           2.59             -              -                -
        .03 (b)          (2.68)         (2.65)            .04            -                .04
       (.19)(b)(c)         .57            .38             -              -                -
       (.02)(b)(c)        1.42           1.40             .15            -                .15
       (.09)(b)            .90            .81             .02            -                .02
       (.04)(b)(c)        2.54           2.50             -              -                -
       (.04)(b)          (2.65)         (2.69)            .04            -                .04
       (.18)(b)(c)         .55            .37             -              .01              .01
       (.02)(b)(c)        1.39           1.37             .16            -                .16
       (.07)(b)            .89            .82             .05            -                .05
       (.04)(b)(c)        2.46           2.42             -              -                -
       (.14)(b)          (2.61)         (2.75)            .04            -                .04
       (.07)(b)            .56            .49             -              .08              .08
        .09 (b)(c)        1.43           1.52             .24            -                .24
       (.05)(b)            .95            .90             .06            -                .06
        .02 (b)(c)        1.88           1.90             -              -                -

                                       49

FINANCIAL HIGHLIGHTS

                                                                  SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT       TOTAL
                                                              SHARE     END OF        RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)(F)

IVY GLOBAL FUND                                                 A       $ 6.93      (20.44)(g)
                                                                          8.71      (18.06)
                                                                         10.63      (13.91)
                                                                         13.42       26.51
                                                                         11.32        8.59
                                                                B         6.50      (22.25)
                                                                          8.36      (18.83)
                                                                         10.30      (14.58)
                                                                         13.14       25.31
                                                                         11.19        7.69
                                                                C         6.22      (22.73)
                                                                          8.05      (18.93)
                                                                          9.93      (14.88)
                                                                         12.75       25.24
                                                                         10.90        7.30
                                                             ADVISOR      6.92      (21.36)
                                                                          8.80      (17.99)
                                                                         10.73      (13.67)
                                                                         13.50       26.77
                                                                         11.36      (10.19)
                                                            -----------------------------------
IVY GLOBAL NATURAL RESOURCES FUND                               A        11.50        4.66(g)
                                                                         11.05       15.40
                                                                          9.74        9.86
                                                                          8.91       40.98
                                                                          6.32      (29.35)
                                                                B        11.19        3.52
                                                                         10.81       14.73
                                                                          9.56        9.27
                                                                          8.77       39.87
                                                                          6.27      (29.82)
                                                                C        10.97        3.46
                                                                         10.61       14.62
                                                                          9.40        9.49
                                                                          8.63       38.97
                                                                          6.21      (30.49)
                                                             ADVISOR     11.43        4.46
                                                                         11.02       15.71
                                                                          9.74       10.17
                                                                          8.90       27.14

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return for Global and Global Natural Resources excluding redemption fees would have been (21.28%) and 4.40% for the year ended 12/31/02.

                                       50

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)       REIMBURSEMENT (%)      REIMBURSEMENT (%)     NET ASSETS (%)    RATE (%)

      $ 3,339             2.13                   4.38                (.23)(b)       61
        5,542             2.14                   4.21                (.58)(b)       72
        8,135             2.17                   3.11                 .16 (b)      102
       11,828             2.17                   2.77                 .09 (b)       50
       14,660             2.18                   2.54                 .16 (b)       17
        1,124             3.12                   5.37               (1.23)(b)       61
        2,421             3.05                   5.12               (1.49)(b)       72
        4,769             2.99                   3.93                (.66)(b)      102
        7,316             2.99                   3.59                (.72)(b)       50
        7,495             2.97                   3.33                (.63)(b)       17
           72             3.19                   5.44               (1.30)(b)       61
          148             3.20                   5.27               (1.64)(b)       72
          178             3.36                   4.30               (1.03)(b)      102
          267             3.23                   3.83                (.96)(b)       50
          428             3.30                   3.66                (.96)(b)       17
           68             1.95                   4.20                (.06)(b)       61
           94             2.02                   4.09                (.45)(b)       72
          155             1.95                   2.89                 .38 (b)      102
          179             1.96                   2.56                 .31 (b)       50
          321             1.75(f)                2.11(f)              .59 (b)(f)    17
-------------------------------------------------------------------------------------------
       17,053             2.22                   2.38                (.91)(b)       67
        7,695             2.25                   3.71                 .38 (b)      169
        5,549             2.29                   4.54                (.69)(b)      134
        5,823             2.16                   4.53                 .02 (b)      157
        1,345             2.22                   5.75                 .29 (b)       98
        8,617             2.93                   3.09               (1.62)(b)       67
        5,231             2.87                   4.33                (.24)(b)      169
        3,157             2.80                   5.05               (1.20)(b)      134
        2,520             2.71                   5.08                (.53)(b)      157
        1,320             2.90                   6.43                (.39)(b)       98
        5,189             2.94                   3.10               (1.64)(b)       67
        1,788             2.86                   4.32                (.23)(b)      169
          715             2.70                   4.95               (1.10)(b)      134
          472             2.73                   5.10                (.55)(b)      157
           41             3.57                   7.10               (1.06)(b)       98
          570             1.82                   1.98                (.51)(b)       67
          465             1.78                   3.24                 .85 (b)      169
           22             2.02                   4.27                (.42)(b)      134
           26             1.87(f)                4.24(f)              .31 (b)(f)   157

                                       51

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY GLOBAL SCIENCE & TECHNOLOGY FUND                            A         01/02 to 12/31/2002      $13.31
                                                                          01/01 to 12/31/2001       27.53
                                                                          01/01 to 12/31/2000       48.90
                                                                          01/01 to 12/31/1999       23.63
                                                                          01/01 to 12/31/1998       17.47
                                                                B         01/02 to 12/31/2002       12.86
                                                                          01/01 to 12/31/2001       26.80
                                                                          01/01 to 12/31/2000       47.97
                                                                          01/01 to 12/31/1999       23.31
                                                                          01/01 to 12/31/1998       17.37
                                                                C         01/02 to 12/31/2002       12.91
                                                                          01/01 to 12/31/2001       26.93
                                                                          01/01 to 12/31/2000       48.19
                                                                          01/01 to 12/31/1999       23.38
                                                                          01/01 to 12/31/1998       17.40
                                                             ADVISOR      01/02 to 12/31/2002       13.34
                                                                          01/01 to 12/31/2001       27.54
                                                                          01/01 to 12/31/2000       48.82
                                                                          01/01 to 12/31/1999       23.62
                                                                       04/15(d) to 12/31/1998       20.19
                                                            -------------------------------------------------
IVY INTERNATIONAL FUND                                          A         01/02 to 12/31/2002       20.69
                                                                          01/01 to 12/31/2001       26.20
                                                                          01/01 to 12/31/2000       47.09
                                                                          01/01 to 12/31/1999       41.20
                                                                          01/01 to 12/31/1998       39.03
                                                                B         01/02 to 12/31/2002       20.03
                                                                          01/01 to 12/31/2001       25.64
                                                                          01/01 to 12/31/2000       46.78
                                                                          01/01 to 12/31/1999       40.97
                                                                          01/01 to 12/31/1998       38.82
                                                                C         01/02 to 12/31/2002       19.90
                                                                          01/01 to 12/31/2001       25.46
                                                                          01/01 to 12/31/2000       46.57
                                                                          01/01 to 12/31/1999       40.79
                                                                          01/01 to 12/31/1998       38.64
                                                                I         01/02 to 12/31/2002       20.85
                                                                          01/01 to 12/31/2001       26.35
                                                                          01/01 to 12/31/2000       47.09
                                                                          01/01 to 12/31/1999       41.21
                                                                          01/01 to 12/31/1998       39.06
                                                             ADVISOR      01/01 to 12/31/2002(h)    20.67
                                                                          01/01 to 12/31/2001       26.25
                                                                       08/31(d) to 12/31/2000       40.05

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.
(c) Based on average shares outstanding.
(d) Commencement.

na -- not applicable

(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return would have been (21.10%) as of 12/31/02 and (21.15%) as of 12/31/01.
(h) Advisor Class shares were outstanding for the period from 01/01/02 through 06/11/02 and from 07/03/02 through 12/31/02.

                                       52

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS
                     NET GAINS OR                                 LESS DISTRIBUTIONS
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $(.13)(b)(c)      $ (6.04)      $ (6.17)          $ -            $ -              $ -
       (.31)(b)          (13.91)       (14.22)            -              -                -
       (.64)             (20.38)       (21.02)            -              .35              .35
       (.43)              29.27         28.84             -             3.57             3.57
       (.36)(c)            6.52          6.16             -              -                -
       (.20)(b)(c)        (5.83)        (6.03)            -              -                -
       (.45)(b)          (13.49)       (13.94)            -              -                -
       (.93)             (19.89)       (20.82)            -              .35              .35
       (.62)              28.67         28.05             -             3.39             3.39
       (.50)(c)            6.44          5.94             -              -                -
       (.20)(b)(c)        (5.84)        (6.04)            -              -                -
       (.53)(b)          (13.49)       (14.02)            -              -                -
      (1.10)             (19.81)       (20.91)            -              .35              .35
       (.70)              28.87         28.17             -             3.36             3.36
       (.48)(c)            6.46          5.98             -              -                -
       (.10)(b)(c)        (6.07)        (6.17)            -              -                -
       (.27)(b)          (13.93)       (14.20)            -              -                -
       (.43)             (20.50)       (20.93)            -              .35              .35
       (.24)              29.07         28.83             -             3.63             3.63
       (.20)(c)            3.63          3.43             -              -                -
---------------------------------------------------------------------------------------------------
        .06 (b)(c)        (4.40)(g)     (4.34)            -              -                -
        .05 (b)           (5.56)(g)     (5.51)            -              -                -
        .19              (12.44)       (12.25)            .04           8.60             8.64
        .30                8.31          8.61             .24           2.48             2.72
        .37                2.50          2.87             .35            .35              .70
       (.12)(b)(c)        (4.29)        (4.41)            -              -                -
       (.21)(b)           (5.40)        (5.61)            -              -                -
       (.17)             (12.33)       (12.50)            .04           8.60             8.64
       (.06)               8.27          8.21             -             2.40             2.40
        -                  2.50          2.50             -              .35              .35
       (.11)(b)(c)        (4.27)        (4.38)            -              -                -
       (.21)(b)           (5.35)        (5.56)            -              -                -
       (.19)             (12.28)       (12.47)            .04           8.60             8.64
       (.05)               8.23          8.18             -             2.40             2.40
        -                  2.50          2.50             -              .35              .35
        .14 (b)(c)        (4.51)        (4.37)            -              -                -
        .15 (b)           (5.65)        (5.50)            -              -                -
        .64              (12.74)       (12.10)            .04           8.60             8.64
        .52                8.34          8.86             .42           2.56             2.98
        .55                2.48          3.03             .53            .35              .88
       (.24)              (3.58)        (3.82)            -              -                -
        .01 (b)           (5.59)        (5.58)            -              -                -
        .02               (5.18)        (5.16)            .04           8.60             8.64

                                       53

FINANCIAL HIGHLIGHTS

                                                                SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT      TOTAL
                                                              SHARE     END OF      RETURN
FUND NAME                                                     CLASS     PERIOD     (%)(A)(E)

IVY GLOBAL SCIENCE & TECHNOLOGY FUND                            A       $ 7.14     (46.36)
                                                                         13.31     (51.65)
                                                                         27.53     (42.99)
                                                                         48.90     122.56
                                                                         23.63      35.26
                                                                B         6.83     (46.89)
                                                                         12.86     (52.01)
                                                                         26.80     (43.41)
                                                                         47.97     120.82
                                                                         23.31      34.20
                                                                C         6.87     (46.79)
                                                                         12.91     (52.06)
                                                                         26.93     (43.40)
                                                                         48.19     120.98
                                                                         23.38      34.37
                                                             ADVISOR      7.17     (46.25)
                                                                         13.34     (51.56)
                                                                         27.54     (42.88)
                                                                         48.82     122.56
                                                                         23.62      16.99
                                                            --------------------------------
IVY INTERNATIONAL FUND                                          A        16.35     (20.96)(g)
                                                                         20.69     (21.03)(g)
                                                                         26.20     (17.26)
                                                                         47.09      21.05
                                                                         41.20       7.34
                                                                B        15.62     (22.00)
                                                                         20.03     (21.88)
                                                                         25.64     (17.95)
                                                                         46.78      20.15
                                                                         40.97       6.43
                                                                C        15.52     (22.00)
                                                                         19.90     (21.84)
                                                                         25.46     (17.97)
                                                                         46.57      20.16
                                                                         40.79       6.46
                                                                I        16.48     (20.95)
                                                                         20.85     (20.87)
                                                                         26.35     (16.92)
                                                                         47.09      21.66
                                                                         41.21       7.75
                                                             ADVISOR     16.85     (18.71)
                                                                         20.67     (21.26)
                                                                         26.25     (12.09)

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (21.10%) for the year ended
    12/31/02 and (21.15%) for the year ended 12/31/01.

                                       54

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)       REIMBURSEMENT (%)      REIMBURSEMENT (%)     NET ASSETS (%)    RATE (%)

    $    4,968            2.19                   3.37               (1.37)(b)      153
        13,472            2.20                   2.46               (1.65)(b)      135
        32,016              na                   1.82               (1.53)          69
        41,516              na                   1.98               (1.80)          62
        17,888              na                   2.16               (1.88)          73
         3,983            2.97                   4.15               (2.15)(b)      153
        11,731            2.96                   3.22               (2.41)(b)      135
        28,675              na                   2.55               (2.26)          69
        35,879              na                   2.74               (2.55)          62
        10,197              na                   2.95               (2.67)          73
           987            3.02                   4.20               (2.20)(b)      153
         2,918            2.98                   3.24               (2.43)(b)      135
         9,977              na                   2.53               (2.23)          69
        18,769              na                   2.68               (2.49)          62
         8,431              na                   2.84               (2.56)          73
           174            1.95                   3.13               (1.13)(b)      153
           361            2.01                   2.27               (1.46)(b)      135
           826              na                   1.64               (1.34)          69
           431              na                   1.89               (1.71)          62
            15              na                   2.18(f)            (1.91)(f)       73
-------------------------------------------------------------------------------------------
       126,733            1.89                   1.89                 .32           34
       344,641            1.60                   1.66                 .18 (b)       43
       588,282              na                   1.66                 .37           91
     1,573,615              na                   1.66                 .63            7
     1,613,797              na                   1.58                 .83           15
        68,430            2.85                   2.85                (.64)          34
       136,831            2.54                   2.60                (.76)(b)       43
       280,782              na                   2.50                (.47)          91
       540,514              na                   2.42                (.13)           7
       542,997              na                   2.41                (.01)          15
        13,563            2.83                   2.83                (.62)          34
        26,430            2.54                   2.60                (.76)(b)       43
        57,337              na                   2.49                (.46)          91
       143,320              na                   2.42                (.13)           7
       154,378              na                   2.40                 .01           15
         1,304            1.51                   1.51                 .70           34
        17,062            1.24                   1.30                 .54 (b)       43
        33,907              na                   1.24                 .79           91
       166,816              na                   1.18                1.11            7
       156,999              na                   1.18                1.23           15
             2            3.46(f)                3.46(f)            (1.24)(f)       34
             5            1.69                   1.75                 .09 (b)       43
             4              na                   2.10(f)             (.08)(f)       91

                                       55

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM         PERIOD

IVY INTERNATIONAL SMALL COMPANIES FUND                          A         01/01 to 12/31/2002      $ 8.17
                                                                          01/01 to 12/31/2001       12.71
                                                                          01/01 to 12/31/2000       12.45
                                                                          01/01 to 12/31/1999        8.95
                                                                          01/01 to 12/31/1998        8.66
                                                                B         01/01 to 12/31/2002        8.00
                                                                          01/01 to 12/31/2001       12.53
                                                                          01/01 to 12/31/2000       12.30
                                                                          01/01 to 12/31/1999        8.92
                                                                          01/01 to 12/31/1998        8.63
                                                                C         01/01 to 12/31/2002        8.04
                                                                          01/01 to 12/31/2001       12.60
                                                                          01/01 to 12/31/2000       12.38
                                                                          01/01 to 12/31/1999        8.97
                                                                          01/01 to 12/31/1998        8.65
                                                             ADVISOR      01/01 to 12/31/2002        8.23
                                                                          01/01 to 12/31/2001       12.76
                                                                          01/01 to 12/31/2000       12.48
                                                                       07/01(d) to 12/31/1999        9.94
                                                            -------------------------------------------------
IVY INTERNATIONAL VALUE FUND                                    A         01/01 to 12/31/2002        9.10
                                                                          01/01 to 12/31/2001       11.01
                                                                          01/01 to 12/31/2000       11.99
                                                                          01/01 to 12/31/1999        9.48
                                                                          01/01 to 12/31/1998        8.98
                                                                B         01/01 to 12/31/2002        8.97
                                                                          01/01 to 12/31/2001       10.94
                                                                          01/01 to 12/31/2000       11.91
                                                                          01/01 to 12/31/1999        9.42
                                                                          01/01 to 12/31/1998        8.93
                                                                C         01/01 to 12/31/2002        8.97
                                                                          01/01 to 12/31/2001       10.94
                                                                          01/01 to 12/31/2000       11.92
                                                                          01/01 to 12/31/1999        9.42
                                                                          01/01 to 12/31/1998        8.93
                                                             ADVISOR      01/01 to 12/31/2002        9.14
                                                                          01/01 to 12/31/2001       11.03
                                                                          01/01 to 12/31/2000       11.99
                                                                          01/01 to 12/31/1999        9.48
                                                                       02/23(d) to 12/31/1998        9.63

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (16.24%) for the year ended
    12/31/02 and (17.26%) for the year ended 12/31/01.

                                       56

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS                 LESS DISTRIBUTIONS
                     NET GAINS OR
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $(.06)(b)(c)       $(2.0)        $(2.06)          $ -            $ -              $ -
       (.12)(b)(c)       (4.41)         (4.53)            -              .01              .01
       (.03)(b)(c)         .64            .61             -              .35              .35
       (.05)(b)           3.58           3.53             -              .03              .03
        .04 (b)            .41            .45             .15            .01              .16
       (.10)(b)(c)       (1.96)         (2.06)            -              -                -
       (.18)(b)(c)       (4.34)         (4.52)            -              .01              .01
       (.13)(b)            .65            .52             -              .29              .29
       (.13)(b)           3.54           3.41             -              .03              .03
       (.03)(b)            .41            .38             .08            .01              .09
       (.10)(b)(c)       (1.96)         (2.06)            -              -                -
       (.18)(b)(c)       (4.37)         (4.55)            -              .01              .01
       (.12)(b)            .64            .52             -              .30              .30
       (.12)(b)           3.56           3.44             -              .03              .03
       (.03)(b)            .42            .39             .06            .01              .07
       (.03)(b)(c)       (2.02)         (2.05)            -              -                -
       (.08)(b)(c)       (4.44)         (4.52)            -              .01              .01
        .02 (b)(c)         .64            .66             -              .38              .38
        -   (b)           2.57           2.57             -              .03              .03
---------------------------------------------------------------------------------------------------
        .08 (b)(c)       (1.53)(g)      (1.45)            -              -                -
        .07 (b)          (1.96)(g)      (1.89)            .02            -                .02
        .14 (b)          (1.01)          (.87)            .04            .07              .11
        .09 (b)           2.54           2.63             .10            .02              .12
        .08 (b)            .52            .60             .08            .02              .10
        .01 (b)(c)       (1.66)         (1.65)            -              -                -
       (.02)(b)          (1.93)         (1.95)            .02            -                .02
        .02 (b)           (.96)          (.94)            .01            .02              .03
        .01 (b)           2.51           2.52             .01            .02              .03
        .01 (b)            .51            .52             .01            .02              .03
        .01 (b)(c)       (1.66)         (1.65)            -              -                -
       (.02)(b)          (1.93)         (1.95)            .02            -                .02
        .02 (b)           (.97)          (.95)            .01            .02              .03
        .02 (b)           2.51           2.53             .01            .02              .03
        .01 (b)            .51            .52             .01            .02              .03
        .10 (b)(c)       (1.70)         (1.60)            -              -                -
        .11 (b)          (1.98)         (1.87)            .02            -                .02
        .50 (b)          (1.33)          (.83)            .05            .08              .13
        .04 (b)           2.64           2.68             .10            .07              .17
        .11 (b)           (.13)          (.02)            .11            .02              .13

                                       57

FINANCIAL HIGHLIGHTS

                                                                  SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT       TOTAL
                                                              SHARE     END OF        RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)(E)

IVY INTERNATIONAL SMALL COMPANIES FUND                          A        $6.11       (25.21)
                                                                          8.17       (35.65)
                                                                         12.71         4.94
                                                                         12.45        39.45
                                                                          8.95         5.24
                                                                B         5.94       (25.75)
                                                                          8.00       (36.09)
                                                                         12.53         4.27
                                                                         12.30        38.24
                                                                          8.92         4.46
                                                                C         5.98       (25.62)
                                                                          8.04       (36.13)
                                                                         12.60         4.25
                                                                         12.38        38.36
                                                                          8.97         4.55
                                                             ADVISOR      6.18       (24.91)
                                                                          8.23       (35.44)
                                                                         12.76         5.32
                                                                         12.48        25.87
                                                            -----------------------------------
IVY INTERNATIONAL VALUE FUND                                    A         7.65       (15.93)(g)
                                                                          9.10       (17.17)(g)
                                                                         11.01        (7.25)
                                                                         11.99        27.79
                                                                          9.48         6.63
                                                                B         7.32       (18.39)
                                                                          8.97       (17.84)
                                                                         10.94        (7.94)
                                                                         11.91        26.81
                                                                          9.42         5.84
                                                                C         7.32       (18.39)
                                                                          8.97       (17.84)
                                                                         10.94        (7.97)
                                                                         11.92        26.91
                                                                          9.42         5.79
                                                             ADVISOR      7.54       (17.51)
                                                                          9.14       (17.03)
                                                                         11.03        (6.90)
                                                                         11.99        28.30
                                                                          9.48         (.15)

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (16.24%) for the year ended
    12/31/02 and (17.26%) for the year ended 12/31/01.

                                       58

                                                FINANCIAL HIGHLIGHTS (continued)

                            RATIOS AND SUPPLEMENTAL DATA
                      RATIO OF            RATIO OF           RATIO OF
    NET ASSETS,      EXPENSES TO         EXPENSES TO      NET INVESTMENT
      END OF         AVERAGE NET         AVERAGE NET      INCOME (LOSS)    PORTFOLIO
      PERIOD         ASSETS WITH       ASSETS WITHOUT       TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)   REIMBURSEMENT (%)   NET ASSETS (%)    RATE (%)

     $  1,435           2.28                4.59               (.79)(b)      146
        3,583           2.24                3.15              (1.15)(b)      118
        8,976           2.24                3.77               (.21)(b)      124
        1,069           2.33                8.56               (.47)(b)       98
          980           2.47                6.38                .39 (b)       18
        1,475           2.93                5.24              (1.44)(b)      146
        3,190           2.95                3.86              (1.85)(b)      118
        5,553           2.96                4.49               (.93)(b)      124
        1,238           3.10                9.33              (1.23)(b)       98
        1,027           3.24                7.15               (.38)(b)       18
          945           2.92                5.23              (1.43)(b)      146
        2,308           2.96                3.87              (1.87)(b)      118
        4,522           2.96                4.49               (.93)(b)      124
        1,196           3.04                9.27              (1.18)(b)       98
        1,125           3.16                7.07               (.30)(b)       18
          296(f)        1.84                4.15               (.35)(b)      146
          982           1.87                2.78               (.78)(b)      118
        4,165           1.89                3.42                .15 (b)      124
          291           1.83(f)             8.06(f)             .03 (b)(f)    98
-------------------------------------------------------------------------------------
        7,854           1.77                2.32                .91 (b)       48
       13,238           1.77                2.15                .58 (b)       39
       23,565           1.74                1.92                .96 (b)       36
       32,624           1.72                1.87                .92 (b)       21
       24,993           1.74                1.88                .80 (b)       16
       28,123           2.50                3.05                .18 (b)       48
       46,210           2.50                2.88               (.15)(b)       39
       75,609           2.51                2.69                .20 (b)       36
       95,363           2.51                2.66                .12 (b)       21
       80,938           2.49                2.63                .05 (b)       16
        9,223           2.50                3.05                .18 (b)       48
       16,096           2.51                2.89               (.16)(b)       39
       29,726           2.51                2.69                .19 (b)       36
       43,995           2.49                2.64                .14 (b)       21
       40,408           2.52                2.66                .03 (b)       16
          124           1.50                2.05               1.18 (b)       48
          377           1.47                1.85                .89 (b)       39
          668           1.35                1.53               1.36 (b)       36
        2,748           1.38                1.53               1.25 (b)       21
          510           1.32(f)             1.45(f)            1.23 (b)(f)    16

                                       59

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM         PERIOD

IVY PACIFIC OPPORTUNITIES FUND                                  A         01/02 to 12/31/2002      $ 6.72
                                                                          01/01 to 12/31/2001        7.42
                                                                          01/01 to 12/31/2000        9.15
                                                                          01/01 to 12/31/1999        6.30
                                                                          01/01 to 12/31/1998        8.04
                                                                B         01/01 to 12/31/2002        6.56
                                                                          01/01 to 12/31/2001        7.33
                                                                          01/01 to 12/31/2000        9.04
                                                                          01/01 to 12/31/1999        6.24
                                                                          01/01 to 12/31/1998        7.96
                                                                C         01/01 to 12/31/2002        6.55
                                                                          01/01 to 12/31/2001        7.31
                                                                          01/01 to 12/31/2000        9.07
                                                                          01/01 to 12/31/1999        6.25
                                                                          01/01 to 12/31/1998        7.94
                                                             ADVISOR      01/01 to 12/31/2002        6.59
                                                                          01/01 to 12/31/2001        7.30
                                                                          01/01 to 12/31/2000        9.03
                                                                          01/01 to 12/31/1999        6.27
                                                                       02/10(d) to 12/31/1998        7.89
                                                            -------------------------------------------------
IVY GROWTH FUND                                                 A         01/01 to 12/31/2002       11.61
                                                                          01/01 to 12/31/2001       14.98
                                                                          01/01 to 12/31/2000       22.15
                                                                          01/01 to 12/31/1999       19.88
                                                                          01/01 to 12/31/1998       17.80
                                                                B         01/02 to 12/31/2002       11.11
                                                                          01/01 to 12/31/2001       14.48
                                                                          01/01 to 12/31/2000       21.72
                                                                          01/01 to 12/31/1999       19.60
                                                                          01/01 to 12/31/1998       17.72
                                                                C         01/01 to 12/31/2002       10.85
                                                                          01/01 to 12/31/2001       14.14
                                                                          01/01 to 12/31/2000       21.28
                                                                          01/01 to 12/31/1999       19.27
                                                                          01/01 to 12/31/1998       17.47
                                                             ADVISOR      01/01 to 12/31/2002       11.58
                                                                          01/01 to 12/31/2001       14.99
                                                                          01/01 to 12/31/2000       22.18
                                                                          01/01 to 12/31/1999       19.91
                                                                       04/30(d) to 12/31/1998       20.36

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (11.58%) for the year ended
    12/31/02 and (9.83%) for the year ended 12/31/01.

                                       60

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS                 LESS DISTRIBUTIONS
                     NET GAINS OR
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .01 (b)(c)      $ (.77)(g)     $ (.76)          $ -            $ -              $ -
       (.03)(b)(c)        (.66)(g)       (.69)            .01            -                .01
        .07 (b)          (1.74)         (1.67)            .06            -                .06
        .08 (b)           2.86           2.94             .08            .01              .09
        .13 (b)          (1.78)         (1.65)            .09            -                .09
       (.04)(b)(c)        (.77)          (.81)            -              -                -
       (.08)(b)(c)        (.68)          (.76)            .01            -                .01
        .01 (b)          (1.71)         (1.70)            .01            -                .01
        .02 (b)           2.81           2.83             .02            .01              .03
        .05 (b)          (1.73)         (1.68)            .04            -                .04
       (.03)(b)(c)        (.77)          (.80)            -              -                -
       (.08)(b)(c)        (.67)          (.75)            .01            -                .01
        .01 (b)          (1.71)         (1.70)            .06            -                .06
        .02 (b)           2.82           2.84             .01            .01              .02
        .08 (b)          (1.75)         (1.67)            .02            -                .02
        .04 (b)(c)        (.82)          (.78)            -              -                -
       (.02)(b)(c)        (.68)          (.70)            .01            -                .01
        .12 (b)(c)       (1.82)         (1.70)            .03            -                .03
        .04 (b)           2.86           2.90             .13            .01              .14
        .08 (b)          (1.62)         (1.54)            .08            -                .08
---------------------------------------------------------------------------------------------------
       (.09)(b)(c)       (3.24)         (3.33)            -              -                -
       (.07)(c)          (3.29)         (3.36)            -              .01              .01
       (.15)             (4.84)         (4.99)            -             2.18             2.18
       (.32)              6.61           6.29             -             4.02             4.02
        .01               2.49           2.50             .02            .40              .42
       (.18)(b)(c)       (3.09)         (3.27)            -              -                -
       (.19)(c)          (3.17)         (3.36)            -              .01              .01
       (.30)             (4.76)         (5.06)            -             2.18             2.18
       (.21)              6.17           5.96             -             3.84             3.84
       (.16)              2.46           2.30             .02            .40              .42
       (.20)(b)(c)       (3.01)         (3.21)            -              -                -
       (.19)(c)          (3.09)         (3.28)            -              .01              .01
       (.26)             (4.70)         (4.96)            -             2.18             2.18
       (.25)              6.08           5.83             -             3.82             3.82
       (.16)              2.38           2.22             .02            .40              .42
       (.06)(b)(c)       (3.26)         (3.32)            -              -                -
       (.08)(c)          (3.32)         (3.40)            -              .01              .01
       (.15)             (4.86)         (5.01)            -             2.18             2.18
       (.04)              6.33           6.29             -             4.02             4.02
        .03               (.06)          (.03)            .02            .40              .42

                                       61

FINANCIAL HIGHLIGHTS

                                                                   SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT        TOTAL
                                                              SHARE     END OF         RETURN
FUND NAME                                                     CLASS     PERIOD       (%)(A)(E)

IVY PACIFIC OPPORTUNITIES FUND                                  A       $ 5.96      $(11.31)(g)
                                                                          6.72        (9.29)(g)
                                                                          7.42       (18.25)
                                                                          9.15        46.72
                                                                          6.30       (20.56)
                                                                B         5.75       (12.35)
                                                                          6.56       (10.35)
                                                                          7.33       (18.80)
                                                                          9.04        45.33
                                                                          6.24       (21.04)
                                                                C         5.75       (12.21)
                                                                          6.55       (10.25)
                                                                          7.31       (18.79)
                                                                          9.07        45.41
                                                                          6.25       (21.02)
                                                             ADVISOR      5.81       (11.84)
                                                                          6.59        (9.58)
                                                                          7.30       (18.77)
                                                                          9.03        46.29
                                                                          6.27       (19.56)
                                                            -------------------------------------
IVY GROWTH FUND                                                 A         8.28       (28.68)
                                                                         11.61       (22.43)
                                                                         14.98       (22.31)
                                                                         22.15        31.87
                                                                         19.88        14.05
                                                                B         7.84       (29.43)
                                                                         11.11       (23.21)
                                                                         14.48       (23.07)
                                                                         21.72        30.63
                                                                         19.60        12.99
                                                                C         7.64       (29.59)
                                                                         10.85       (23.20)
                                                                         14.14       (23.08)
                                                                         21.28        30.43
                                                                         19.27        12.72
                                                             ADVISOR      8.26       (28.67)
                                                                         11.58       (22.68)
                                                                         14.99       (22.37)
                                                                         22.18        31.78
                                                                         19.91         (.14)

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been (11.58%) for the year ended
    12/31/02 and (9.83%) for the year ended 12/31/01.

                                       62

                                                FINANCIAL HIGHLIGHTS (continued)

                            RATIOS AND SUPPLEMENTAL DATA
                      RATIO OF            RATIO OF           RATIO OF
    NET ASSETS,      EXPENSES TO         EXPENSES TO      NET INVESTMENT
      END OF         AVERAGE NET         AVERAGE NET      INCOME (LOSS)    PORTFOLIO
      PERIOD         ASSETS WITH       ASSETS WITHOUT       TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)   REIMBURSEMENT (%)   NET ASSETS (%)    RATE (%)

     $  5,318           2.21                3.52                .20 (b)       16
        6,291           2.21                3.57               (.49)(b)       82
        9,096           2.16                3.10                .83 (b)      108
       12,738           2.19                2.84               1.01 (b)       23
        9,061           2.30                2.86               1.60 (b)       56
        2,678           2.96                4.27               (.55)(b)       16
        3,966           2.95                4.31              (1.22)(b)       82
        6,462           2.92                3.86                .07 (b)      108
        7,508           2.97                3.62                .24 (b)       23
        6,080           3.08                3.64                .82 (b)       56
          539           2.94                4.25               (.53)(b)       16
          917           2.90                4.26              (1.18)(b)       82
        1,539           3.03                3.97               (.03)(b)      108
          776           3.03                3.68                .18 (b)       23
          704           2.98                3.54                .92 (b)       56
           34           1.74                3.05                .67 (b)       16
            3           2.03                3.39               (.31)(b)       82
           42           1.77                2.71               1.23 (b)      108
          313           1.79                2.44               1.42 (b)       23
           10           2.92(f)             3.48(f)             .98 (b)(f)    56
-------------------------------------------------------------------------------------
      113,985             na                1.75               (.92)          89
      180,806             na                1.51               (.55)         114
      261,744             na                1.34               (.73)          94
      363,723             na                1.38               (.13)          51
      318,444             na                1.38                .03           59
        2,511             na                2.75              (1.93)          89
        5,763             na                2.50              (1.54)         114
        7,517             na                2.31              (1.70)          94
        8,070             na                2.34              (1.09)          51
        4,889             na                2.32               (.90)          59
          157             na                2.99              (2.17)          89
          350             na                2.55              (1.59)         114
          744             na                2.33              (1.72)          94
          576             na                2.47              (1.22)          51
          263             na                2.53              (1.11)          59
          138             na                1.68               (.86)          89
          296             na                1.58               (.62)         114
          359             na                1.41               (.80)          94
          438             na                1.42               (.17)          51
          347             na                1.18(f)             .24 (f)       59

                                       63

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY US BLUE CHIP FUND                                           A         01/01 to 12/31/2002      $ 9.36
                                                                          01/01 to 12/31/2001       10.59
                                                                          01/01 to 12/31/2000       12.32
                                                                          01/01 to 12/31/1999       10.74
                                                                       11/02(d) to 12/31/1998       10.00
                                                                B         01/01 to 12/31/2002        9.20
                                                                          01/01 to 12/31/2001       10.48
                                                                          01/01 to 12/31/2000       12.29
                                                                          01/01 to 12/31/1999       10.72
                                                                       11/06(d) to 12/31/1998       10.30
                                                                C         01/01 to 12/31/2002        9.19
                                                                          01/01 to 12/31/2001       10.49
                                                                          01/01 to 12/31/2000       12.30
                                                                          01/01 to 12/31/1999       10.72
                                                                       11/06(d) to 12/31/1998       10.30
                                                             ADVISOR      01/01 to 12/31/2002        9.44
                                                                          01/01 to 12/31/2001       10.65
                                                                          01/01 to 12/31/2000       12.35
                                                                          01/01 to 12/31/1999       10.74
                                                                       11/02(d) to 12/31/1998       10.00
                                                            -------------------------------------------------
IVY US EMERGING GROWTH FUND                                     A         01/01 to 12/31/2002       20.16
                                                                          01/01 to 12/31/2001       30.31
                                                                          01/01 to 12/31/2000       47.29
                                                                          01/01 to 12/31/1999       32.65
                                                                          01/01 to 12/31/1998       27.67
                                                                B         01/01 to 12/31/2002       19.19
                                                                          01/01 to 12/31/2001       29.10
                                                                          01/01 to 12/31/2000       46.01
                                                                          01/01 to 12/31/1999       31.93
                                                                          01/01 to 12/31/1998       27.26
                                                                C         01/01 to 12/31/2002       19.18
                                                                          01/01 to 12/31/2001       29.08
                                                                          01/01 to 12/31/2000       45.98
                                                                          01/01 to 12/31/1999       31.91
                                                                          01/01 to 12/31/1998       27.23
                                                             ADVISOR      01/01 to 12/31/2002       20.36
                                                                          01/01 to 12/31/2001       30.57
                                                                          01/01 to 12/31/2000       47.57
                                                                          01/01 to 12/31/1999       32.79
                                                                       02/18(d) to 12/31/1998       28.82

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total returns for US Blue Chip and US Emerging Growth were not affected as redemption fees were less than 0.01 per share.

                                       64

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS                 LESS DISTRIBUTIONS
                     NET GAINS OR
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .00 (b)(c)      $(2.04)(g)     $(2.04)          $ -            $ -              $ -
       (.02)(b)(c)       (1.21)         (1.23)            -              -                -
       (.03)(b)          (1.54)         (1.57)            -              .16              .16
       (.01)(b)           1.66           1.65             .07            -                .07
          - (b)(c)         .74            .74             -              -                -
       (.06)(b)(c)       (2.00)         (2.06)            -              -                -
       (.09)(b)(c)       (1.19)         (1.28)            -              -                -
       (.09)(b)          (1.56)         (1.65)            -              .16              .16
       (.07)(b)           1.65           1.58             .01            -                .01
       (.01)(b)(c)         .43            .42             -              -                -
       (.07)(b)(c)       (1.99)         (2.06)            -              -                -
       (.09)(b)(c)       (1.21)         (1.30)            -              -                -
       (.12)(b)          (1.53)         (1.65)            -              .16              .16
       (.07)(b)           1.66           1.59             .01            -                .01
       (.01)(b)(c)         .43            .42             -              -                -
        .04 (b)(c)       (2.07)         (2.03)            -              -                -
        .01 (b)(c)       (1.22)         (1.21)            -              -                -
       (.01)(b)          (1.53)         (1.54)            -              .16              .16
        .02 (b)           1.69           1.71             .10            -                .10
        .01 (b)(c)         .73            .74             -              -                -
---------------------------------------------------------------------------------------------------
       (.34)(b)(c)       (7.26)(g)      (7.60)            -              -                -
       (.37)             (9.78)(g)     (10.15)            -              -                -
       (.50)            (11.94)        (12.44)            -             4.54             4.54
       (.49)             20.70          20.21             -             5.57             5.57
       (.44)(c)           5.42           4.98             -              -                -
       (.45)(b)(c)       (6.88)         (7.33)            -              -                -
       (.58)             (9.33)         (9.91)            -              -                -
       (.81)            (11.56)        (12.37)            -             4.54             4.54
       (.77)             20.15          19.38             -             5.30             5.30
       (.65)(c)           5.32           4.67             -              -                -
       (.45)(b)(c)       (6.88)         (7.33)            -              -                -
       (.61)             (9.29)         (9.90)            -              -                -
       (.92)            (11.44)        (12.36)            -             4.54             4.54
       (.80)             20.19          19.39             -             5.32             5.32
       (.63)(c)           5.31           4.68             -              -                -
       (.31)(b)(c)       (7.34)         (7.65)            -              -                -
       (.34)             (9.87)        (10.21)            -              -                -
       (.40)            (12.06)        (12.46)            -             4.54             4.54
       (.44)             20.85          20.41             -             5.63             5.63
       (.23)(c)           4.20           3.97             -              -                -

                                       65

FINANCIAL HIGHLIGHTS

                                                                  SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT       TOTAL
                                                              SHARE     END OF        RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)(E)

IVY US BLUE CHIP FUND                                           A       $ 7.32      (21.79)(g)
                                                                          9.36      (11.61)
                                                                         10.59      (12.69)
                                                                         12.32       15.35
                                                                         10.74        7.40
                                                                B         7.14      (22.39)
                                                                          9.20      (12.21)
                                                                         10.48      (13.37)
                                                                         12.29       14.74
                                                                         10.72        4.08
                                                                C         7.13      (22.42)
                                                                          9.19      (12.39)
                                                                         10.49      (13.36)
                                                                         12.30       14.84
                                                                         10.72        4.08
                                                             ADVISOR      7.41      (21.50)
                                                                          9.44      (11.36)
                                                                         10.65      (12.42)
                                                                         12.35       15.89
                                                                         10.74        7.40
                                                            -----------------------------------
IVY US EMERGING GROWTH FUND                                     A        12.56      (37.70)(g)
                                                                         20.16      (33.49)(g)
                                                                         30.31      (25.81)
                                                                         47.29       62.47
                                                                         32.65       18.00
                                                                B        11.86      (38.20)
                                                                         19.19      (34.05)
                                                                         29.10      (26.38)
                                                                         46.01       61.27
                                                                         31.93       17.13
                                                                C        11.85      (38.22)
                                                                         19.18      (34.04)
                                                                         29.08      (26.37)
                                                                         45.98       61.32
                                                                         31.91       17.19
                                                             ADVISOR     12.71      (37.57)
                                                                         20.36      (33.40)
                                                                         30.57      (25.70)
                                                                         47.57       62.85
                                                                         32.79       13.78

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.

na -- not applicable
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total returns for US Blue Chip and US Emerging Growth were not affected as redemption fees were less than $0.01 per share.

                                       66

                                                FINANCIAL HIGHLIGHTS (continued)

                            RATIOS AND SUPPLEMENTAL DATA
                      RATIO OF            RATIO OF           RATIO OF
    NET ASSETS,      EXPENSES TO         EXPENSES TO      NET INVESTMENT
      END OF         AVERAGE NET         AVERAGE NET      INCOME (LOSS)    PORTFOLIO
      PERIOD         ASSETS WITH       ASSETS WITHOUT       TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)   REIMBURSEMENT (%)   NET ASSETS (%)    RATE (%)

     $ 24,950           1.57                2.08                .03 (b)       85
       38,754           1.56                1.83               (.16)(b)       74
       57,584           1.57                1.81               (.47)(b)       69
        3,353           1.46                3.49               (.12)(b)       80
          726           1.43(f)             6.34(f)             .02 (b)(f)     3
        9,438           2.31                2.82               (.71)(b)       85
       19,379           2.31                2.58               (.90)(b)       74
       24,314           2.31                2.55              (1.21)(b)       69
        8,742           2.15                4.18               (.81)(b)       80
        1,047           2.13(f)             7.04(f)            (.68)(b)(f)     3
          448           2.40                2.91               (.80)(b)       85
        1,119           2.36                2.63               (.96)(b)       74
        2,965           2.30                2.54              (1.20)(b)       69
        2,497           2.08                4.11               (.74)(b)       80
          110           2.22(f)             7.13(f)            (.77)(b)(f)     3
          719           1.16                1.67                .43 (b)       85
          808           1.26                1.53                .14 (b)       74
        1,061           1.24                1.48               (.13)(b)       69
          920           1.10                3.13                .24 (b)       80
          537           1.08(f)             5.99(f)             .37 (b)(f)     3
-------------------------------------------------------------------------------------
       16,481             na                2.24              (2.17)         109
       43,974             na                1.80              (1.33)         133
       78,840             na                1.55              (1.23)          83
      101,798             na                1.69              (1.53)         107
       62,961             na                1.70              (1.48)          67
       10,104             na                3.08              (3.01)         109
       26,856             na                2.61              (2.14)         133
       56,036             na                2.31              (2.00)          83
       79,659             na                2.43              (2.27)         107
       52,940             na                2.45              (2.23)          67
        1,238             na                3.06              (3.00)         109
        3,998             na                2.61              (2.14)         133
        9,048             na                2.30              (1.98)          83
       15,438             na                2.39              (2.23)         107
        9,664             na                2.40              (2.18)          67
          480             na                2.04              (1.98)         109
          991             na                1.63              (1.16)         133
        1,987             na                1.36              (1.04)          83
        1,432             na                1.46              (1.30)         107
          740             na                1.22 (f)          (1.00)(f)       67

                                       67

FINANCIAL HIGHLIGHTS

                                                                         SELECTED PER SHARE DATA
                                                                                                   NET ASSET
                                                                                                     VALUE
                                                              SHARE                                BEGINNING
FUND NAME                                                     CLASS     FOR THE PERIOD FROM        OF PERIOD

IVY BOND FUND                                                   A         01/01 to 12/31/2002      $ 8.09
                                                                          01/01 to 12/31/2001        7.89
                                                                          01/01 to 12/31/2000        8.29
                                                                          01/01 to 12/31/1999        9.54
                                                                          01/01 to 12/31/1998       10.22
                                                                B         01/01 to 12/31/2002        8.06
                                                                          01/01 to 12/31/2001        7.88
                                                                          01/01 to 12/31/2000        8.28
                                                                          01/01 to 12/31/1999        9.53
                                                                          01/01 to 12/31/1998       10.22
                                                                C         01/01 to 12/31/2002        8.08
                                                                          01/01 to 12/31/2001        7.91
                                                                          01/01 to 12/31/2000        8.31
                                                                          01/01 to 12/31/1999        9.55
                                                                          01/01 to 12/31/1998       10.24
                                                             ADVISOR      01/01 to 12/31/2002        8.12
                                                                          01/01 to 12/31/2001        7.90
                                                                          01/01 to 12/31/2000        8.28
                                                                          01/01 to 12/31/1999        9.54
                                                                       01/20(d) to 12/31/1998       10.28
                                                            -------------------------------------------------
IVY MONEY MARKET FUND                                           A         01/01 to 12/31/2002        1.00
                                                                          01/01 to 12/31/2001        1.00
                                                                          01/01 to 12/31/2000        1.00
                                                                          01/01 to 12/31/1999        1.00
                                                                          01/01 to 12/31/1998        1.00
                                                                B         01/01 to 12/31/2002        1.00
                                                                          01/01 to 12/31/2001        1.00
                                                                          01/01 to 12/31/2000        1.00
                                                                          01/01 to 12/31/1999        1.00
                                                                          01/01 to 12/31/1998        1.00
                                                                C         01/01 to 12/31/2002        1.00
                                                                          01/01 to 12/31/2001        1.00
                                                                          01/01 to 12/31/2000        1.00
                                                                          01/01 to 12/31/1999        1.00
                                                                          01/01 to 12/31/1998        1.00

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.
(c) Based on average shares outstanding.
(d) Commencement.
(e) Total return represents aggregate total return.

na -- not applicable
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been 8.83% for the year ended
    12/31/102 and 8.55% for the year ended 12/31/01.
(h) Dividend includes a return of capital distribution of $0.01 per average share.
(i) The seven day and thirty day yield for Class A shares at December 31,
    2002 was 0.45% and 0.40%, respectively. The seven day yield for Class B shares at December 31, 2002 was 0.46% and the thirty day yield was 0.42%.
    The seven day yield for Class C shares at December 31, 2002 was 0.55% and the thirty day yield was 0.46%.

                                       68

                                                FINANCIAL HIGHLIGHTS (continued)

                                      SELECTED PER SHARE DATA
 INCREASE (DECREASE) FROM INVESTMENT OPERATIONS                 LESS DISTRIBUTIONS
                     NET GAINS OR
       NET            (LOSSES) ON                    DIVIDENDS
    INVESTMENT        SECURITIES      TOTAL FROM      FROM NET     DISTRIBUTIONS
      INCOME         (REALIZED AND    INVESTMENT     INVESTMENT         FROM             TOTAL
      (LOSS)          UNREALIZED)     OPERATIONS       INCOME      REALIZED GAINS    DISTRIBUTIONS

      $ .48 (c)         $  .26 (g)     $  .74           $ .48          $ -              $ .48
        .49 (c)            .18 (g)        .67             .47(h)         -                .47
        .55               (.40)           .15             .55            -                .55
        .67              (1.24)          (.57)            .68            -                .68
        .69               (.69)           -               .68            -                .68
        .41 (c)            .19            .60             .42            -                .42
        .42 (c)            .17            .59             .41(h)         -                .41
        .48               (.40)           .08             .48            -                .48
        .59              (1.24)          (.65)            .60            -                .60
        .59               (.67)          (.08)            .61            -                .61
        .42 (c)            .19            .61             .42            -                .42
        .42 (c)            .16            .58             .41(h)         -                .41
        .48               (.40)           .08             .48            -                .48
        .62              (1.25)          (.63)            .61            -                .61
        .60               (.68)          (.08)            .61            -                .61
        .51 (c)            .16            .67             .50            -                .50
        .49 (c)            .21            .70             .48(h)         -                .48
        .56               (.38)           .18             .56            -                .56
        .67              (1.24)          (.57)            .69            -                .69
        .69               (.72)          (.03)            .71            -                .71
---------------------------------------------------------------------------------------------------
        .01 (b)(c)         -              .01             .01            -                .01
        .03 (b)            -              .03             .03            -                .03
        .05 (b)            -              .05             .05            -                .05
        .04 (b)            -              .04             .04            -                .04
        .05 (b)            -              .05             .05            -                .05
        .01 (b)(c)         -              .01             .01            -                .01
        .03 (b)            -              .03             .03            -                .03
        .05 (b)            -              .05             .05            -                .05
        .04 (b)            -              .04             .04            -                .04
        .05 (b)            -              .05             .05            -                .05
        .01 (b)(c)         -              .01             .01            -                .01
        .03 (b)            -              .03             .03            -                .03
        .05 (b)            -              .05             .05            -                .05
        .04 (b)            -              .04             .04            -                .04
        .05 (b)            -              .05             .05            -                .05

                                       69

FINANCIAL HIGHLIGHTS

                                                                SELECTED PER SHARE DATA
                                                                       NET ASSET
                                                                       VALUE AT      TOTAL
                                                              SHARE     END OF      RETURN
FUND NAME                                                     CLASS     PERIOD      (%)(A)

IVY BOND FUND                                                   A       $ 8.35       9.49(g)
                                                                          8.09       8.70(g)
                                                                          7.89       1.89
                                                                          8.29      (6.17)
                                                                          9.54        -
                                                                B         8.24       7.64
                                                                          8.06       7.61
                                                                          7.88       1.03
                                                                          8.28      (6.97)
                                                                          9.53       (.81)
                                                                C         8.27       7.79
                                                                          8.08       7.51
                                                                          7.91       1.07
                                                                          8.31      (6.81)
                                                                          9.55       (.81)
                                                             ADVISOR      8.29       8.52
                                                                          8.12       9.07
                                                                          7.90       2.26
                                                                          8.28      (6.21)
                                                                          9.54       (.30)
                                                            --------------------------------
IVY MONEY MARKET FUND                                           A         1.00        .78
                                                                          1.00       3.12
                                                                          1.00       5.37
                                                                          1.00       4.16
                                                                          1.00       4.51
                                                                B         1.00        .85
                                                                          1.00       3.19
                                                                          1.00       5.35
                                                                          1.00       4.30
                                                                          1.00       4.59
                                                                C         1.00        .74
                                                                          1.00       3.10
                                                                          1.00       5.65
                                                                          1.00       4.14
                                                                          1.00       4.55

(a) Total return does not reflect a sales charge.
(b) Net investment income (loss) is net of expenses reimbursed by Manager.
(c) Based on average shares outstanding.

na -- not applicable
(d) Commencement.
(e) Total return represents aggregate total return.
(f) Annualized.
(g) Includes redemption fees added to capital paid-in (see Note 1). Total return excluding redemption fees would have been 8.83% for the year ended
    12/31/02 and 8.55% for the year ended 12/31/01.
(h) Dividend includes a return of capital distribution of $0.01 per average share.
(i) See page 68 for yields.

                                       70

                                                FINANCIAL HIGHLIGHTS (continued)

                               RATIOS AND SUPPLEMENTAL DATA
                        RATIO OF               RATIO OF            RATIO OF
    NET ASSETS,       EXPENSES TO            EXPENSES TO        NET INVESTMENT
      END OF          AVERAGE NET            AVERAGE NET        INCOME (LOSS)    PORTFOLIO
      PERIOD          ASSETS WITH           ASSETS WITHOUT        TO AVERAGE      TURNOVER
       (000)      REIMBURSEMENT (%)(B)   REIMBURSEMENT (%)(B)   NET ASSETS (%)    RATE (%)

     $ 31,148               na                   1.48(f)             5.91 (f)       15
       36,401               na                   1.41                6.03           22
       52,305               na                   1.62                6.71           26
       69,249               na                   1.52                7.40           28
      109,445               na                   1.39                6.88           43
       17,171               na                   2.31(f)             5.09 (f)       15
       19,305               na                   2.25                5.19           22
       20,079               na                   2.45                5.88           26
       27,550               na                   2.36                6.55           28
       42,166               na                   2.13                6.13           43
        2,186               na                   2.26(f)             5.14 (f)       15
        2,188               na                   2.18                5.25           22
        2,726               na                   2.40                5.93           26
        3,928               na                   2.26                6.65           28
       11,266               na                   2.12                6.15           43
          561               na                   1.27(f)             6.13 (f)       15
          170               na                   1.32                6.12           22
          192               na                   1.49                6.84           26
          332               na                   1.43                7.49           28
          347               na                   1.11(f)             7.16 (f)       43
-------------------------------------------------------------------------------------------
       14,684              .88(f)                1.73(f)              .78 (b)(f)    na
       12,904              .87                   1.59                3.12 (b)       na
       20,394              .85                   1.52                5.38 (b)       na
       18,524              .88                   1.40                4.17 (b)       na
       19,103              .87                   1.42                4.50 (b)       na
        6,104              .80(f)                1.65(f)              .85 (b)(f)    na
        6,680              .80                   1.52                3.19 (b)       na
        5,872              .87                   1.54                5.36 (b)       na
        7,486              .77                   1.29                4.28 (b)       na
        6,636              .76                   1.31                4.61 (b)       na
          813              .84(f)                1.69(f)              .82 (b)(f)    na
          519              .88                   1.60                3.10 (b)       na
        1,975              .72                   1.39                5.51 (b)       na
          372              .87                   1.39                4.18 (b)       na
          423              .81                   1.36                4.56 (b)       na

                                       71